UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 10/A
AMENDMENT NO. 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

Shearson American REIT, Inc.
(Formerly Known As PSA, INC.)
  (Exact name of registrant as specified in its charter)

Nevada	6798	88-0212662
(State or other jurisdiction of incorporation or organization)	(SIC Number)	(I.R.S. Employer Identification No.)

1059 Redondo Boulevard Los Angeles, CA. 90019	85006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 937-6563

Securities to be registered pursuant to Section 12(b) of the Exchange Act: None

Securities to be registered pursuant to Section 12(g) of the Exchange Act: Common Stock, $0.001 par value

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

INDEX TO THE FORM 10

Part I    NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Securities Exchange Act of 1934 General Form of Registration of Securities on Form 10 (the “Form 10”) contains certain “forward-looking statements” regarding our plans and objectives, including, among other things, our future financial condition, anticipated capital expenditures, anticipated distributions to our shareholders and other matters. Forward-looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology. These statements are only predictions and are not historical facts. Actual events or results may differ materially.

The forward-looking statements included herein are based on our current expectations, plans, estimates and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Any of the assumptions underlying the forward-looking statements contained herein could be inaccurate and, therefore, we cannot assure investors that the forward-looking statements included in this registration statement will prove to be accurate.

Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. You are cautioned to not place undue reliance on forward-looking statements, which reflect our management’s view only as of the date of this Form 10 amendment. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results. Factors that could cause actual results to differ materially from any forward-looking statements made in this Form 10 include:

•	the imposition of federal corporate-level income taxes if we fail to qualify as a REIT in any taxable year or we voluntarily decide to no longer operate as a REIT;

•	uncertainties related to the national economy, the real estate industry generally and in our specific real estate related markets;

•	legislative or regulatory changes, including changes to laws governing us and our operating partnership;

•	adverse economic or real estate developments in the United States,

•	increases in interest rates and operating costs;

•	inability to obtain necessary outside financing;

•	litigation risks;

•	inability to obtain new tenants upon the expiration of existing leases;

•	inability to generate sufficient cash flows due to market conditions, competition, uninsured losses, changes in tax or other applicable laws; and

•	the potential need to fund tenant improvements or other capital expenditures out of operating cash flow.

The accompanying information contained in this Form 10 amendment, including, without limitation, the information set forth under the item “Risk Factors,” identifies important additional factors that could materially adversely affect actual results and performance. All forward-looking statements attributable to us are expressly qualified in their entirety by this foregoing cautionary statement. We caution investors that forward-looking statements are not guarantees and that the actual results could differ materially from those expressed or implied in the forward-looking statements.

ITEM 1.      BUSINESS

Organization

SHEARSON AMERICAN REIT, INC. ("we”, “our” or “us) was originally incorporated on May 27, 1994 as PSA, INC. (“PSA”), a California Corporation.

Changes in Control of Registrant

PSA became a publicly held company upon completion of its merger in April 1998 with American Telecommunications Standard International, Inc. ("ASAT"), a 1985 Nevada incorporated entity. ASAT became the surviving entity in the merger transaction, ASAT then changed its trading symbol from ASAT to PSAZ. On September 22, 1998, PSA changed its trading symbol to PSAX and then back to PSAZ on July 31, 2001. From September 1998 to February 2010, PSA’s common stock shares were traded on OTC Bulletin Board.

Upon the merger becoming effective, pursuant to Rule12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, PSA elected to change its name from ASAT to PSA, Inc. for reporting purposes under the Securities Exchange Act of 1934 (the “Act”) and elected to report under the Act effective February 18, 2000.

On February 18, 2000, PSA acquired all of the outstanding common stock shares of Canticle Corporation ("Canticle"), a Delaware Corporation, from Canticle’s wholly owned subsidiaries in exchange for an aggregate of 56,000 shares of PSA’s common stock shares (the " Canticle Acquisition"). As a result, Canticle became PSA’s wholly owned subsidiary .

On February 11 2011, PSA’s Board of Directors approved the Canticle Acquisition by unanimous consent . The Acquisition was effective February 18, 2000. The Canticle Acquisition was intended to qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

After the Canticle Acquisition, PSA had 31,556,235 shares of common stock issued and outstand ing .

Upon the Canticle Acquisition’s effectiveness, pursuant to Rule12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, PSA elected to become the successor issuer to Canticle for reporting purposes under the Securities Exchange Act of 1934 and elected to report under the Act effective February 18, 2000.

Ownership control has not changed since PSA’s original incorporation  in California on May 27, 1994.

On October 16, 2009, we changed our name to Shearson American REIT, Inc. with the sole purpose of becoming a Real Estate Investment Trust (“REIT”) and our Board of Directors instructed us to proceed with the development of a business plan that would qualify us as a REIT.

As further  disclosed in our organizational chart on page 13 of this filing, 1.3% (985,913/52,518,999)  of our issued and outstanding shares are owned by non-affiliates.  WJS Irrevocable Trust, John D. Williams, Trustee, who is also our Chairman of the Board/Chief Executive Officer, owns 94% (49,533,085/52,518,999) of our issued and outstanding shares.

We are a Nevada corporation whose business purpose is to become a real estate investment trust with an investment focus   on the construction of multi-family properties located in urban United States cities of various sizes.  We may also purchase existing properties. We anticipate allocating up to 10% of each project’s total square footage on synergistic commercial uses, such as dry cleaners, car rental, day care, travel agency, delicatessen or other restaurant.  We will attempt to select anticipate properties that will qualify for financing under Sections 221(d)(3) for acquisition and 221(d)(4) for construction, of the Federal Housing Act administered by the US Housing and Urban Development (“HUD”) that insures mortgage loans to facilitate the new construction or substantial rehabilitation of multi-family rental or cooperative housing for moderate-income families, elderly, and the handicapped.  Our broad investment policies do not require us to invest in these kinds of properties.   We have no agreements, arrangements or understandings with respect to the acquisition of any property.  Our plans and operational goals  are contingent upon receiving adequate financing, , which we may be unable to raise at all or in a sufficient amount.

We currently believe that we do not qualify, but we intend to qualify, as a REIT under federal tax law. In general, a REIT is a company that combines the capital of many investors to acquire real estate and/or real estate related assets and meets certain other qualifications. The benefits of a REIT may include the following:

•	A greater diversified real estate portfolio under professional management;

•
Not subject to federal corporate income taxes on its income that it distributes to its shareholders, which substantially eliminates “double taxation” (i.e., taxation at both the corporate and shareholder levels).

We do not have any employees other than our management who presently only work part-time.

We anticipate that each of the properties will be owned under a separate limited partnership in the respective state where the property is owned or located. Each property will be owned under a separate Limited Partnership with our Delaware Operating Limited Partnership as the 1% General Partner and the REIT as a limited partner. As of the date of this Form 10 amendment, neither we or our Delaware limited partnership own any interests in properties in any state.

Our common stock shares are currently not quoted on any trading medium or traded on a stock exchange . On January 15, 2011, we hired Spartan Securities, Inc. to become our market maker and file a 15c2-11 application with FINRA to become quoted on the OTCBB. On February 14, 2011, Spartan file d the 15c2-11 application. The last comment from FINRA dated April 14, 2011 requested that FINRA be informed when the Commission has no further comments regarding the Form 10 and to inform them when we are again current . There are no assurances that our common stock will ever be quoted on the OTCBB. We have received a new CUSIP number, 82 088P 107.

We intend to acquire or develop multi-family residential rental real estate initially in the United States. We intend to focus on acquiring or developing properties located in urban areas in markets and submarkets that we believe to have high growth potential.

Our investment strategy may also include investments in real estate-related assets that we believe present opportunities for significant  income. Such investments may also have what we believe to be capital gain opportunities, whether as a result of a discount purchase, or related equity participations, meaning that we purchase only a fractional share of a real estate project for possible capital gains when the entire property or our fractional property interest  is sold.

In addition, our investment strategy may include development projects that we will build or participate in building for sale or lease. For example, depending upon a variety of economic factors such as cost and availability of construction financing and land and labor costs in a specific region in which we intend to operate, we may determine that it may be more profitable to construct real estate ourselves and either lease it and hold for eventual resale or resell directly rather than to acquire existing real estate. We currently believe that we will concentrate on multi-family residential construction projects, although we have no binding contracts, agreements or commitments to do so.

Assuming we raise  sufficient funding, our investment strategy is designed to provide investors with a diversified portfolio primarily consisting of multi-family residential real estate projects; however, we may never achieve such diversification or even secure funding to acquire or develop even one property,  We have no contract, agreement or commitment to acquire or develop any property as of the date of this Form 10.amendment.

Our operations thus far has been limited to:

●
Expanding our knowledge of the real estate market in North Carolina, Texas, Illinois and Florida by studying market statistics and discussing with real estate professionals such as land brokers and principals/owners opportunities in those markets.

●	Reviewing 10 residential multi-family properties with real estate agents and owners for possible development in the same states.

●
We have contacted a FHA/HUD Approved Mortgagee, Berkadia Mortgage, Raleigh, NC. and preliminarily reviewed 5 of the properties as to the feasibility of FHA/HUD financing, under the Section 221(d)4 program. We are in the process of preparing the numerous required exhibits for submission to Berkadia Mortgage Corporation, including:

A. Exhibits Required for the Pre-application Review

1. Narrative Description of Proposed Project.

2. Form HUD-92013, “Application for Multi-family Housing Project,” including developer’s summary cost figures with application fee.

3. Preliminary sketch plans, consisting of:

a. Survey and Site Plan.

b. Typical unit and building layouts.

c. Ground floor and typical floor plans.

d. Wall section plan.

4. Market Study with comparables.

5. An appraisal with comparable revenues and expenses (Forms HUD-92273 and HUD-92274).  If the processing calls for tax credit and/or bond financed applications, a HUD-92264T must be included.

6. Photograph(s) of the property and immediate area

7. Evidence of site control

8. Location map or maps

9. If commercial space involved, show estimated percentage of total square feet and estimated total income.

10. If pre-application is under Section 220, evidence that property is in eligible area.

11. Copy of ground lease (207 Lease Addenda), if any.

12. Phase I Environmental Site Assessment with a narrative environmental report; a Phase II, if applicable.

13. Marketing, Leasing, and (if applicable) Relocation Plan.

14. If state or local grants or loans are anticipated as part of the project, evidence that such funds will be available.

15. Resumes showing experience of owners/sponsor and key principals, organization chart, and current financial statement with HUD Certification.

16. Resumes of Lender’s underwriter, appraiser, and/or market analyst if not submitted prior to the pre-application.

17. Active Partner Performance System Participate Certification – Electronic or Paper 2530 are acceptable.  Also applies to lessees.

18. Disc or removable drive of the underwriting file, exhibits and third party reports.

B. Additional Exhibits at Pre-Application for Substantial Rehabilitation

1. “As is” sketch plans in addition to preliminary sketch plans listed in 8 above.

2. Mortgagor’s architect’s basic work write-up, including summary cost estimates of major trade item groups if a partial (non-gut) rehabilitation.

3. LBP and asbestos test reports for projects constructed prior to 1978. (See Chapter 5 and Chapter 9).

4. Plans for relocation of existing residents affected by work.

5. Appraisal Exhibits.  Forms HUD-92273, HUD-92274 and HUD-92264T (if applicable), dated no more than 120 days before the date of the pre-application package submission.  If the processing calls for tax credit and/or bond financed applications, a HUD-92264T must also be included.

6. Financial statements for the property for the past three years.

Our discussions with various individuals concerning these properties and projects has included general discussions of acquiring or developing properties; however, no specific property has been chosen to acquire or develop and we have no purchase contract with any party pertaining to these discussions. There is no limitation in the amount of funds we may invest in either property acquisition or property development. There is no limitation on or percentage allocation of funds or assets between property acquisition and property development or between 100% ownership or joint venture ownership. Further, we have informed all such individuals that we will not proceed with any such definitive plans or agreements, until such time that our Form 10 is declared effective by the Securities and Exchange Commission and our securities become qualified for q uotation on the OTCBB This is because we believe the individuals and entities we are dealing with will have greater confidence in our ability to execute our business plan when we obtain these goals.

Our business plan is contingent upon raising sufficient funding from an equity or debt offering; however, we may be unable to raise sufficient funds to meet our operational goals and we have not undertaken any specific plans to conduct any such offering.

We believe that benefits of a REIT may include the following:

•	A greater diversified real estate portfolio under professional management; and

•
Not subject to federal corporate income taxes on its income that it distributes to its shareholders, which substantially eliminates “double taxation” (i.e., taxation at both the corporate and shareholder levels).

We became a reporting company after fling our Form 10 Registration Statement on September 7th, 2010.

We intend to elect and qualify to be taxed as a real estate investment trust for U.S. federal income tax purposes, commencing with our taxable year ending December 31, 2013. To assist us in qualifying as a real estate investment trust, stockholders are generally restricted from owning more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common or preferred stock. See “Description of Capital Stock—Restrictions on Ownership and Transfer.”

Our business plan is contingent upon raising sufficient funding for the following purposes as detailed below.

Our principal demands for cash will be for acquisition costs, including the purchase price of any properties, loans and securities we acquire, improvement costs, the payment of our operating and administrative expenses, continuing debt service obligations and distributions to our shareholders. Generally, we will fund our acquisitions from the net proceeds of this offering. We intend to acquire our assets with cash and mortgage or other debt, but we also may acquire assets free and clear of permanent mortgage or other indebtedness by paying the entire purchase price for the asset in cash or in units of interest in partnerships created for that purpose.

•
We expect to use debt financing as a source of capital. At the date of acquisition of each asset, we anticipate that the cost of investment for such asset will be substantially similar to its fair market value, which will help us to satisfy our future requirements under the NASAA REIT Guidelines. However, subsequent events, including changes in the fair market value of our assets, could result in our exceeding these limits. See the section entitled “Investment Objectives, Strategy, and Policies” in this Registration Statement for a more detailed discussion of our borrowing policies.

•
We anticipate that adequate cash will be generated from operations to fund our operating and administrative expenses, continuing debt service obligations and the payment of distributions. However, our ability to finance our operations is subject to some uncertainties. Our ability to generate working capital is dependent on our ability to attract and retain tenants and the economic and business environments of the various markets in which our properties are located. Our ability to sell our assets is partially dependent upon the state of real estate markets and the ability of purchasers to obtain financing at reasonable commercial rates. In general, our policy will be to pay distributions from cash flow from operations. We do not intend to fund such distributions from offering proceeds. However, if we have not generated sufficient cash flow from our operations and other sources, such as from borrowings, advances from our Advisor, our Advisor’s deferral, suspension and/or waiver of its fees and expense reimbursements, to fund distributions, we may use the offering proceeds. Moreover, our board of directors may change this policy, in its sole discretion, at any time.

•
Potential future sources of capital include secured or unsecured financings from banks or other lenders, establishing additional lines of credit, proceeds from the sale of properties and undistributed cash flow. Note that, currently, we have not identified any additional sources of financing and there is no assurance that such sources of financings will be available on favorable terms or at all.

•
By the end of the second quarter of 2014 we also plan to focus our efforts in order to locate the proper properties for acquisition and do a full estimation and due diligence on them. We also plan to collaborate with existing real estate agents in order to be able to locate more properties and receive offers from properties that are getting sold at opportunistic prices. We also plan to create collaborations with freelancers who will have specific experience and knowledge in certain specialized real estate areas such as appraisers, engineers, archeologists, etc. The freelancers will be used in case-by-case scenario whenever there is a need for their specialty. We wish to create such collaborations with freelancers in order to have accurate real estate estimations and development plans, and in order to have these services at discount prices. The cost that we estimate to have in order to locate the freelancers will be about $20,000.

•
Moreover, by the end of the third quarter of 2014 we believe that we will be able to locate enough real estate opportunities and do a full estimation and due diligence on them so that we will be able to take our first decision to acquire our first property. We estimate that the cost in order to locate a property at an opportunistic price and the cost of the needed due diligence for the first property will be about $30,000.

•
By the end of the fourth quarter of 2014, we believe that we will be able to close our first deal, do the necessary paperwork and therefore acquire our first property. Moreover, in order to have a diversified portfolio of properties we plan to locate and acquire at least three more properties. Among the properties that we intend to buy are those that generate or will within a period of three months generate income from rent. Overall we plan to spend about 80% of the capital that we will have raised in order to acquire real estate properties in the next twelve months. Assuming that we will manage to raise about $24,000,000 until the end of 2013, we will invest about $16,800,000 in real estate assets. Moreover, we plan to invest up to 5% of our raised funds in more liquid types of assets such as real estate related securities, primarily such as bonds backed by real estate. We plan to keep the rest of our funds in cash. We estimate that the rest of our cash position will be enough to cover all operational expenses of the company at least until the end of the first quarter of 2014.

•	As soon as we succeed with the above-mentioned targets we intend to continue our business with more efforts to raise additional funds in order to be able to acquire more real estate assets.

Emerging Growth Company

We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

(a) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(b) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective IPO registration statement;

(c) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

(d) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

As to all of the foregoing, we have elected not to take advantage of the lesser reporting standards, and we have instead elected to comply with the higher standard, which we will continue to so comply in our filings with the Commission.

DESCRIPTION OF THE
PARTNERSHIP AGREEMENT OF SHEARSON AMERICAN, L.P.

The material terms and provisions of the Agreement of Limited Partnership of Shearson American , L.P., which we refer to as the “partnership agreement”, are summarized below. For more detail, you should refer to the partnership agreement itself, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part. For purposes of this section, references to “we,” “our,” “us” and “our company” refer to Shearson American , Inc.

Management of Our Operating Partnership

Our operating partnership, Shearson American , L.P., a Delaware limited partnership that was formed on February 4, 2013. We are the sole general partner of the Shearson American limited partnership and we will conduct substantially all of our business through it; however, to date no business has been conducted.

As the sole general partner of the operating partnership, we will exercise exclusive and complete discretion in its day-to-day management and control, subject to the consent of the limited partners in certain limited circumstances (as discussed below) and except as expressly limited in the partnership agreement. We can cause the operating partnership to enter into certain major transactions, including acquisitions, dispositions and refinancing and cause changes in its line of business, capital structure and distribution policies. The limited partners of our operating partnership may not transact business for, or participate in the management activities or decisions of, the operating partnership, except as provided in the partnership agreement and as required by applicable law. Some restrictions in the partnership agreement restrict our ability to engage in a business combination as more fully described in “—Transferability of Partnership Interests; Termination Transactions” below.

Indemnification of our Officers and Directors

To the extent permitted by applicable law, the partnership agreement indemnifies us, as general partner, and our officers and directors and any other persons we may designate. Similarly, the partnership agreement limits our liability, as well as that of our officers and directors, to the operating partnership.

Transferability of Interests; Termination Transactions

The limited partners may not remove us as general partner of the operating partnership, with or without cause, other than with our consent. Generally, we may not voluntarily withdraw from or transfer or assign our interest in the operating partnership, other than to our affiliates (as defined under federal securities laws), without the consent of limited partners holding more than 50% of the partnership interests of all limited partners (other than those held by us or our subsidiaries).

Any transfer of operating partnership units by the limited partners, other than to us, as general partner, or to family members, affiliates (as defined under federal securities laws), original limited partners and charitable organizations and as collateral in connection with certain lending transactions, subject to specified limitations, will be subject to a right of first refusal by us and must be made only to “accredited investors” as defined under Rule 501 of the Securities Act. In each case, the transferee must agree to assume the transferor’s obligations under the partnership agreement.

In addition, without our consent, limited partners may not transfer their operating partnership units:

•	to any person who lacks the legal right, power or capacity to own the operating partnership units,
•	in violation of applicable law,
•	where the transfer is for only a portion of the rights represented by the operating partnership units, such as the partner’s capital account or right to distributions,
•
if we believe the transfer could cause the termination of the operating partnership or could cause it to no longer be classified as a partnership for United States federal or state income tax purposes,

•
if the transfer would cause the operating partnership to become, with respect to any employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, a “party-in-interest” (as defined in ERISA Section 3(14)) or a “disqualified person” (as defined in Code Section 4975(c)),

•
if the transfer could, based on the advice of counsel to us or the operating partnership, cause any portion of the assets of the operating partnership to constitute assets of any employee benefit plan pursuant to United States Department of Labor Regulations Section 2510.3-101,

•	if the transfer would require registration under applicable federal or state securities laws,
•	if the transfer could be treated as effectuated through an “established security market” or a “secondary market” under the Code and applicable Treasury regulations,
•	if the transfer could cause the operating partnership to become a “publicly traded partnership” under the Code,
•	if the transfer could cause the operating partnership to fail one or more of the “safe harbors” provided by the Code or applicable Treasury regulations,
•	if the transfer would cause the operating partnership to become a reporting company under the Exchange Act,
•	if the transfer could cause the operating partnership to be regulated under the Investment Company Act of 1940, as amended, or the Investment Advisors Act of 1940, as amended,
•	if the transferee or assignee is unable to make the representations regarding ownership required by the partnership agreement, or
•	if the transfer would adversely affect our ability to maintain our qualification as a REIT or subject us to additional taxes.

We may not engage in a merger, consolidation or other combination with or into another entity, sale of all or substantially all of our assets, or any reclassification, recapitalization or change of our outstanding equity interests, each of which we refer to as a “termination transaction,” unless the termination transaction has been approved by partners holding more than 50% of all outstanding partnership interests, or in connection with which all limited partners will either receive, or will have the right to elect to receive, for each operating partnership unit an amount of cash, securities or other property equal to the product of:

•	the number of shares of common stock into which each operating partnership unit is then exchangeable, and
•	the greatest amount of cash, securities or other property paid to the holder of one share of common stock in consideration for one share of common stock pursuant to the termination transaction.

If, in connection with a termination transaction, a purchase, tender or exchange offer is made to holders of our common stock, and the common stockholders accept this purchase, tender or exchange offer, each holder of operating partnership units must either receive, or must have the right to elect to receive, the greatest amount of cash, securities or other property which that holder would have received if immediately prior to the expiration of the purchase, tender or exchange offer, it had exercised its right to redemption, received shares of common stock in exchange for its operating partnership units, and accepted the purchase, tender or exchange offer.

We also may merge or otherwise combine our assets with another entity if the following conditions are met:

•
immediately after the merger or other combination, substantially all of the assets directly or indirectly owned by the surviving entity, other than operating partnership units held by us as general partner, are owned directly or indirectly by the operating partnership as the surviving partnership or another limited partnership or limited liability company which is the surviving partnership of a merger, consolidation or combination of assets with the operating partnership,

•
the limited partners own a percentage interest of the surviving partnership based on the relative fair market value of the net assets of the operating partnership and the other net assets of the surviving partnership immediately prior to the consummation of this transaction,

•
the rights, preferences and privileges of the limited partners in the surviving partnership are at least as favorable as those in effect immediately prior to the consummation of the transaction and as those applicable to any other limited partners or non-managing members of the surviving partnership, and

•
the limited partners may exchange their interests in the surviving partnership for at least one of (1) the consideration available to the limited partners pursuant to the second preceding paragraph, (2) the right to redeem their operating partnership units for cash on terms equivalent to those in effect with respect to their operating partnership units immediately prior to the consummation of the transaction or (3) if the ultimate controlling person of the surviving partnership has publicly traded common equity securities, shares of those common equity securities, at an exchange ratio based on the relative fair market value of those securities and our common stock.

Our board of directors will reasonably determine relative fair market values and rights, preferences and privileges of the limited partners as of the time of the termination transaction. These values may not be less favorable to the limited partners than the relative values reflected in the terms of the termination transaction.

We must use commercially reasonable efforts to structure transactions like those described above to avoid causing the limited partners to recognize gain for United States federal income tax purposes by virtue of the occurrence of or their participation in the transaction. In addition, the operating partnership must use commercially reasonable efforts to cooperate with the limited partners to minimize any taxes payable in connection with any repayment, refinancing, replacement or restructuring of indebtedness, or any sale, exchange or other disposition of its assets.

Issuance of Additional Operating Partnership Units Representing Partnership Interests

As the sole general partner, we have the ability to cause the operating partnership to issue additional operating partnership units representing general and limited partnership interests or other partnership interests in one or more classes, or one or more series of any such classes. These additional operating partnership units may include preferred operating partnership units. In addition, we may issue additional shares of our common stock or convertible securities, but only if we cause our operating partnership to issue to us partnership interests or rights, options, warrants or convertible or exchangeable securities of our operating partnership having designations, preferences and other rights, so that the economic interests of our operating partnership’s interests issued are substantially similar to the economic interests of the securities that we have issued.

Capital Contributions

We will contribute to our operating partnership all of the net proceeds of any offering as our initial capital contribution in exchange for a general partnership interest. Some of our directors, officers and their affiliates may contribute properties and assets to our operating partnership and became limited partners and, together with other limited partners, initially owned the remaining limited partnership interest.

The partnership agreement provides that we, as general partner, may determine that our operating partnership requires additional funds for the acquisition of additional properties or for other purposes. Under the partnership agreement, we are obligated to contribute the proceeds of any offering of stock as additional capital to our operating partnership. Our operating partnership is authorized to cause partnership interests to be issued for no tangible value or less than fair market value if we conclude in good faith that such issuance is in the interests of our operating partnership.

The partnership agreement provides that we may make additional capital contributions, including properties, to our operating partnership in exchange for additional operating partnership units. If we contribute additional capital and receive additional partnership interests for the capital contribution, our percentage interests will be increased on a proportionate basis based on the amount of the additional capital contributions and the value of our operating partnership at the time of the contributions. Conversely, the percentage interests of the other limited partners will be decreased on a proportionate basis. In addition, if we contribute additional capital and receive additional partnership interests for the capital contribution, the capital accounts of the partners may be adjusted upward or downward to reflect any unrealized gain or loss attributable to the properties as if there were an actual sale of the properties at the fair market value thereof. No person has any preemptive, preferential or other similar right with respect to making additional capital contributions or loans to the operating partnership or the issuance or sale of any operating partnership units or other partnership interests.

Our operating partnership could issue preferred partnership interests in connection with acquisitions of property or otherwise. Any such preferred partnership interests would have priority over common partnership interests with respect to distributions from our operating partnership, including the partnership interests that our wholly owned subsidiaries own.

Amendments of the Partnership Agreement

We may propose amendments to the partnership agreement as general partner, or by limited partners owning at least 25% of the operating partnership units held by limited partners.

Generally, the partnership agreement may be amended, modified or terminated only with the approval of partners holding 50% of all outstanding operating partnership units (including the operating partnership units held by us as general partner and as a limited partner). However, as general partner, we have the power to unilaterally amend the partnership agreement without obtaining the consent of the limited partners as may be required to:

•	add to our obligations as general partner or surrender any right or power granted to us as general partner for the benefit of the limited partners,
•
reflect the issuance of additional operating partnership units or the admission, substitution, termination, reduction in operating partnership units or withdrawal of partners in accordance with the terms of the partnership agreement,

•	set forth or amend the designations, rights, powers, duties and preferences of the holders of any additional partnership interests issued by the operating partnership,
•	reflect a change of an inconsequential nature that does not adversely affect the limited partners in any material respect,
•
cure any ambiguity in, correct or supplement any provisions in, or make other changes with respect to matters arising under the partnership agreement that will not otherwise be inconsistent with the partnership agreement or law,

•	satisfy any requirements, conditions or guidelines of federal or state law,
•	reflect changes that are reasonably necessary for us, as general partner, to maintain our status as a REIT,
•	modify the manner in which capital accounts are computed, and
•	amend or modify any provision of the partnership agreement in connection with a termination transaction.

We must approve, and each limited partner that would be adversely affected must approve, certain amendments to the partnership agreement, including amendments effected directly or indirectly through a merger or sale of assets of the operating partnership or otherwise, that would, among other things,

•	convert a limited partner’s interest into a general partner’s interest,
•	modify the limited liability of a limited partner,
•	alter a partner’s right to receive any distributions or allocations of profits or losses, or
•	materially alter the limited partner’s exchange right.

Distributions to Unit holders

The partnership agreement provides that holders of common operating partnership units are entitled to receive quarterly distributions of available cash on a pro rata basis in accordance with their respective percentage interests. In addition, the partnership agreement reflects the creation and issuance to our company of Series A preferred units. The Series A preferred units have distribution rights substantially similar to the dividend rights of the Series A preferred stock, and as the sole holder of the operating partnership’s Series A preferred units, we will receive distributions from the operating partnership with respect to such preferred units in order to make the distributions to our Series A preferred stockholders.

Redemption/Exchange Rights

Limited partners who acquired operating partnership units in our formation transactions have the right to require our operating partnership to redeem part or all of their operating partnership units for cash based upon the fair market value of an equivalent number of shares of our common stock at the time of the redemption.

Alternatively, we may elect to acquire those operating partnership units tendered for redemption in exchange for shares of our common stock. Our acquisition will be on a one-for-one basis, subject to adjustment in the event of stock splits, stock dividends, reverse stock splits, issuances of stock rights, warrants and options, distributions of evidence of indebtedness and similar events. We presently anticipate that we will elect to issue shares of our common stock in exchange for operating partnership units in connection with each redemption request, rather than having our operating partnership redeem the operating partnership units for cash. With each redemption or exchange, we will increase our company’s percentage ownership interest in our operating partnership. This redemption/exchange right will be limited when, as a consequence of shares of our common stock being issued, any person’s actual or constructive stock ownership would exceed our company’s ownership limits, or any other limit as provided in our charter or as otherwise determined by our board of directors. See “Restrictions on Ownership and Transfer.”

Fiduciary Responsibilities

Our directors and officers have duties under applicable Maryland law to manage us in a manner consistent with the best interests of our stockholders. At the same time, we, as the general partner of our operating partnership, have fiduciary duties to manage our operating partnership in a manner beneficial to our operating partnership and its partners. Our duties, as general partner to our operating partnership and its limited partners, therefore, may come into conflict with the duties of our directors and officers to our stockholders. We will be under no obligation to give priority to the separate interests of the limited partners of our operating partnership or our stockholders in deciding whether to cause the operating partnership to take or decline to take any actions.

The limited partners of our operating partnership expressly acknowledge that as the general partner of our operating partnership, we are acting for the benefit of the operating partnership, the limited partners and our stockholders collectively.

Tax Matters That Affect the Operating Partnership

We have the authority under the partnership agreement to make tax elections under the Code on our operating partnership’s behalf.

Allocations of Net Income and Net Losses to Partners

The net income of our operating partnership generally will be allocated to us to the extent of the accrued preferred return on our Series A preferred units and then to us, as the general partner, and to the limited partners in accordance with our respective percentage interests in the common units issued by our operating partnership. Net loss will generally be allocated to us, as general partner, and the limited partners in accordance with our respective common percentage interests in our operating partnership until the limited partner’s capital is reduced to zero and any remaining net loss would be allocated to us. However, in some cases gain or loss may be disproportionately allocated to partners who have contributed appreciated property or guaranteed debt of our operating partnership. The allocations described above are subject to special rules relating to depreciation deductions and to compliance with the provisions of Sections 704(b) and 704(c) of the Code and the associated Treasury regulations. See “Material United States Federal Income Tax Considerations—Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies.” In addition, upon the occurrence of certain specific events, our operating partnership will revalue its assets and any net increase in valuation will be allocated first to holders of long-term incentive operating partnership units, or LTIP units, if any, to equalize the capital account balances of such holders with the capital account balances of holders of operating partnership units.

Operations and Distributions

We intend to operate the operating partnership in a manner that will enable us to maintain our qualification as a REIT and avoid any United States federal income tax liability. The partnership agreement provides that we will distribute from time to time, but not less frequently than quarterly, available cash of the operating partnership on such terms as defined therein.

The partnership agreement further provides that the operating partnership will assume and pay when due, or reimburse us for payment of, all expenses that we incur relating to the ownership and operation of, or for the benefit of, the operating partnership and all costs and expenses relating to our operations.

Term of the Partnership Agreement

Our operating partnership will continue in full force and effect until February 4, 2026 or until sooner dissolved in accordance with the terms of the partnership agreement.

Organizational Structure

The following chart shows the proposed ownership structure of the various entities that will be affiliated with us and or our Advisor.

Our Board of Directors and Executive Officers

We operate under the direction of our Board of Directors, the members of which are accountable to us and our shareholders as fiduciaries. In addition, our Board has a specific fiduciary duty to supervise our relationship with our Advisor . We will annually evaluate the Adviser’s performance and its fees to determine whether we will renew the Advisory Agreement. Our Board of Directors will provide investment guidance for the Advisor to follow, and must approve each investment recommended by the Advisor. Currently, we have (5) members on our Board , two of whom are independent of our Advisor. Our shareholders elect our Directors annually . Although we have executive officers, we do not have any paid employees.

Investment Guidance

Our Board of Directors will provide investment guidance for the Advisor to follow, and must approve each investment recommended by the Advisor

Our Board of Directors must approve changes to our investment guidance . The Advisor will be authorized to execute (1) real estate property acquisitions and dispositions and (2) investments in other real estate related assets, in each case so long as such investments are approved by our board. Our Board will at all times have ultimate oversight over our investments and may change from time to time the scope of authority delegated to our Advisor with respect to acquisition and disposition transactions.

Investments in Real Estate Properties

General

We currently intend to focus on the construction of multi-family properties located in urban areas of cities of various sizes in the United States.  We may also be involved in the acquisition and/or rehabilitation of existing real estate properties.  We anticipate that many of these properties will qualify for financing under  Sections 221(d)(3) and 221(d)(4) of the National Housing Act that insures mortgage loans to facilitate the new construction or substantial rehabilitation of multi-family rental or cooperative housing for moderate-income families, elderly, and the handicapped.  We anticipate that any existing properties acquired will not be more than 10 years old.

Our investment policies do not require us to invest in these kinds of properties. We can invest in any kind of existing or newly constructed or to be constructed residential or interests in real estate properties by acquiring direct ownership or ownership interests through equity interests or with third parties. We will not enter into join ventures with our Advisor or any of its affiliates. Our Advisor will however, manage our joint ventures and we will pay the Advisor fees as applicable according to the fee schedule set forth on page 95. We may also invest in other real estate property types, including undeveloped land or other development opportunities if the land is acquired for the purpose of producing rental or other lease income and either development or construction is in process or development or construction is planned to commence on the land within one year.

Initially we plan to acquire properties in the U.S. but may in the future acquire properties located elsewhere in the world if the acquisition is consistent with our then-existing investment objectives and policies.

Investments in Real Estate Related Assets

Our guidelines provide that we may also invest up to 30% of our assets in real estate related assets. These assets include securities of other companies engaged in real estate activities, mortgage-backed securities and conventional mortgage loans. Currently we have no investments in other real estate related assets.

Securities of Companies Engaged in Real Estate Activities

We may invest in equity securities of companies engaged in real estate activities, subject to our compliance with the percentage of ownership limitations and gross income and asset requirements for REIT qualification. Companies engaged in real estate activities may include other REITs that either own properties or make construction or mortgage loans; real estate developers; entities with substantial real estate holdings such as limited partnerships, funds and other commingled investment vehicles; and other companies whose products and services are related to the real estate industry, such as building supply manufacturers, mortgage lenders or mortgage servicing companies. We may acquire all or substantially all of the securities or assets of companies engaged in real estate activities where such investment would be consistent with our investment policies and our status as a REIT. We may also acquire exchange-traded funds, or ETFs, and mutual funds focused on REITs and real estate companies. In any event, we do not intend that our investments in securities will require us to register as an investment company under the Investment Company Act, and we intend to divest appropriate securities before any such registration would be required.

Mortgage-Backed Securities

We may invest in credit rated mortgage-backed securities and other mortgage-related or asset-backed instruments, including commercial mortgage-backed securities, mortgage-backed securities issued or guaranteed by agencies or instrumentalities of the U.S. government, non-agency mortgage instruments and collateralized mortgage obligations that are fully collateralized by a portfolio of mortgages or mortgage-related securities to the extent consistent with the requirements for our qualification as a REIT. Mortgage-backed securities are instruments that directly or indirectly represent a participation in, or are secured by and payable from, one or more mortgage loans secured by real estate. Mortgage-backed securities generally distribute principal and interest payments on the mortgages to investors. Interest rates on these instruments can be fixed or variable. We currently do not intend to invest in mortgage-backed securities, including residual interests that are not credit rated. However, we are not prohibited from making such investments if they are in compliance with our investment guidelines.

Mortgage Loans

We have no intention of entering into any mortgage loans.

Investments in Cash, Cash Equivalents and Other Short-Term Investments

We may invest in cash, cash equivalents and other short-term investments. Consistent with the rules applicable to qualification as a REIT, such investments may include investments in the following:

•	money market instruments;

•	short-term debt instruments, such as commercial paper, certificates of deposit, bankers’ acceptances, repurchase agreements, interest-bearing time deposits and corporate debt securities;

•	corporate asset-backed securities; and

•	U.S. government or government agency securities.

However, to date, our investment in such assets have been nominal, and we don’t expect to increase such investments in the near future.

Investment Acquisitions

The Advisor will have the authority, on our behalf, to acquire residential real estate properties, interests in real estate properties and real estate related assets that meet the requirements of our investment guidelines and as approved by our Board of Directors or our Executive Committee for transactions that occur between meetings of the Board of Directors. The Advisor may not make such investment decisions without the prior approval of our Board.

The Board, in its investment decisions, will take into consideration certain factors regarding each investment and its financial condition, including the following:

•	existing investments in our portfolio to achieve and maintain diversity by property type, geography and industry of the tenants;

•	existing cash flow and expense schedules and/or income-producing capacity;

•	credit quality of existing tenants and the potential for future rent increases;

•	competition for quality tenants from similar properties in geographical area;

•	opportunities for capital appreciation based on operating expense reductions, improvements to the property and other factors;

•	expected return upon future sale of the property;

•	REIT qualification requirements;

•	liquidity and tax considerations;

Although the number and mix of properties and asset types acquired and maintained will depend upon many factors, including the amount of financing we obtain from lenders on favorable terms, real estate and market conditions, the Advisor will attempt to identify and the Board will attempt to acquire and maintain a diversified portfolio of real estate properties and real estate related assets in terms of type of property, industry of tenants and location.

Identification of Investment Opportunities

The Advisor will seek to identify investment opportunities through its network of historical relationships in the commercial real estate industries, such as property owners, developers, real estate brokers, investment bankers, trade organizations, banks, attorneys, accountants, appraisers, architects and other real estate related service providers.

Due Diligence

Prior to acquiring a real estate property or real estate related asset, the Advisor will conduct an extensive due diligence review of the property or asset, including taking the following actions or obtaining the following reports as the Advisor deems advisable:

•	conducting a long-term viability and fair value analysis;

•	conducting an inspection of the property and surrounding area;

•	obtaining an assessment of market area demographics;

•	obtaining surveys of the property;

•	obtaining evidence of marketable or indefeasible title subject to such liens and encumbrances as are acceptable to our Advisor;

•	obtaining financial statements covering recent operations of properties with operating histories;

•	obtaining title and liability insurance policies;

•	obtaining an independent engineering report of the property’s mechanical, electrical and structural integrity;

•	evaluating the existing property leases relating to the property;

•	evaluating both the current and potential alternative uses of the property; and

•	obtaining an independent Phase I environmental site assessment.

Acquisition of Properties from Affiliates

We have no intention of entering into acquisition agreements with our affiliates, including our Advisor or  their affiliates.

We may enter into joint ventures, general partnerships, co-tenancies and other participation arrangements with one or more institutions or individuals, including real estate developers, operators, owners, investors and others, some of whom may be affiliates of our Directors, for the purpose of acquiring, developing, owning and managing one or more multi-family real estate properties. In determining whether to recommend a particular joint venture, the Advisor will evaluate the real property that such joint venture owns or is being formed to own under the same criteria used for the selection of our real property investments.

We will not enter into joint ventures with affiliates of the Advisor  for the acquisition of residential real estate properties

Real Property Ownership

Our investments in residential real estate properties will generally take the form of holding fee title or a long-term leasehold estate. We may acquire such interests either (1) directly through our operating partnership or (2) indirectly through taxable REIT subsidiaries, wholly owned limited liability companies or through investments in joint ventures, partnerships, limited liability companies, co-tenancies or other co-ownership arrangements with the developers of the real properties, affiliates of the Advisor  or other entities. We may also purchase properties and lease them back to the sellers of such properties.

We may also obtain options to acquire residential real estate properties. The amount paid for an option is normally nonrefundable if the property is not purchased before the option expires and may or may not be credited against the purchase price if the property is purchased.

Reserves

When we acquire a property, the Advisor generally will prepare a capital plan, if appropriate, that contemplates the estimated capital needs of that property, such as operating expenses, costs of refurbishment or other major capital expenditures. The capital plan will also provide the anticipated sources of necessary capital, which may include a line of credit, mortgage loan or other loan relating to the property; operating cash generated by the property; additional equity investments from us or joint venture partners; or, when necessary, capital reserves. Any capital reserve would be established from the proceeds from sales of other investments, operating cash generated by investments or other cash on hand. In some cases, a lender may require us to establish capital reserves for a particular property. The capital plan for each property will be adjusted through ongoing, regular reviews of our portfolio or as necessary to respond to unanticipated additional capital needs.

Tenant Creditworthiness

We intend to lease our properties to creditworthy tenants. The Advisor will utilize national credit rating agencies to assist in its determination of a tenant’s creditworthiness. If public data is not available on the tenant, the Advisor and its management will rely on their experience and their own credit analysis to make such determination.

Investment Portfolio Monitoring Responsibilities

The Advisor will be responsible to continuously monitor the performance of our investment portfolio in accordance with the original projections and investment thesis of each investment as well as our investment objectives as a whole. The Advisor will be responsible for gathering at least quarterly financial data as well as any key operating changes in the portfolio investments. These periodic updates and any actions the Advisor anticipate taking in connection with such updates will be presented to the Board of Directors quarterly.

Investment Limitations

Currently, we do not anticipate investing in the following investments:

•	Real estate contracts of sale, also known as land sale contracts, unless such contracts are in recordable form and appropriately recorded in the chain of title;

•	Mortgage loans that are subordinate to any mortgage or equity interest of any of our executive officers, Directors, Advisor or its affiliates;

•
A mortgage loan, including construction loan, if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property, unless we find substantial justification due to the presence of other underwriting criteria;

•	Mortgage loans unless an appraisal is obtained concerning the underlying property except for loans insured or guaranteed by a government or governmental agency;

•
Not more than 10% of our total assets in unimproved/undeveloped land which was acquired for any purpose other than of producing rental or other operating income and either no development or construction is in process or no development or construction is planned to commence on the land within one year;

•	Commodities or commodity future contracts, except for interest rate futures contracts used solely for purposes of hedging against changes in interest rates;

•	any investment that is inconsistent with our investment objectives of qualifying and remaining qualified as a REIT, unless our Board determines that REIT qualification is not in our best interest; or

•	investments whereby we would be deemed an investment company required to register under the Investment Company Act.

In addition, we do not plan on the following activities:

•	issue redeemable equity securities;

•	issue debt securities unless the historical debt service coverage is sufficient to properly service the higher level of debt;

•	issue our shares on a deferred payment basis or other similar arrangement;

•	engage in trading, as opposed to investment, activities; or

•	engage in underwriting of securities issued by others.

Leverage and Financing

We may use leverage to provide additional funds to support our investment activities, and are not restricted in the form of indebtedness we may incur. In addition, we may assume existing debt or refinance such existing debt on the properties we acquire. We may leverage our portfolio by assuming or incurring secured or unsecured asset debt or operating partnership debt. Asset debt includes mortgage loans secured by properties, and operating partnership debt includes lines of credit. Lines of credit may be used to fund acquisitions, debt service, REIT distributions, working capital needs or for any other corporate purpose. Currently, we intend to use our lines of credit to fund acquisitions, and anticipate that our working capital needs and REIT distributions will be funded from our operations. The maximum amount of leverage in relation to our net assets shall not exceed 300%. Fair market value may be determined by an internal or independent certified appraiser and in a similar manner as the fair market determination at the time of purchase.

Our Board of Directors may from time to time determine our leverage policy in light of then-current economic conditions, relative costs of debt and equity capital, fair values of our properties, general conditions in the market for debt and equity securities, growth and acquisition opportunities or other factors. Our actual leverage may be higher or lower than our target leverage depending on a number of factors, including the availability of attractive investment and disposition opportunities, inflows and outflows of capital and increases and decreases in the value of our portfolio.

Our Board of Directors will review our outstanding leverage at least quarterly to ensure that the amount of leverage is reasonable in relation to our net assets. The maximum amount of leverage we can incur is 300% of our net assets. Net assets are our total assets (other than intangibles), valued at cost prior to deducting depreciation and amortization, reserves for bad debts and other non-cash reserves, less total liabilities. However, we may temporarily borrow in excess of this amount if such excess is approved by our Board and is disclosed in our next shareholder report along with justification for such excess. In such event, we will review our leverage level at that time and take action to reduce any such excess as soon as practicable.

We may seek loans from any of our Directors; however, at the present time we have no arrangement, understanding or agreement involving a Director loan.

HUD Mortgage Insurance for Rental Housing: Section 221(d)(3) and Section 221(d)(4)

We have no arrangements in place for HUD financing.

We do intend to secure loan guarantees under HUD’s Mortgage Insurance for Rental Housing: Section 221(d)(3) and Section 221(d)(4).  We are an eligible Mortgage Acceleration Program (“MAP”) applicant.  We determined that we are an eligible MAP applicant by determining that we meet the requirements immediately below.

Summary: Section 221(d)(3) and 221(d)(4) insures mortgage loans to facilitate the new construction or substantial rehabilitation of multi-family rental housing for market income families,

Purpose: Section 221(d)(3) and Section 221(d)(4) insures lenders against loss on mortgage defaults. Section 221(d)(3).Both programs assist private industry in the construction or rehabilitation of rental housing for market-income families by making capital more readily available. The program allows for long-term mortgages (up to 40 years) that can be financed with Government National Mortgage Association (GNMA) Mortgage Backed Securities:

Type of Assistance: FHA mortgage insurance for HUD-approved lenders:

Eligible Activities: Insured mortgages may be used to finance the construction or rehabilitation of detached, semidetached, row, walkup, or elevator-type rental or cooperative housing containing 5 or more units. The program has statutory mortgage limits, which vary according to the size of the unit, the type of structure, and the location of the project. The principal difference between the (d)(3) and (d)(4) programs is the amount of insured mortgage available to non-profit and profit motivated sponsors. Contractors for new construction and substantial rehabilitation projects must comply with prevailing wage standards under the Davis-Bacon Act. Section 221(d)(3) mortgages require appropriated credit subsidy, which is limited.

Eligible Borrowers: Eligible mortgagors include public, limited distribution, nonprofit cooperatives, builder-seller and general mortgagors:

Eligible Customers: All families are eligible to occupy dwellings in a structure whose mortgage is insured under this program, subject to normal tenant selection. There are no income limits. Projects may be designed specifically for the elderly or handicapped:

Application: Sections 221(d)(3) and 221(d)(4) are eligible for Multi-family Accelerated Processing (MAP). HUD reviews the lender's exhibits and will either invite the lender to apply for a Firm Commitment for mortgage insurance, or decline to consider the application further. If HUD determines that the exhibits are acceptable, the lender then submits the Firm Commitment application, including a full underwriting package, to the local Multi-family Hub or Program Center for review. The application is reviewed to determine whether the proposed loan is an acceptable risk. Considerations include market need, zoning, architectural merits, capabilities of the borrower, availability of community resources, etc. If the proposed project meets program requirements, the local Multi-family Hub or Program Center issues a commitment to the lender for mortgage insurance:

We currently do not have any contract, agreement or formal commitment for any leverage financing under this HUD program or otherwise.

Investment Dispositions and Resales

The Advisor will advise the Board when a particular real estate property or real estate related asset should be sold or otherwise disposed of after considering relevant factors, including performance or projected performance of the property or asset, prevailing market conditions, REIT requirements and restrictions, and the need for capital. We anticipate that we will hold most of our commercial real estate properties long-term. We do not intend to buy and sell our properties for the purpose of realizing short-term profits.

While it is our intention to hold each property we acquire, circumstances might arise which could result in the early sale of some properties. A property may be sold if:

•	there exists an opportunity to enhance overall investment returns by raising capital through sale of the property and reinvesting the proceeds in other properties;

•	there exist diversification benefits associated with disposing of the property and rebalancing our real estate portfolio;

•	there exists a need to generate liquidity to make distributions to our shareholders or for working capital;

•	in the judgment of the Advisor, the value of the property might decline;

•	an opportunity has arisen to pursue a more attractive property investment;

•	the property was acquired as part of a portfolio acquisition and does not meet our investment guidelines; or

•	in the judgment of the Advisor, the sale of the property is in our best interests.

We intend to reinvest any sale proceeds except to the extent that we need such funds to pay operating expenses, distributions to our shareholders to maintain our qualification as a REIT, mortgage loans secured by such property, costs for the maintenance or repair of other properties or other obligations.

When appropriate to minimize our tax liabilities, we may structure the sale of a property as a “like-kind exchange” under the federal income tax laws so that we may acquire qualifying like-kind replacement property meeting our investment objectives while deterring recognition of all or part of any taxable gain on the sale.

In connection with a sale of a property, our general preference is to obtain an all-cash sale price. However, we may take a purchase money obligation secured by a mortgage on the property as partial payment. There are no limitations or restrictions on our taking such purchase money obligations. The terms of payment upon sale will be affected by custom in the area in which the property being sold is located and the then prevailing economic conditions. To the extent we receive notes, securities or other property instead of cash from sales, such proceeds, other than any interest payable on such proceeds, will not be included in net sale proceeds available for distribution until and to the extent the notes or other property are actually paid, sold, refinanced or otherwise disposed of. Thus, the distribution of the proceeds of a sale to our shareholders, to the extent contemplated by our Board of Directors, may be delayed until such time. In such cases, we will receive payments in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years.

Disposition of Properties to Affiliates

We have no intention of selling properties to any of our affiliates.

Valuation of Portfolio Investments

When valuing our operating partnership’s real estate properties, other real estate related assets and its liabilities, the objective is to produce valuations that represent a fair and accurate estimate of the fair value of our investments or the price that would be received for our investments in an orderly transaction between market participants. The valuation methods are largely based upon standard industry practices used by private real estate funds.

While the valuation methods are flexible enough to operate reliably within a wide variety of circumstances, it is possible that in certain unanticipated situations or after the occurrence of certain extraordinary events (such as a terrorist attack or an act of nature), a more accurate valuation could be obtained by using different assumptions. In these unusual circumstances, the Advisor may discuss different valuation methods to be used to value our investments.

The Advisor will provide our Board of Directors with valuation reports at least annually or more often if required by applicable REIT laws, rules or regulations. In its discretion, our Board of Directors has the right to engage independent valuation experts to confirm the valuation of our investments.

Our Advisor will review the valuation methods used with our Board at least annually. Any changes to the valuation methods used will require consent by our Board of Directors.

Net Asset Value

In accordance with the terms of the Advisory Agreement, the Advisor will calculate our net asset value quarterly and/or after the acquisition of disposition of property by subtracting our liabilities, including the estimated management fees and other expenses attributable to our operations, from our assets, which will consist almost entirely of the value of our interests in our operating partnership. The aggregate value of our operating partnership is equal to the fair value of our operating partnership’s assets minus the fair value of its liabilities (including its debt, any declared and accrued but unpaid distributions and the expenses attributable to its operations).

Valuation of Multi-Family Real Estate Properties

Multi-family Real Estate Properties . Real estate properties will initially be valued at cost, which equals the purchase price plus all related acquisition costs and expenses, including legal fees and closing costs. In connection with the acquisition of multiple properties, acquisition costs and expenses will be allocated among the properties pro rata based on each property’s relative value to the whole transaction. Thereafter, an independent appraiser in accordance with the Uniform Standards of Professional Appraisal Practice may value each property .

Multi-family Real Estate Properties Held Through Joint Ventures . The Advisor will value investments in joint ventures that hold multi-family real estate properties , which is consistent with the guidelines described above for commercial real estate properties. Once the value of a property held by the joint venture is determined pursuant to such guidelines, the value of our interest in the joint venture would then be determined by applying the distribution provisions of the applicable joint venture agreement to the value of the underlying property held by the joint venture.

Valuation of Real Estate Related Assets

Real estate related assets will be valued by the Advisor upon acquisition and periodically thereafter as appropriate. Off-cycle valuations of real estate related assets may be conducted if the Advisor believes the value of the applicable asset has changed materially since the most recent valuation. In addition, our Board of Directors may, from time to time, retain independent valuation experts to assist with the valuation of real estate related assets.

Publicly Traded Real Estate Related Securities . Publicly traded debt and equity real estate related securities that are not restricted as to their sale or transferability will be valued on the basis of information provided by third party pricing vendors. Generally, such securities will be valued at the price of the last trade executed before closing on the valuation day or, in the absence of such trade, the last “bid” price. The value of publicly traded equity and debt real estate related securities that are restricted as to their sale or transferability may be adjusted for a liquidity discount. In determining the amount of such discount, consideration will be given to the nature and length of such restriction and the relative volatility of the market price of the security.

Private Real Estate Related Securities . Investments in privately placed, illiquid securities of real estate related operating businesses (other than joint ventures), such as real estate development or management companies, will initially be valued at cost, which equals the purchase price plus all related acquisition costs and expenses, including legal fees and closing costs. Thereafter, the securities will be valued at fair value as determined in good faith. In evaluating the fair value of our interests in certain commingled investment vehicles (such as private real estate funds), values periodically assigned to such interests by the respective issuers or broker-dealers may be relied upon.

Valuation of Liquid Non-Real Estate Related Assets . Liquid non-real estate related assets include credit rated government and corporate debt securities, publicly traded equity securities and cash and cash equivalents. Liquid non-real estate related assets will be valued periodically based on information provided by third party pricing vendors.

Valuation of Our Liabilities

The Advisor will estimate the value of our liabilities on a fair value basis using widely accepted methodologies specific to each type of liability. We expect that our liabilities will include the management fee payable to our Advisor, debt, accounts payable, accrued operating expenses and other liabilities.

Long-term liabilities, such as mortgage loans, will be valued at fair value. Short-term liabilities will be valued at face or carrying balance. Such fair value determinations will be based on, among other things, anticipated settlement date, underlying security, collateral, credit risk and the difference between contractual and current market terms.

For short-term loans (less than one year), short-term accounts payable and operating expenses, including the management fee, we will assume that the fair value will be the cost. For long-term loans and other liabilities, we intend to use an income-based approach, based on estimated future cash flows discounted over the remaining term to maturity.

Competition

Our properties will be located in areas that include highly competitive properties. The number of competitive properties in a particular area could have a material adverse effect on both our ability to lease space at any of our properties or at newly acquired (or developed) properties, and the amount of rent we can charge at our properties. We compete with many property owners, such as corporations, limited partnerships, individual owners, other real estate investment trusts, insurance companies and pension funds.

M ost of our competitors will have greater financial and other resources than us and may have substantially more operating experience than either us or our Advisor. Generally, there will be other neighborhood and community retail centers and other similar commercial properties within relatively close proximity to each of our properties , assuming we actually acquire any properties. If we secure retail properties, in addition to competitor retail properties, our tenants will face f increasing competition from outlet malls, internet shopping websites, discount shopping clubs, catalog companies, direct mail and telemarketing.

Insurance

We plan to have property damage, fire loss and liability insurance with reputable, commercially rated companies. We will insist that that our insurance policies contain commercially reasonable deductibles and limits, adequate to cover our properties. We expect to maintain such insurance coverage and to obtain similar coverage with respect to any additional properties we acquire in the near future. Further, we have title insurance relating to our properties in an aggregate amount, which we believe to be adequate.

Employees

We have no employees other than our management who presently  only work part-time. Our Advisor will manage our operations according to the terms of the Advisory Agreement.

Material Federal Income Tax Considerations

CIRCULAR 230 NOTICE . THIS NOTICE IS BASED ON U.S. TREASURY REGULATIONS GOVERNING PRACTICE BEFORE THE INTERNAL REVENUE SERVICE: (1) ANY FEDERAL INCOME TAX ADVICE CONTAINED IN THIS FORM 10 OR IN EXHIBITS TO IT IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY INVESTOR FOR THE PURPOSE OF AVOIDING FEDERAL TAX PENALTIES THAT MAY BE IMPOSED ON THE INVESTOR; (2) ANY SUCH ADVICE IS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS DESCRIBED IN THIS FORM 10 (OR IN ANY EXHIBITS TO IT); AND (3) EACH INVESTOR SHOULD SEEK ADVICE BASED ON THE INVESTOR’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

General

The following is a general summary of the material United States federal income tax considerations regarding our company and the acquisition, ownership and disposition of certain securities offered by this prospectus. Supplemental United States federal income tax considerations relevant to the ownership of certain securities offered by this prospectus may be provided in the prospectus supplement that relates to those securities. For purposes of this section under the heading “Material United States Federal Income Tax Considerations,” references to “Shearson American , Inc.,” “we,” “our,” and “us” mean only Shearson American , Inc., and not its subsidiaries, except as otherwise indicated. This summary is for general information only and is not tax advice. The information in this summary is based on current law, including:

•	the Code,
•	current, temporary and proposed Treasury regulations promulgated under the Code,
•	the legislative history of the Code,
•	current administrative interpretations and practices of the IRS, and
•	court decisions,

in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings which are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. Future legislation, Treasury regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations described in this prospectus. Any such change could apply retroactively to transactions preceding the date of the change. We have not requested and do not intend to request a ruling from the IRS that we qualify as a REIT, and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this summary will not be challenged by the IRS or will be sustained by a court if so challenged. State, local and foreign income tax laws may differ substantially from any corresponding United States federal income tax laws. This discussion does not address any aspect of the laws of any state, local or foreign jurisdiction, or any United States federal tax other than the income tax, associated with the acquisition, ownership, sale or other disposition of our capital stock or our election to be taxed as a REIT.

You are urged to consult your tax advisors regarding the specific tax consequences to you of:

•	the acquisition, ownership, and/or sale or other disposition of the securities offered by this prospectus, including the United States federal, state, local, foreign and other tax consequences,
•	our election to be taxed as a REIT for United States federal income tax purposes, and
•	potential changes in the applicable tax laws.

Taxation of Our Company

General. We intend to elect to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ended December 31, 2013. We believe that we have been organized and have operated in a manner that will allow us to qualify for taxation as a REIT under the Code commencing with our taxable year ended December 31, 2013, and we intend to continue to be organized and operate in this manner. However, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that we have been organized and have operated, or will continue to be organized and operated, in a manner so as to qualify or remain qualified as a REIT. See “— Failure to Qualify.”

McVay and Associates, LLP has acted as our tax counsel in connection with this prospectus. McVay and Associates, LLP has rendered an opinion to us to the effect that, commencing with our taxable year ended December 31, 2012, we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. This opinion is based on various assumptions and representations as to factual matters, including representations made by us in a factual certificate provided by one of our officers. In addition, this opinion is based upon our factual representations set forth in this registration statement. Moreover, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, which are discussed below, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed. Accordingly, no assurance can be given that our actual results of operation for any particular taxable year have satisfied or will satisfy those requirements. Further, the anticipated federal income tax treatment described in this discussion may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. McVay and Associates, LLP has no obligation to update its opinion subsequent to the date of such opinion.

The sections of the Code and the corresponding Treasury regulations that relate to qualification and operation as a REIT are highly technical and complex. The following sets forth the material aspects of the sections of the Code that govern the United States federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Code provisions, relevant rules and regulations promulgated under the Code, and administrative and judicial interpretations of the Code and these rules and regulations.

Provided we qualify for taxation as a REIT, we generally will not be required to pay United States federal corporate income taxes on our REIT taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” that ordinarily results from investment in a C corporation. A C corporation is a corporation that is generally required to pay tax at the corporate level. Double taxation means taxation that occurs once at the corporate level when income is earned and once again at the stockholder level when that income is distributed. We will, however, be required to pay United States federal income tax as follows:

•	We will be required to pay tax at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.
•	We may be required to pay the “alternative minimum tax” on our items of tax preference under some circumstances.
•
If we have (1) net income from the sale or other disposition of “foreclosure property” held primarily for sale to customers in the ordinary course of business or (2) other non-qualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. Foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property and for which an election is in effect.

•
We will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

•
If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (1) the greater of (a) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% gross income test, and (b) the amount by which 95% of our gross income exceeds the amount qualifying under the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.

•
If we fail to satisfy any of the REIT asset tests (other than a de minimis failure of the 5% or 10% asset tests), as described below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets that caused us to fail such test.

•
If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income tests or certain violations of the asset tests described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

•
We will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income from prior periods.

•
If we acquire any asset from a corporation which is or has been a C corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under existing Treasury regulations on its tax return for the year in which we acquire the asset from the C corporation.

•
We will be required to pay a 100% tax on any “predetermined rents,” “redetermined deductions” or “excess interest.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished to our tenants by a “taxable REIT subsidiary” of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by our taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. See “—Penalty Tax.”

•
We may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include its proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the basis of the stockholder in our common stock.

•	Our “taxable REIT subsidiaries” generally will be required to pay federal corporate income tax on their earnings.

Requirements for Qualification as a Real Estate Investment Trust. The Code defines a “REIT” as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors,
(2)	that issues transferable shares or transferable certificates to evidence its beneficial ownership,
(3)	that would be taxable as a domestic corporation, but for special Code provisions applicable to REITs,
(4)	that is not a financial institution or an insurance company within the meaning of certain provisions of the Code,
(5)	that is beneficially owned by 100 or more persons,
(6)
not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including specified entities, during the last half of each taxable year, and

(7)	that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), the term “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust.

We believe that we have been organized, have operated and have issued sufficient shares of capital stock with sufficient diversity of ownership to allow us to satisfy conditions (1) through (7) inclusive beginning with our taxable year ended December 31, 2010. In addition, our charter provides for restrictions regarding the ownership and transfer of our shares that are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next two sentences, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. In addition, if our failure to satisfy the share ownership requirements is due to reasonable cause and not willful neglect, we may retain our REIT qualification but will be required to pay a penalty of $50,000 for each such failure. See the subsection below entitled “—Failure to Qualify.”

In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.

Ownership of Interests in Partnerships and Limited Liability Companies. In the case of a REIT, which is a partner in a partnership, Treasury regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership based on its interest in partnership capital, subject to special rules relating to the 10% asset test described below. Also, the REIT will be deemed to be entitled to its proportionate share of the income of the partnership. The assets and gross income of the partnership retain the same character in the hands of the REIT, including for purposes of satisfying the gross income tests and the asset tests. Thus, our pro rata share of the assets and items of income of our operating partnership, including our operating partnership’s share of these items of any partnership in which it owns an interest, are treated as our assets and items of income for purposes of applying the requirements described in this prospectus, including the REIT income and asset tests described below. A brief summary of the rules governing the United States federal income taxation of partnerships and limited liability companies is set forth below in “—Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies.” The treatment described above also applies with respect to the ownership of interests in limited liability companies that are treated as partnerships for tax purposes.

We have control of our operating partnership and the subsidiary partnerships and limited liability companies and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. In the future, we may be a limited partner or non-managing member in a partnership or limited liability company. If such a partnership or limited liability company were to take actions, which could jeopardize our status as a REIT or require us to pay tax, we could be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a REIT income or asset test, and that we would not become aware of such action in time to dispose of our interest in the applicable entity or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below. See “—Failure to Qualify.”

Ownership of Interests in Qualified REIT Subsidiaries. We may from time to time own certain wholly owned subsidiaries that we intend to be treated as “qualified REIT subsidiaries” under the Code. A corporation will qualify as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock and we do not elect with the corporation to treat it as a “taxable REIT subsidiary,” as described below. A qualified REIT subsidiary is not treated as a separate corporation for United States federal income tax purposes, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit (as the case may be) of the parent REIT for all purposes under the Code, including the REIT qualification tests. Thus, in applying the United States federal income tax requirements described in this summary, any corporation in which we own a 100% interest (other than a taxable REIT subsidiary) is ignored, and all assets, liabilities, and items of income, gain, loss, deduction and credit of such corporation are treated as our assets, liabilities and items of income, gain, loss, deduction, and credit. A qualified REIT subsidiary is not required to pay United States federal income tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities described below under “—Asset Tests.”

Income Tests. We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year, we must derive directly or indirectly at least 75% of our gross income, excluding gross income from prohibited transactions, certain hedging transactions, and certain foreign currency gains, from (a) investments relating to real property or mortgages on real property, including “rents from real property” and, in certain circumstances, interest, or (b) some types of temporary investments. Second, in each taxable year, we must derive at least 95% of our gross income, excluding gross income from prohibited transactions, certain hedging transactions, and certain foreign currency gains, from the real property investments described above, dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:

•
The amount of rent must not be based in any way on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales,

•
We, or an actual or constructive owner of 10% or more of our capital stock, must not actually or constructively own 10% or more of the interests in the assets or net profits of a non-corporate tenant, or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Rents we receive from such a tenant that is also our taxable REIT subsidiary, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a taxable REIT subsidiary in which we own stock possessing more than 50% of the voting power or more than 50% of the total value,

•
Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this requirement is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property,” and

•
We generally must not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below. We may, however, perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of these services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ an independent contractor from whom we derive no revenue to provide customary services, or a taxable REIT subsidiary, which may be wholly or partially owned by us, to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as “rents from real property.” Any amounts we receive from a taxable REIT subsidiary with respect to the taxable REIT subsidiary’s provision of non-customary services will, however, be non-qualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test.

We generally do not intend and as a general partner of our operating partnership, do not intend to permit our operating partnership, to take actions we believe will cause us to fail to satisfy the rental conditions described above. We may, however, intentionally fail to satisfy some of these conditions to the extent we conclude, based on the advice of our tax counsel, that the failure will not jeopardize our tax status as a REIT. In addition, with respect to the limitation on the rental of personal property, we have not obtained appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the IRS will agree with our determinations of value.

From time to time, we enter into hedging transactions with respect to one or more of our assets or liabilities. The term “hedging transaction” generally means any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, or (2) currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income we derive from a hedging transaction, including gain from the sale or disposition thereof, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income and thus will be exempt from the 95% gross income test and from the 75% gross income test. To the extent that we do not properly identify such transactions as hedges, we hedge other risks or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure our hedging transactions in a manner that does not jeopardize our status as a REIT.

We believe that the aggregate amount of non-qualifying income we receive, from all sources, in any taxable year will not exceed the limit on non-qualifying income under the gross income tests. We will monitor the types of income we derive, and we will take actions intended to keep any non-qualifying income within the limitations of the REIT income tests. While we expect these actions will prevent a violation of the REIT income tests, we cannot guarantee that such actions will in all cases prevent such a violation. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. We generally may make use of the relief provisions if:

•
following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury regulations to be issued, and

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because non-qualifying income that we intentionally accrue or receive exceeds the limits on non-qualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above in “—Taxation of Our Company—General,” even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our non-qualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite our periodic monitoring of our income.

Prohibited Transaction Income. Any gain that we realize on the sale of property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by our operating partnership, either directly or through its subsidiary partnerships and limited liability companies, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. This prohibited transaction income may also adversely affect our ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. Our operating partnership intends to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning its properties and to make occasional sales of the properties as are consistent with our operating partnership’s investment objectives. We do not intend to enter into any sales that are prohibited transactions. The IRS, however, may successfully contend that some or all of the sales made by our operating partnership or its subsidiary partnerships or limited liability companies are prohibited transactions. We would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales.

Penalty Tax. Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by our taxable REIT subsidiary to any of our tenants, and redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

If, in the future, a taxable REIT subsidiary of ours provides services to our tenants, we intend to set the fees paid to the taxable REIT subsidiary for such services at arm’s length rates, although the fees paid may not satisfy the safe harbor provisions described above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm’s length fee for tenant services over the amount actually paid.

Asset Tests. At the close of each calendar quarter of our taxable year, we must also satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets, including our allocable share of the assets held by our operating partnership, either directly or through its subsidiary partnerships and limited liability companies, must be represented by real estate assets, cash, cash items and government securities. For purposes of this test, the term “real estate assets” generally means real property (including interests in real property and interests in mortgages on real property) and shares (or transferable certificates of beneficial interest) in other REITs, as well as any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public offering of debt with a term of at least five years, but only for the one-year period beginning on the date we receive such proceeds.

Second, not more than 25% of the value of our total assets may be represented by securities, other than those securities includable in the 75% asset test.

Third, of the investments included in the 25% asset class, and except for investments in other REITs, our qualified REIT subsidiaries and our taxable REIT subsidiaries, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer. Solely for purposes of the 10% value test, however, certain securities including, but not limited to “straight debt” securities having specified characteristics, loans to an individual or an estate, obligations to pay rents from real property and securities issued by a REIT, are disregarded as securities. In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.

Fourth, not more than 25% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

To the extent that we own an interest in an issuer that does not qualify as a REIT, a qualified REIT subsidiary, or a taxable REIT subsidiary, we believe that the value of the securities of any such issuer has not exceeded 5% of the total value of our assets. Moreover, with respect to each issuer in which we own an interest that does not qualify as a qualified REIT subsidiary or a taxable REIT subsidiary, we believe that our ownership of the securities of any such issuer has complied with the 10% voting securities limitation, the 10% value limitation and the 75% asset test. No independent appraisals have been obtained to support these conclusions. In addition, there can be no assurance that the IRS will agree with our determinations of value.

The asset tests described above must be satisfied at the close of each calendar quarter of our taxable year. After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values unless we (directly or through our operating partnership) acquire securities in the applicable issuer, increase our ownership of securities of such issuer (including as a result of increasing our interest in our operating partnership or other partnerships and limited liability companies which own such securities), or acquire other assets. For example, our indirect ownership of securities of each issuer will increase as a result of our capital contributions to our operating partnership or as limited partners exercise their redemption/exchange rights. If we fail to satisfy an asset test because we acquire securities or other property during a quarter, including as a result of an increase in our interest in our operating partnership, we may cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. We believe that we have maintained and intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests. In addition, we intend to take such actions within the 30 days after the close of any calendar quarter as may be required to cure any noncompliance.

Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30 day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests if the value of our non-qualifying assets (1) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (2) we dispose of the non-qualifying assets or otherwise satisfy such asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30 day cure period by taking steps including (1) the disposition of sufficient non-qualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury regulations to be issued and (2) disclosing certain information to the IRS. In such case, we will be required to pay a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets.

Although we believe that we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any calendar quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful, or a reduction in our operating partnership’s overall interest in an issuer will not be required. If we fail to timely cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT. See “—Failure to Qualify” below.

Annual Distribution Requirements. To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

•	90% of our “REIT taxable income,” and
•	90% of our after-tax net income, if any, from foreclosure property, minus
•	the excess of the sum of certain items of non-cash income over 5% of our “REIT taxable income.”

For these purposes, our “REIT taxable income” is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, cancellation of indebtedness or a like-kind exchange that is later determined to be taxable.

In addition, if we dispose of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of that C corporation, within the ten-year period following our acquisition of such asset, we would be required to distribute at least 90% of the after-tax gain, if any, we recognize on the disposition of the asset, to the extent that gain does not exceed the excess of (1) the fair market value of the asset, over (2) our adjusted basis in the asset, in each case, on the date we acquired the asset.

We generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate. At our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the twelve-month period following the close of such year. These distributions generally are taxable to our stockholders, other than tax-exempt entities, in the year in which paid. This is so even though these distributions relate to the prior year for purposes of the 90% distribution requirement. The amount distributed must not be preferential—i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. To the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be required to pay tax on the undistributed amount at regular corporate tax rates. We believe we have made, and intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations. In this regard, the partnership agreement of our operating partnership authorizes us, as general partner, to take such steps as may be necessary to cause our operating partnership to distribute an amount sufficient to permit us to meet these distribution requirements.

We expect that our REIT taxable income will be less than our cash flow because of depreciation and other noncash charges included in computing REIT taxable income. Accordingly, we anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. If these timing differences occur, we may be required to borrow funds to pay cash dividends or to pay dividends in the form of taxable stock dividends in order to meet the distribution requirements, while preserving our cash.

Pursuant to IRS guidance, certain part-stock and part-cash dividends distributed by publicly traded REITs with respect to calendar years 2008 through 2011, and in some cases declared as late as December 31, 2012, will be treated as distributions for purposes of the REIT distribution requirements. Under the terms of this guidance, up to 90% of our distributions could be paid in shares of our stock. If we make such a distribution, taxable stockholders would be required to include the full amount of the dividend (i.e., the cash and the stock portion) as ordinary income (subject to limited exceptions) to the extent of our current and accumulated earnings and profits for United States federal income tax purposes, as described under the headings “—Taxable U.S. Holders Generally—Distributions Generally” and “—Taxation of Non-U.S. Holders—Distributions Generally.” As a result, our stockholders could recognize taxable income in excess of cash received and may be required to pay tax with respect to such dividends in excess of cash received. If a taxable stockholder sells the stock it receives as a dividend, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of the stock at the time of the sale. Furthermore, with respect to non-U.S. holders, we may be required to withhold United States tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock.

Under some circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirements for a year by paying “deficiency dividends” to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends.

Furthermore, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year, or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January immediately following such year, at least the sum of 85% of our REIT ordinary income for such year, 95% of our REIT capital gain net income for the year and any undistributed taxable income from prior periods. Any ordinary income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax.

For purposes of the 90% distribution requirements and 4% excise tax described above, distributions declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our stockholders on December 31 of the year in which they are declared.

Like-Kind Exchanges. We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for United States federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could subject us to United States federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Failure to Qualify

Specified cure provisions are available to us in the event that we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT. Except with respect to violations of the REIT income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status.

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions of the Code do not apply, we will be required to pay tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, and we will not be required to distribute any amounts to our stockholders. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In this event, corporate distributes may be eligible for the dividends-received deduction and non-corporate distributes may be eligible for the preferential tax rates on the qualified dividend income. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which we lost our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies

General. All of our investments are held through our operating partnership. In addition, our operating partnership holds certain of its investments indirectly through subsidiary partnerships and limited liability companies, which we expect, will be treated as partnerships (or disregarded entities) for United States federal income tax purposes. In general, entities that are classified as partnerships (or disregarded entities) for United States federal income tax purposes are treated as “pass-through” entities, which are not required to pay United States federal income tax. Rather, partners or members of such entities are allocated their shares of the items of income, gain, loss, deduction and credit of the entity, and are potentially required to pay tax thereon, without regard to whether the partners or members receive a distribution of cash from the entity. We include in our income our pro rata share of the foregoing items for purposes of the various REIT income tests and in the computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests and subject to special rules relating to the 10% asset test described above, we will include our pro rata share of the assets held by our operating partnership, including its share of its subsidiary partnerships and limited liability companies, based on our capital interest. See “—Taxation of Our Company.”

Entity Classification. Our interests in our operating partnership and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of one or more of these entities as a partnership (or disregarded entity). For example, an entity that would otherwise be classified as a partnership for United States federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” and certain other requirements are met. A partnership or limited liability company would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury regulations. We do not anticipate that our operating partnership, or any subsidiary partnership or limited liability company will be treated as a publicly traded partnership, which is taxable as a corporation. However, if any such entity were treated as a corporation, it would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See “—Taxation of Our Company—Asset Tests” and “—Income Tests.” This, in turn, could prevent us from qualifying as a REIT. See “—Failure to Qualify” for a discussion of the effect of our failure to meet these tests for a taxable year. In addition, a change in our operating partnership’s or a subsidiary partnership’s or limited liability company’s tax status might be treated as a taxable event. In that case, we might incur a tax liability without any related cash distributions. We believe our operating partnership and each of our other partnerships and limited liability companies will be classified as a partnership or a disregarded entity for United States federal income tax purposes.

Allocations of Income, Gain, Loss and Deduction. The net income of our operating partnership generally will be allocated to us to the extent of the accrued preferred return on our Series A preferred units and then to us, as the general partner, and to the limited partners in accordance with our respective percentage interests in the common units issued by our operating partnership. Net loss will generally be allocated to us, as general partner, and the limited partners in accordance with our respective common percentage interests in our operating partnership until the limited partner’s capital is reduced to zero and any remaining net loss would be allocated to us. Certain limited partners have agreed to guarantee debt of our operating partnership, either directly or indirectly through an agreement to make capital contributions to our operating partnership under limited circumstances. As a result of these guarantees or contribution agreements, and notwithstanding the foregoing discussion of allocations of income and loss of our operating partnership to holders of operating partnership units, such limited partners could under limited circumstances be allocated a disproportionate amount of net loss upon a liquidation of our operating partnership, which net loss would have otherwise been allocable to us. In addition, the partnership agreement further provides that holders of LTIP units will be entitled to receive special allocations of gain in the event of a sale or hypothetical sale of assets of our operating partnership prior to the allocation of gain to holders of common operating partnership units. This special allocation of gain is intended to enable the holders of LTIP units to convert their LTIP units into common units.

If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder, the item subject to the allocation would be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnership’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury regulations promulgated thereunder.

Tax Allocations With Respect to the Properties. Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership, must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution, as adjusted from time to time. These allocations are solely for United States federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. Appreciated property was contributed to our operating partnership in exchange for interests in our operating partnership in connection with our formation. The partnership agreement requires that these allocations be made in a manner consistent with Section 704(c) of the Code. This could cause us to be allocated (1) lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties had a tax basis equal to their fair market value at the time of the contribution and (2) taxable gain in the event of a sale of such contributed properties in excess of the economic or book income allocated to us as a result of such sale, with a corresponding benefit to the other partners in our operating partnership. An allocation described in the preceding sentence might cause us or the other partners to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements. See “—Taxation of Our Company—Requirements for Qualification as a Real Estate Investment Trust” and “—Annual Distribution Requirements.” To the extent our depreciation is reduced, or our gain on sale is increased, a greater portion of our distributions may be taxed as dividend income. Treasury regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for book-tax differences. We have not yet decided what method will be used to account for book-tax differences for properties that may be acquired by our operating partnership in the future.

Any property acquired by our operating partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code will not apply.

United States Federal Income Tax Considerations for Holders of Our Capital Stock

The following summary describes the material United States federal income tax consequences to you of purchasing, owning and disposing of our capital stock. This summary assumes that you hold our stock as a “capital asset” (generally, property held for investment within the meaning of Section 1221 of the Code). Your tax treatment will vary depending on your particular situation, and this discussion does not address all the tax consequences that may be relevant to you in light of your particular circumstances. This discussion does not address the tax consequences relevant to persons who receive special treatment under the United States federal income tax law, except to the extent discussed specifically herein. Holders receiving special treatment include, without limitation:

•	financial institutions, banks and thrifts,
•	insurance companies,
•	tax-exempt organizations,
•	“S” corporations,
•	traders in securities that elect to mark to market,
•	partnerships, pass-through entities and persons holding our securities through a partnership or other pass-through entity,
•	holders subject to the alternative minimum tax,
•	regulated investment companies and REITs,
•	foreign governments and international organizations,
•	broker-dealers or dealers in securities or currencies,
•	United States expatriates,
•	persons holding our securities as a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction,
•	except to the extent discussed below, non-U.S. holders (as defined below), and
•	U.S. holders (as defined below) whose functional currency is not the United States dollar.

If you are considering purchasing our capital stock, you should consult your tax advisors concerning the application of United States federal income tax laws to your particular situation as well as any consequences of the purchase, ownership and disposition of our stock arising under the laws of any state, local or foreign taxing jurisdiction.

When we use the term “U.S. holder,” we mean a beneficial owner of shares of our capital stock who, for United States federal income tax purposes:

•	is a citizen or resident of the United States,
•
is a corporation or other entity treated as a corporation for United States federal income tax purposes created or organized in or under the laws of the United States or of any state thereof or in the District of Columbia,

•	is an estate the income of which is subject to United States federal income taxation regardless of its source, or
•
is a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust, or a trust that has a valid election in place to be treated as a United States person.

If a partnership (or other entity taxable as a partnership for United States federal income tax purposes) holds our capital stock, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding such stock, you should consult your tax advisor.

If you hold shares of our capital stock and are not a U.S. holder or a partnership or an entity treated as a partnership, you are a “non-U.S. holder.”

Taxable U.S. Holders Generally

Distributions Generally. Distributions out of our current or accumulated earnings and profits, other than capital gain dividends and certain amounts subject to corporate level taxation as discussed below, will constitute dividends taxable to our taxable U.S. holders as ordinary income when actually or constructively received. See “—Tax Rates” below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. holders that are corporations or, except to the extent provided in “—Tax Rates” below, the preferential tax rates on qualified dividend income applicable to non-corporate taxpayers. For purposes of determining whether distributions to holders of our stock are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock and then to our outstanding common stock.

To the extent that we make distributions on our capital stock in excess of our current and accumulated earnings and profits allocable to such stock, these distributions will be treated first as a tax-free return of capital to a U.S. holder. This treatment will reduce the U.S. holder’s adjusted tax basis in its shares of stock by the amount of the distribution, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. holder’s adjusted tax basis in its shares will be taxable as capital gains. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. U.S. holders may not include in their income tax returns any of our net operating losses or capital losses.

Certain stock dividends, including dividends partially paid in our capital stock and partially paid in cash that comply with certain IRS guidance discussed above under “—Taxation of Our Company—Annual Distribution Requirements,” will be taxable to the recipient U.S. holder to the same extent as if paid in cash.

Capital Gain Dividends. Dividends that we properly designate as capital gain dividends will be taxable to our taxable U.S. holders as a gain from the sale or disposition of a capital asset, to the extent that such gain does not exceed our actual net capital gain for the taxable year. These dividends may be taxable to non-corporate U.S. holders at preferential tax rates. See “—Tax Rates” below. U.S. holders that are corporations, however, may be required to treat up to 20% of some capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend then, except as otherwise required by law, we presently intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our stock for the year to the holders of our stock in proportion to the amount that our total dividends, as determined for United States federal income tax purposes, paid or made available to the holders of stock for the year bears to the total dividends, as determined for United States federal income tax purposes, paid or made available to holders of all classes of our stock for the year.

Retention of Net Capital Gains. We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, a U.S. holder generally would:
•
include its pro rata share of our undistributed net capital gains in computing its long-term capital gains in its United States federal income tax return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable,

•	be deemed to have paid the capital gains tax imposed on us on the designated amounts included in the U.S. holder’s long-term capital gains,
•	receive a credit or refund for the amount of tax deemed paid by it,
•	increase the adjusted basis of its stock by the difference between the amount of includable gains and the tax deemed to have been paid by it, and
•	in the case of a U.S. holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury regulations to be promulgated by the IRS.

Passive Activity Losses and Investment Interest Limitations. Distributions we make and gain arising from the sale or exchange by a U.S. holder of our shares will not be treated as passive activity income. As a result, U.S. holders generally will not be able to apply any “passive losses” against this income or gain. A U.S. holder may elect to treat capital gain dividends, capital gains from the disposition of stock and qualified dividend income as investment income for purposes of computing the investment interest limitation, but in such case, the stockholder will be taxed at ordinary income rates on such amount. Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Dispositions of Our Capital Stock. If a U.S. holder sells or disposes of shares of our capital stock, the holder will recognize gain or loss for United States federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder’s adjusted basis in the shares for tax purposes. This gain or loss, except as provided below, will be long-term capital gain or loss if the holder has held the capital stock for more than one year. However, if a U.S. holder recognizes loss upon the sale or other disposition of capital stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. holder received distributions from us which were required to be treated as long-term capital gains.

Redemption of Our Capital Stock. A redemption of shares of our capital stock will be treated under the Code as a distribution taxable as a dividend to the extent of our current and accumulated earnings and profits at ordinary income rates unless the redemption satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed shares. The redemption will be treated as a sale or exchange if it:

•	is “substantially disproportionate” with respect to the U.S. holder,
•	results in a “complete termination” of the U.S. holder’s stock interest in us, or
•	is “not essentially equivalent to a dividend” with respect to the U.S. holder,

all within the meaning of Section 302(b) of the Code.

In determining whether any of these tests have been met, shares of capital stock, including common stock and other equity interests in us, considered to be owned by the U.S. holder by reason of certain constructive ownership rules set forth in the Code, as well as shares of capital stock actually owned by the U.S. holder, must generally be taken into account. Because the determination as to whether any of the alternative tests of  Section 302(b) of the Code will be satisfied with respect to the U.S. holder depends upon the facts and circumstances at the time of the redemption, U.S. holders are advised to consult their tax advisors to determine the appropriate tax treatment.

If a redemption of shares of our capital stock is treated as a distribution taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. A U.S. holder’s adjusted basis in the redeemed shares for tax purposes will be transferred to its remaining shares of our capital stock, if any. If a U.S. holder owns no other shares of our capital stock, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

If a redemption of shares of our stock is not treated as a distribution taxable as a dividend, it will be treated as a taxable sale or exchange in the manner described above under “—Dispositions of Our Capital Stock.”

Information Reporting and Backup Withholding. We report to our U.S. holders and the IRS the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a U.S. holder may be subject to backup withholding with respect to dividends paid unless the U.S. holder comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. holder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the U.S. holder’s United States federal income tax liability, provided the required information is timely filed with the IRS. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status. See “—Taxation of Non-U.S. Holders.”

Foreign Accounts. Certain payments made after December 31, 2012 to “foreign financial institutions” in respect of accounts of U.S. holders at such financial institutions may be subject to withholding at a rate of 30%. U.S. holders should consult their tax advisors regarding the effect, if any, of this new legislation on their ownership and disposition of our capital stock. See “—Taxation of Non-U.S. Holders—Foreign Accounts.”

Taxation of Tax-Exempt Stockholders

Dividend income from us and gain arising upon a sale of our shares generally should not be unrelated business taxable income to a tax-exempt stockholder, except as described below. This income or gain will be unrelated business taxable income, however, if a tax-exempt stockholder holds its shares as “debt-financed property” within the meaning of the Code or if the shares are used in a trade or business of the tax-exempt stockholder. Generally, “debt-financed property” is property, the acquisition or holding of which is financed through a borrowing by the tax-exempt stockholder.

For tax-exempt stockholders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from United States federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, income from an investment in our shares will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, a portion of the dividends paid by a “pension-held REIT” may be treated as unrelated business taxable income as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a “pension-held REIT” if it is able to satisfy the “not closely held” requirement without relying on the “look-through” exception with respect to certain trusts or if such REIT is not “predominantly held” by “qualified trusts.” As a result of limitations on the transfer and ownership of stock contained in our charter, we do not expect to be classified as a “pension-held REIT,” and as a result, the tax treatment described in this paragraph should be inapplicable to our stockholders. However, because our stock will be publicly traded, we cannot guarantee that this is or will always be the case.

Taxation of Non-U.S. Holders

The following discussion addresses the rules governing United States federal income taxation of the ownership and disposition of our capital stock by non-U.S. holders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of United States federal income taxation that may be relevant to a non-U.S. holder in light of its particular circumstances and does not address any state, local or foreign tax consequences. We urge non-U.S. holders to consult their tax advisors to determine the impact of United States federal, state, local and foreign income tax laws on the purchase, ownership, and disposition of shares of our capital stock, including any reporting requirements.

Distributions Generally. Distributions (including certain stock dividends) that are neither attributable to gain from our sale or exchange of United States real property interests nor designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty unless the distributions are treated as effectively connected with the conduct by the non-U.S. holder of a United States trade or business. Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with such a trade or business will be subject to tax on a net basis at graduated rates, in the same manner as dividends paid to U.S. holders are subject to tax, and are generally not subject to withholding. Any such dividends received by a non-U.S. holder that is a corporation may also be subject to an additional branch profits tax at a 30% rate or an such lower rate as may be specified by an applicable income tax treaty.

For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. As a result, except with respect to certain distributions attributable to the sale of United States real property interests as described below, we expect to withhold United States federal income tax at the rate of 30% on any distributions made to a non-U.S. holder unless:

•	a lower treaty rate applies and the non-U.S. holder files with us an IRS Form W-8BEN evidencing eligibility for that reduced treaty rate, or
•	the non-U.S. holder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. holder’s United States trade or business.

Distributions in excess of our current or accumulated earnings and profits will not be taxable to a non-U.S. holder to the extent that such distributions do not exceed the adjusted basis of the stockholder’s capital stock, but rather will reduce the adjusted basis of such stock. To the extent that such distributions exceed the adjusted basis of a non-U.S. holder’s capital stock, they will give rise to gain from the sale or exchange of such stock, the tax treatment of which is described below. For withholding purposes, we expect to treat all distributions as if made out of our current or accumulated earnings and profits. However, amounts withheld should generally be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current or accumulated earnings and profits.

Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests. Distributions to a non-U.S. holder that we properly designate as capital gain dividends, other than those arising from the disposition of a United States real property interest, generally should not be subject to United States federal income taxation, unless:

(1)
the investment in our stock is treated as effectively connected with the non-U.S. holder’s United States trade or business, in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a foreign corporation may also be subject to the 30% branch profits tax, as discussed above, or

(2)
the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains.

Pursuant to the Foreign Investment in Real Property Tax Act, or FIRPTA, distributions to a non-U.S. holder that are attributable to gain from our sale or exchange of United States real property interests (whether or not designated as capital gain dividends) will cause the non-U.S. holder to be treated as recognizing such gain as income effectively connected with a United States trade or business. Non-U.S. holders would generally be taxed at the same rates applicable to U.S. holders, subject to a special alternative minimum tax in the case of nonresident alien individuals. We also will be required to withhold and to remit to the IRS 35% (or 15% to the extent provided in Treasury regulations) of any distribution to non-U.S. holders that is designated as a capital gain dividend, or, if greater, 35% (or 15% to the extent provided in Treasury regulations) of a distribution to the non-U.S. holders that could have been designated as a capital gain dividend. The amount withheld is creditable against the non-U.S. holder’s United States federal income tax liability. However, any distribution with respect to any class of stock which is regularly traded on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the U.S. withholding tax described above, if the non-U.S. holder did not own more than 5% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions generally will be treated in the same manner as ordinary dividend distributions.

Retention of Net Capital Gains. Although the law is not clear on the matter, it appears that amounts designated by us as retained capital gains in respect of the stock held by U.S. holders generally should be treated with respect to non-U.S. holders in the same manner as actual distributions by us of capital gain dividends. Under this approach, a non-U.S. holder would be able to offset as a credit against its United States federal income tax liability resulting from its proportionate share of the tax paid by us on such retained capital gains, and to receive from the IRS a refund to the extent of the non-U.S. holder’s proportionate share of such tax paid by us exceeds its actual United States federal income tax liability.

Sale of Our Capital Stock. Gain recognized by a non-U.S. holder upon the sale or exchange of our capital stock generally will not be subject to United States federal income taxation unless such stock constitutes a “United States real property interest” within the meaning of FIRPTA. Our stock will not constitute a “United States real property interest” so long as we are a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT if at all times during a specified testing period, less than 50% in value of such REIT’s stock is held directly or indirectly by non-U.S. holders. We believe, but cannot guarantee, that we have been a domestically controlled qualified investment entity, and because most of our capital stock is publicly traded, no assurance can be given that we will continue to be a domestically-controlled qualified investment entity.

Notwithstanding the foregoing, gain from the sale or exchange of our stock not otherwise subject to FIRPTA will be taxable to a non-U.S. holder if either (1) the investment in our stock is treated as effectively connected with the non-U.S. holder’s United States trade or business or (2) the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met. In addition, even if we qualify as a domestically controlled qualified investment entity, upon disposition of our stock (subject to the 5% exception applicable to “regularly traded” stock described above under “—Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests”), a non-U.S. holder may be treated as having gain from the sale or exchange of United States real property interest if the non-U.S. holder (1) disposes of our stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a United States real property interest and (2) acquires, or enters into a contract or option to acquire, other shares of our stock during the 61-day period beginning with the first day of the 30-day period described in clause (1). Non-U.S. holders should contact their tax advisors regarding the tax consequences of any sale, exchange, or other taxable disposition of our stock.

Even if we do not qualify as a domestically-controlled qualified investment entity at the time a non-U.S. holder sells or exchanges our stock, gain arising from such a sale or exchange would not be subject to United States federal income taxation under FIRPTA as a sale of a United States real property interest if:

(1)	such class of stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market such as the NYSE, and
(2)	such non-U.S. holder owned, actually and constructively, 5% or less of our stock throughout the applicable testing period.

If gain on the sale or exchange of our stock were subject to taxation under FIRPTA, the non-U.S. holder would be subject to regular United States federal income tax with respect to such gain in the same manner as a taxable U.S. holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale or exchange of our stock were subject to taxation under FIRPTA, and if shares of our stock were not “regularly traded” on an established securities market, the purchaser of such stock would be required to withhold and remit to the IRS 10% of the purchase price. If amounts withheld on a sale, redemption, repurchase, or exchange of our stock exceed the non-U.S. holder’s substantive tax liability resulting from such disposition, such excess may be refunded or credited against such non-U.S. holder’s United States federal income tax liability, provided that the required information is provided to the IRS on a timely basis. Amounts withheld on any such sale, exchange or other taxable disposition of our stock may not satisfy a non-U.S. holder’s entire tax liability under FIRPTA, and such non-U.S. holder remains liable for the timely payment of any remaining tax liability.

Information Reporting and Backup Withholding. Generally, we must report annually to the IRS the amount of dividends paid to a non-U.S. holder, such holder’s name and address, and the amount of tax withheld, if any. A similar report is sent to the non-U.S. holder. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the non-U.S. holder’s country of residence.

Payments of dividends or of proceeds from the disposition of stock made to a non-U.S. holder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non-United States status on an IRS Form W-8BEN or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that a non-U.S. holder is a United States person.

Backup withholding is not an additional tax. Rather, the United States federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is timely furnished to the IRS.

Foreign Accounts. Withholding taxes may apply to certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities after December 31, 2012. Under these rules, a 30% withholding tax will be imposed on dividends on, or gross proceeds from the sale or other disposition of, our stock paid to a foreign financial institution or to a foreign non-financial entity, unless (1) the foreign financial institution undertakes certain diligence and reporting obligations or (2) the foreign non-financial entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner. If the payee is a foreign financial institution, it must enter into an agreement with the United States Treasury requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. Prospective investors should consult their tax advisors regarding these rules.

United States Federal Income Tax Considerations for Holders of Our Debt Securities

The following summary describes the principal United States federal income tax consequences to you of purchasing, owning and disposing of debt securities issued by us. This discussion assumes the debt securities will be issued without original issue discount, or OID. OID with respect to a debt security is the excess, if any, of the debt security’s “stated redemption price at maturity” over its “issue price.” The “stated redemption price at maturity” is the sum of all payments provided by the debt security, whether designated as interest or as principal, other than payments of “qualified stated interest.” Interest on debt security generally will constitute qualified stated interest if the interest is unconditionally payable, or will be constructively received under Section 451 of the Code, in cash or in property, other than debt instruments issued by us, at least annually at a single fixed rate. The “issue price” of a debt security is the first price at which a substantial amount of the debt securities in the issuance that includes such debt security is sold for money, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The amount of OID with respect to a debt security will be treated as zero if the OID is less than an amount equal to 0.0025 multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity, or, in the case of a debt security that provides for payment of any amount other than qualified stated interest prior to maturity, the weighted average maturity of the debt security. If one or more series of debt securities are issued with OID, disclosure concerning the tax considerations arising therefrom will be included with the applicable prospectus supplement. If you are considering purchasing our debt securities, you should consult your tax advisors concerning the application of United States federal income tax laws to your particular situation as well as any consequences of the purchase, ownership and disposition of our debt securities arising under the laws of any state, local or foreign taxing jurisdiction.

Taxable U.S Holders of Our Debt Securities

Stated Interest. U.S. holders generally must include interest on the debt securities in their federal taxable income as ordinary income:

•	when it accrues, if the U.S. holder uses the accrual method of accounting for federal income tax purposes, or
•	when the U.S. holder actually or constructively receives it, if the U.S. holder uses the cash method of accounting for federal income tax purposes.

If we redeem or otherwise repurchase the debt securities, we may be obligated to pay additional amounts in excess of stated principal and interest. Unless otherwise provided in an applicable prospectus supplement, we intend to take the position that the debt securities should not be treated as contingent payment debt instruments because of this additional payment. Assuming such position is respected, a U.S. holder would be required to include in income the amount of any such additional payment at the time such payment is received or accrued in accordance with such U.S. holder’s method of accounting for United States federal income tax purposes. If the IRS successfully challenged this position, and the debt securities were treated as contingent payment debt instruments, U.S. holders could be required to accrue interest income at a rate higher than the stated interest rate on the debt securities and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange or redemption of a debt security. U.S. holders are urged to consult their tax advisors regarding the potential application to the debt securities of the contingent payment debt instrument rules and the consequences thereof.

Sale, Exchange or Other Taxable Disposition of the Debt Securities. Unless a non-recognition provision applies, U.S. holders must recognize taxable gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a debt security. The amount of gain or loss equals the difference between (1) the amount the U.S. holder receives for the debt security in cash or other property, valued at fair market value, less the amount thereof that is attributable to accrued but unpaid interest on the debt security and (2) the U.S. holder’s adjusted tax basis in the debt security. A U.S. holder’s initial tax basis in a debt security generally will equal the price the U.S. holder paid for the debt security.

Gain or loss generally will be long-term capital gain or loss if at the time the debt security is disposed of it has been held for more than one year. Otherwise, it will be a short-term capital gain or loss. The deductibility of capital losses is subject to limitations. Payments attributable to accrued interest, which have not yet been included in income, will be taxed as ordinary interest income.

Backup Withholding and Information Reporting. Backup withholding at the applicable statutory rate may apply when a U.S. holder receives interest payments on a debt security or proceeds upon the sale or other disposition of a debt security. Certain holders including, among others, certain tax-exempt organizations, are generally not subject to backup withholding. In addition, backup withholding will not apply to a U.S. holder who provides his or her social security or other taxpayer identification number in the prescribed manner unless:

•	the IRS notifies us or our paying agent that the taxpayer identification number provided is incorrect,
•	the U.S. holder fails to report interest and dividend payments received on the U.S. holder’s tax return and the IRS notifies us or our paying agent that backup withholding is required, or
•	the U.S. holder fails to certify under penalty of perjury that backup withholding does not apply.

A U.S. holder of debt securities who provides us or our paying agent with an incorrect taxpayer identification number may be subject to penalties imposed by the IRS. If backup withholding does apply, the U.S. holder may request a refund of the amounts withheld or use the amounts withheld as a credit against the U.S. holder’s United States federal income tax liability as long as the U.S. holder timely provides the required information to the IRS. U.S. holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedures for obtaining the exemption.

We will be required to furnish annually to the IRS and to holders of debt securities information relating to the amount of interest paid on the debt securities, and that information reporting may also apply to payments of proceeds from the sale of the debt securities to those holders. Some holders, including corporations, financial institutions and certain tax-exempt organizations, generally are not subject to information reporting.

Non-U.S. Holders of Our Debt Securities

This section applies to you if you are a non-U.S. holder of our debt securities. Special rules may apply to certain non-U.S. holders such as “controlled foreign corporations” and “passive foreign investment companies.” Such entities are encouraged to consult their tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

Payments of Interest. Interest paid to a non-U.S. holder will not be subject to United States federal income taxes or withholding tax if the interest is not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States, and the non-U.S. holder:

•	does not actually or constructively own a 10% or greater interest in the total combined voting power of all classes of our voting stock,
•	is not a controlled foreign corporation with respect to which we are a “related person” within the meaning of Section 864(d)(4) of the Internal Revenue Code,
•	is not a bank that received such debt securities on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, and
•
provides the appropriate certification as to the non-U.S. holder’s status. A non-U.S. holder can generally meet this certification requirement by providing a properly executed Internal Revenue Service Form W-8BEN or appropriate substitute form to us or our paying agent. If the debt securities are held through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder may be required to provide appropriate documentation to the agent. The agent will then generally be required to provide appropriate certifications to us or our paying agent, either directly or through other intermediaries. Special certification rules apply to foreign partnerships, estates and trusts, and in certain circumstances certifications as to foreign status of partners, trust owners or beneficiaries may have to be provided to us or our paying agent.

If a non-U.S. holder does not qualify for an exemption under these rules, interest income from the debt securities may be subject to withholding tax at the rate of 30% (or lower applicable treaty rate) at the time such interest is paid. The payment of interest effectively connected with a United States trade or business, however, would not be subject to a 30% withholding tax so long as the non-U.S. holder provides us or our paying agent an adequate certification (currently on IRS Form W-8ECI), but such interest would be subject to United States federal income tax on a net basis at the rates applicable to United States persons generally. In addition, if the payment of interest is effectively connected with a foreign corporation’s conduct of a United States trade or business, that foreign corporation may also be subject to a 30% (or lower applicable treaty rate) branch profits tax. To claim the benefit of a tax treaty, a non-U.S. holder must provide a properly executed IRS Form W-8BEN claiming exemption from or reduction in withholding before the payment of interest, and a non-U.S. holder may be required to obtain a United States taxpayer identification number and provide documentary evidence issued by foreign governmental authorities to prove residence in the foreign country.

Sale, Exchange or Other Taxable Disposition of Debt Securities. Non-U.S. holders generally will not be subject to United States federal income tax on any amount, which constitutes capital gain upon a sale, exchange, redemption, retirement or other taxable disposition of a debt security, unless either of the following is true:

•
the non-U.S. holder’s investment in the debt securities is effectively connected with the conduct of a United States trade or business and, if an income tax treaty applies, the non-U.S. holder maintains a “permanent establishment” in the United States to which the gain is attributable, or

•
the non-U.S. holder is a nonresident alien individual holding the debt security as a capital asset, is present in the United States for 183 or more days in the taxable year within which the sale, redemption or other disposition takes place, and certain other requirements are met.

For non-U.S. holders described in the first bullet point above, the net gain derived from the retirement or disposition of the debt securities generally would be subject to United States federal income tax at the rates applicable to United States persons generally (or lower applicable treaty rate). In addition, foreign corporations may be subject to a 30% (or lower applicable treaty rate) branch profits tax if the investment in the debt security is effectively connected with the foreign corporation’s conduct of a United States trade or business. Non-U.S. holders described in the second bullet point above will be subject to a flat 30% United States federal income tax on the gain derived from the retirement or disposition of their debt securities, which may be offset by United States source capital losses, even though non-U.S. holders are not considered residents of the United States.

Backup Withholding and Information Reporting. Backup withholding and information reporting generally will not apply to payments made to a non-U.S. holder with respect to the debt securities, provided that we do not have actual knowledge or reason to know that the non-U.S. holder is a U.S. person and the holder has given us the certification described above under “Non-U.S. Holders of Our Debt Securities—Payments of Interest.” In addition, a non-U.S. holder will not be subject to backup withholding or information reporting with respect to the proceeds of the sale of debt securities within the United States or conducted through certain U.S.-related financial intermediaries, if the payor receives the statement described above and does not have actual knowledge or reason to know that the holder is a United States person, as defined in the Internal Revenue Code, or the non-U.S. holder otherwise establishes an exemption. However, we may be required to report annually to the Internal Revenue Service and to a non-U.S. holder the amount of, and the tax withheld with respect to, any interest paid to the non-U.S. holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides.

A non-U.S. holder generally will be entitled to credit any amounts withheld under the backup withholding rules against the holder’s United States federal income tax liability, provided that the required information is furnished to the Internal Revenue Service in a timely manner. Non-U.S. holders of debt securities should consult their tax advisors regarding the application of backup withholding and information reporting in their particular situation, the availability of an exemption therefrom, and the procedure for obtaining an exemption, if available.

Tax Rates

The maximum tax rate for non-corporate taxpayers for (1) capital gains, including certain “capital gain dividends,” is generally 15% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) “qualified dividend income” is generally 15%. However, dividends payable by REITs are not eligible for the 15% tax rate on qualified dividend income, except to the extent that certain holding requirements have been met and the REIT’s dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries) or to income that was subject to tax at the corporate/REIT level (for example, if it distributed taxable income that it retained and paid tax on in the prior taxable year). For taxable years beginning after December 31, 2012, the 15% the capital gains tax rate is currently scheduled to increase to 20% and the rate applicable to dividends will increase to the tax rate then applicable to ordinary income. In addition, U.S. holders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income.

In addition, certain U.S. holders who are individuals, estates or trusts must pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of stock or debt obligations for taxable years beginning after December 31, 2012. U.S. holders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our capital stock or debt securities.

Foreign Accounts

Withholding taxes may apply to certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities after December 31, 2012. Under these rules, a 30% withholding tax will be imposed on dividends on, or gross proceeds from the sale or other disposition of, our capital stock or debt securities paid to a foreign financial institution or to a foreign non-financial entity, unless (1) the foreign financial institution undertakes certain diligence and reporting obligations or (2) the foreign non-financial entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner. If the payee is a foreign financial institution, it must enter into an agreement with the United States Treasury requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. The legislation applies to payments made after December 31, 2012, but does not apply to debt instruments outstanding on March 18, 2012. Prospective investors should consult their tax advisors regarding these rules.

Other Tax Consequences

State, local and foreign income tax laws may differ substantially from the corresponding United States federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or foreign jurisdiction or any United States federal tax other than the income tax. You should consult your tax advisors regarding the effect of state and local tax laws with respect to our tax treatment as a REIT and on an investment in our securities.

Restrictions on Ownership of Shares of Capital Stock

For us to qualify as a REIT, no more than 50% in value of the outstanding shares of our stock may be owned, directly or indirectly through the application of certain attribution rules under the Internal Revenue Code, by any five or fewer individuals, as defined in the Internal Revenue Code to include specified entities, during the last half of any taxable year other than our first taxable year. In addition, the outstanding shares of our stock must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year, excluding our first taxable year for which we elect to be taxed as a REIT. In addition, we must meet requirements regarding the nature of our gross income to qualify as a REIT. One of these requirements is that at least 75% of our gross income for each calendar year must consist of rents from real property and income from other real property investments. The rents received from any tenant will not qualify as rents from real property, which could result in our loss of REIT status, if we own, actually or constructively within the meaning of certain provisions of the Internal Revenue Code, 10% or more of the ownership interests in that tenant. To assist us in preserving our status as a REIT, among other purposes, our charter contains limitations on the ownership and transfer of shares of our stock which prohibit: (i) any person or entity from owning or acquiring, directly or indirectly, more than 9.8% of the value of the aggregate of our then outstanding capital stock or more than 9.8% of the value or number of shares, whichever is more restrictive, of the aggregate of our then outstanding common stock; (ii) any person or entity from owning or acquiring, directly or indirectly shares of our stock to the extent such ownership would result in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code or otherwise failing to qualify as a REIT; and (iii) any transfer of or other event or transaction with respect to shares of capital stock that would result in the beneficial ownership of our outstanding shares of capital stock by fewer than 100 persons.

Our charter provides: that the shares of our capital stock that, if transferred, would: (i) result in a violation of the 9.8% ownership limits; (ii) result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code; (iii) cause us to own, actually or constructively, 9.9% or more of the ownership interests in a tenant of our real property or the real property of any direct or indirect subsidiary or partnership of ours; or (iv) otherwise cause us to fail to qualify as a REIT, will be transferred automatically to a trust effective as of the close of business on the day before the purported transfer of such shares of our capital stock. We will designate a trustee of the share trust that will not be affiliated with us or the purported transferee or record holder. We will also name a charitable organization as beneficiary of the share trust. The trustee will receive all distributions on the shares of our capital stock in the share trust and will hold such distributions in trust for the benefit of the beneficiary. The trustee also will vote the shares of capital stock in the share trust and, subject to Maryland law, will have the authority (1) to rescind as void any vote cast by the intended transferee prior to our discovery that the shares have been transferred to the share trust and (2) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. The intended transferee will acquire no rights in such shares of capital stock, unless, in the case of a transfer that would cause a violation of the 9.8% ownership limits, the transfer is exempted (prospectively or retroactively) by the board of directors from the ownership limit based upon receipt of information (including certain representations and undertakings from the intended transferee) that such transfer would not violate the provisions of the Internal Revenue Code for our qualification as a REIT. In addition, our charter provides that any transfer of shares of our capital stock that would result in shares of our capital stock being owned by fewer than 100 persons will be null and void and the intended transferee will acquire no rights in such shares of our capital stock.

The trustee will transfer the shares of our capital stock to a person whose ownership of shares of our capital stock will not violate the ownership limits. The transfer will be made no earlier than 20 days after the later of our receipt of notice that shares of our capital stock have been transferred to the trust or the date we determine that a purported transfer of shares of stock has occurred. During this 20-day period, we will have the option of repurchasing such shares of our capital stock. Upon any such transfer or repurchase, the purported transferee or holder will receive a per share price equal to the lesser of (i) the price per share in the transaction that resulted in the transfer of such shares to the trust (or, in the case of a gift, devise or other transaction, the price per share at the time of the gift, devise or other transaction), or (ii) the market price on the date we, or our designee, accept the offer to purchase, in the case of a purchase by us, or the price received by the trustee net of any selling commission and expenses, in the case of a sale by the trustee. We (in the case of a purchase by us) and the trustee (in the case of a sale by the trustee) may reduce the amount payable to the purported transferee or holder by the amount of dividends and other distributions which have been paid to such purported transferee or holder and are owed by such purported transferee or holder to the trustee. The charitable beneficiary will receive any excess amounts. In the case of a liquidation, holders of such shares will receive a ratable amount of our remaining assets available for distribution to shares of the applicable class or series taking into account all shares of such class or series. The trustee will distribute to the purported transferee or holder an amount equal to the lesser of the amounts received with respect to such shares or the price per share in the transaction that resulted in the transfer of such shares to the trust (or, in the case of a gift, devise or other transaction, the price at the time of the gift, devise or other transaction) and will distribute any remaining amounts to the charitable beneficiary.

Any person who acquires or attempts to acquire shares of our capital stock in violation of the foregoing restrictions or who owns shares of our capital stock that were transferred to any such trust is required to give immediate written notice to us of such event, and any person who purports to transfer or receive shares of our capital stock subject to such limitations is required to give us 15 days written notice prior to such purported transaction. In both cases, such persons must provide to us such other information as we may request to determine the effect, if any, of such event on our status as a REIT. The foregoing restrictions will continue to apply until the board of directors determines it is no longer in our best interest to attempt to, or to continue to, qualify as a REIT or that compliance with the restrictions is no longer required in order for us to qualify as a REIT.

The 9.8% ownership limits do not apply to a person or persons that the board of directors exempts (prospectively or retroactively) from the ownership limit upon appropriate assurances (including certain representations and undertakings required by our charter) that our qualification as a REIT is not jeopardized. Generally, our Board of Directors can waive the limit . Any person who more than 5% (or such lower percentage applicable under Treasury Regulations) of the outstanding shares of our capital stock during any taxable year is required to deliver a statement or affidavit setting forth the number of shares of our capital stock beneficially owned.

We anticipate that the John Williams beneficial interest will be diluted to 9.8 % or below as a result of the Company’s Capital raise, the initial purchases of Real Estate for stock, issuances of stock to management and others,( such as contributions to third party charitable organizations, located in downtown Urban areas i.e. Schools, universities, hospitals, homeless and rehabilitation centers), during the first year of operations.

Operational Requirements—Asset Tests

At the close of each calendar quarter, we also must satisfy a series of tests relating to the nature of our assets:

•
At least 75% of the value of our total assets must be represented by “real estate assets,” cash, cash items, and U.S. government securities. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other REITs, certain kinds of mortgage-backed securities, and mortgage loans, and, under some circumstances, stock or debt instruments purchased with new capital. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

•	No more than 25% of the value of our assets may be represented by securities that do not satisfy the 75% test.

•	The value of any one issuer’s securities owned by us may not exceed 5% of the value of our gross assets.

•	We may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value.

•	The aggregate value of all securities of taxable REIT subsidiaries held by us may not exceed 25% of the value of our gross assets.

The 5% and 10% asset tests do not apply to securities of taxable REIT subsidiaries, qualified REIT subsidiaries, or securities that are “real estate assets” for purposes of the 75% gross asset test described above. The 10% value test does not apply to certain “straight debt” and certain other excluded securities, including, but not limited to, any loan to an individual or estate, any obligation to pay rents from real property, and any security issued by a REIT. In addition: (a) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test to securities issued by the partnership; (b) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% gross income test; and (c) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership. In general, straight debt is defined as a written, unconditional promise to pay on demand or at a specific date a fixed principal amount, and the interest rate and payment dates on the debt must not be contingent on profits or the discretion of the debtor. In addition, straight debt may not contain a convertibility feature.

After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire securities during a quarter, we may cure the failure by disposing of the non-qualifying assets within 30 days after the close of that quarter.

If we fail the 5% asset test or the 10% asset test at the end of any quarter, and such failure is not cured within 30 days thereafter, to cure the failure, we may dispose of sufficient assets, or otherwise satisfy the requirements of such asset tests, within six months after the last day of the quarter in which we identify the failure, provided that the non-permitted assets do not exceed the lesser of (i) 1% of the total value of our assets at the end of the relevant quarter and (ii) $10,000,000. If we fail any of the other asset tests, or our failure of the 5% and 10% asset tests is in excess of this amount, if the failure was due to reasonable cause and not willful neglect and, after identifying the failure, we file, in accordance with the Treasury Regulations, a schedule that describes each asset that caused the failure, we may avoid disqualification as a REIT, after the 30-day cure period, by taking steps to satisfy the requirements of the applicable asset test within six months after the last day of the quarter in which we identified the failure to satisfy the REIT asset tests, including the disposition of sufficient assets to meet the REIT asset tests and paying a tax equal to the greater of (i) $50,000 and (ii) 35% of the net income that the non-qualifying assets generated during the period in which we failed to satisfy the REIT asset tests.

We believe that our holdings of securities and other assets have complied with, and will continue to comply with, the foregoing REIT asset tests, and we intend to monitor compliance with the tests on an ongoing basis. The values of some of our assets, however, may not be valued precisely, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset tests. Accordingly, we cannot assure you that the IRS will not contend that our assets do not meet the requirements of the REIT asset tests.

Operational Requirements—Annual Distribution Requirement

To qualify as a REIT for each taxable year, we must distribute to our shareholders distributions, other than capital gain distributions, in an amount at least equal to the excess, if any, of (i) the sum of (1) 90% of our “REIT taxable income” (computed without regard to our deduction for dividends paid and our net capital gains) and (2) 90% of the net income, if any (after tax), from foreclosure property (as described below) over (ii) the sum of specified items of noncash income that exceeds a percentage of our income.

In addition to distributions made in the taxable year to which they relate, certain distributions made in the following year are taken into account for these purposes. If distributions are declared in October, November, or December of the taxable year, are payable to record shareholders on a specified date in any such month, and are actually paid before the end of January of the following year, such distributions are treated as both paid by us and received by our shareholders on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year provided we pay such distribution with or before our first regular dividend payment after such declaration and such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our shareholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In certain circumstances, we may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our REIT qualification or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

In order for distributions to be counted towards our distribution requirement and to provide a tax deduction to us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares within a particular class and is in accordance with the preferences among our different classes of shares as set forth in our organizational documents. A distribution of a preferential dividend may cause other distributions to be treated as preferential dividends, possibly preventing us from satisfying the distribution requirement for REIT qualification.

To the extent that we distribute at least 90%, but less than 100%, of our net taxable income, we will be subject to tax at ordinary corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and to pay tax on such gains. In this case, we would elect to have our shareholders include their proportionate share of such undistributed long-term capital gains in their income and receive a corresponding credit for their proportionate share of the tax paid by us. Our shareholders the would increase their adjusted basis in our shares by the difference between the amount included in their long-term capital gains and the tax deemed paid with respect to their shares.

If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such amount over the sum of (A) the amounts that we actually distribute (taking into account excess distributions from prior periods) and (B) the amounts of income that we retain and on which we have paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.

Under certain technical rules governing deficiency dividends, we could lose our ability to cure a REIT distribution failure for a year with a subsequent-year, deficiency dividend if we pay preferential dividends, potentially including “dividend equivalent redemptions.” Accordingly, we intend to pay dividends pro rata within each class, to abide by the rights and preferences of each class of our shares if there is more than one, and to avoid dividend equivalent redemptions. (See “Taxation of Taxable U.S. Shareholders—Dispositions and Redemptions of Our Common Shares” below for a discussion of when redemptions are dividend equivalent and measures we intend to take to avoid them.) Amounts that we distribute in redemptions will not count towards satisfying the 90% distribution requirement or avoiding the 4% excise tax.

We may not have, from time-to-time, sufficient cash to meet the REIT distribution requirements because we need cash to fund redemptions or due to timing differences between (1) the actual receipt of cash, including the receipt of distributions from our pass-through subsidiaries, and (2) our inclusion of items in income for U.S. federal income tax purposes. Additional potential sources of noncash taxable income include loans or mortgage-backed securities that are issued at a discount and, thus, that require the accrual of taxable interest income in advance of our receipt in cash, loans on which the borrower may defer cash payments of interest, and distressed loans on which we may be required to accrue taxable interest income even though the borrower cannot make current interest payments in cash. In addition, we may not have sufficient funds to pay deficiency dividends if we were required to pay them to preserve our REIT status with respect to any taxable year. If we do not have sufficient cash to satisfy our REIT distribution requirements, it may be necessary to sell assets, to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable in-kind distributions of property, including potentially our shares, to satisfy our REIT distribution requirements.

Operational Requirements—Recordkeeping

To continue to qualify as a REIT, we must maintain certain records as set forth in the Treasury Regulations. Further, as we discussed above, we must request, on an annual basis, certain information designed to disclose the ownership of our outstanding shares. We intend to comply with these requirements.

Operational Requirements—Consequences of  IRS Re-characterizations

In computing our REIT taxable income, we will use the accrual method of accounting. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the IRS. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the IRS will challenge positions we take in computing our REIT taxable income and our distributions. Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and non-depreciable or non-amortizable assets such as land, and the current deductibility of fees paid to the Advisor or its affiliates for management and property management services. If the IRS successfully challenges our characterization of a transaction or determination of our taxable income, we could be found to have failed to satisfy a requirement required to maintain our taxable status as a REIT. If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT, unless we were permitted to pay a deficiency distribution to our shareholders, as well as any required interest thereon to the IRS. A deficiency distribution cannot be used to satisfy the distribution requirement, however, if the failure to meet the requirement is not due to a later adjustment to our income by the IRS.

Failure to Qualify as a REIT

If we fail to qualify as a REIT in any taxable year, relief provisions will be available to avoid disqualification if (1) the violation is due to reasonable cause and not willful neglect, (2) we pay a penalty of $50,000 for each failure to satisfy the provision, and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available) or the failure to meet the minimum distribution requirements. This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause and not willful neglect.

If we fail to qualify as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to our shareholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Code, distributions to our shareholders will be taxable, in general, to shareholders and (i) as to our shareholders who are individual U.S. Shareholders, will be taxed at a current, maximum rate of 15% and (ii) as to our shareholders who are C corporations, may be eligible for the dividends received deduction.

Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which we failed to qualify. We cannot assure you that we would be entitled to this statutory relief.

Our failure to qualify as a REIT during any taxable year could have a material adverse effect us and our shareholders.

Prohibited Transactions

Net income derived from prohibited transactions is subject to a 100% tax. The term “prohibited transactions,” in general, includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. We intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of owning and operating properties, and to make sales of properties that are consistent with our investment objectives. Whether a property is held “primarily for sale to customers in the ordinary course of a trade or business,” however, depends on the specific facts and circumstances relating to the property. We cannot assure you that any particular property in which we hold a direct or indirect interest will not be treated as property held for sale to customers, or that certain safe-harbor provisions of the Code that prevent such treatment will apply. The 100% tax will not apply to gains from the sale of property that we hold through a taxable REIT subsidiary, although such income will be subject to tax at regular corporate income tax rates.

Foreclosure Property

Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT’s having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was made, entered into, or acquired by the REIT at a time when default was not imminent or anticipated, and (3) for which the REIT elects to treat the property as foreclosure property. REITs, in general, are subject to tax at the maximum corporate tax rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions, even if the property is held primarily for sale to customers in the ordinary course of a trade or business.

Hedging Transactions

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements, or similar financial instruments. Any income from a hedging transaction to manage risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred by us to acquire or own real estate assets, which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, including gain from the disposition of such a transaction, will be disregarded for purposes of the 75% and the 95% gross income tests. If applicable, there also are rules for disregarding income for purposes of the 75% and the 95% gross income tests with respect to hedges of certain foreign currency risks. To the extent we enter into other types of hedging transactions, the income from those transactions likely will be treated as non-qualifying income for purposes of both the 75% and the 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our ability to qualify as a REIT.

Sale-Leaseback Transactions

We may enter into sale-leaseback transactions. The IRS could take the position that specific sale-leaseback transactions that we treat as true leases are not true leases for U.S. federal income tax purposes but are, instead, financing arrangements or loans. Successful re-characterization of a sale-leaseback transaction as a financing arrangement or loan could jeopardize our REIT status.

Foreign Investments

To the extent that we hold or acquire any investments and, accordingly, pay taxes in other countries, taxes paid by us in non-U.S. jurisdictions may not be passed through to, or used by, our shareholders as a foreign tax credit or otherwise. In addition, certain passive income earned by a non-U.S. taxable REIT subsidiary must be taken in account by us currently (whether or not distributed by the taxable REIT subsidiary) and may not be qualifying income under the 75% and the 95% gross income tests.

Taxation of Taxable U.S. Shareholders

Distributions

If we qualify as a REIT, distributions to our taxable U.S. Shareholders from our current and accumulated earnings and profits, and that are not designated as capital gain dividends, in general, will be ordinary dividend income and will not be eligible for the dividends received deduction for corporations. In determining the extent to which a distribution with respect to our common shares constitutes a dividend for U.S. federal income tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred shares, if any, and then to our common shares. Dividends received from REITs, in general, are not eligible to be taxed at the preferential qualified dividend income rates applicable to individual U.S. Shareholders who receive dividends from taxable C corporations.

U.S. Shareholders who are individuals, in general, are taxed on corporate dividends at a current, maximum rate of 15%. With limited exceptions, however, dividends received by individual U.S. Shareholders from us or from other entities that are taxed as REITs will continue to be taxed at rates applicable to ordinary income, which currently are as high as 35%.

Distributions from us that we properly designate as capital gain dividends will be taxed to U.S. Shareholders as long-term capital gains, to the extent that they do not exceed our actual net capital gains for the taxable year, without regard to the period for which the U.S. Shareholder has held its shares. To the extent that we elect under the applicable provisions of the Code to retain our net capital gains, U.S. Shareholders will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit for taxes paid by us on such retained capital gains. U.S. Shareholders will increase their adjusted tax basis in our common shares by the difference between their allocable share of the retained capital gain and their share of the tax we pay. Corporate U.S. Shareholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains, in general, are taxable at current, maximum U.S. federal rates of 15% in the case of U.S. Shareholders who are individuals and 35% for corporations. Capital gains from the sale of depreciable real property that we held for more than 12 months are subject to a current, 25% maximum U.S. federal income tax rate to the extent of previously claimed depreciation deductions for U.S. Shareholders who are individuals.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a U.S. Shareholder to the extent that they do not exceed the adjusted tax basis of the U.S. Shareholder’s shares with respect to which we made the distributions but will reduce the adjusted tax basis of the shares. To the extent that such distributions exceed the adjusted tax basis of a U.S. Shareholder’s shares, the U.S. Shareholder will include the excess amount in income as either long-term capital gain if the U.S. Shareholder held the shares for more than one year or short-term capital gain if the U.S. Shareholder held the shares held for one year or less.

Any distribution declared by us in October, November, or December of any year and payable to a U.S. Shareholder of record on a specified date in any such month will be treated as both paid by us and received by the U.S. Shareholder on December 31 of the year if we actually make the distribution before the end of January of the following calendar year.

We may elect to designate a portion of our distributions as “qualified dividend income.” A portion of a distribution that we properly designate as qualified dividend income is taxable to non-corporate U.S. Shareholders as net capital gain, provided that the U.S. Shareholder has held the common shares with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such common shares became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions that will be eligible to be designated as qualified dividend income for a taxable year will equal the sum of:

•	the qualified dividend income that we receive during such taxable year from C corporations (including any taxable REIT subsidiary);

•
the excess of any “undistributed” REIT taxable income that we recognized during the immediately preceding year over the U.S. federal income tax that we paid with respect to the undistributed REIT taxable income; and

•
the excess of any income that we recognized during the immediately preceding year from the sale of a built-in-gain asset that we acquired in a carryover basis transaction from a C corporation over the U.S. federal income tax that we paid with respect to the built-in gain.

To the extent that we have available net operating losses and capital losses that we carried forward from prior tax years, such losses may reduce the amount of distributions that we must make to comply with the REIT distribution requirements. See “—Requirements for Qualification as a REIT—Operational Requirements—Annual Distribution Requirement” above. Such losses, however, are not passed through to U.S. Shareholders and do not offset income of U.S. Shareholders from other sources, and they do not affect the character of any distributions that we actually make, which, in general, are subject to tax in the hands of U.S. Shareholders to the extent that we have current or accumulated earnings and profits.

Dispositions and Redemptions of Our Common Shares

In general, a U.S. Shareholder will realize gain or loss upon the sale or other taxable disposition of our common shares in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash that the U.S. Shareholder receives and the U.S. Shareholder’s adjusted tax basis in the common shares at the time of the disposition. In general, a U.S. Shareholder’s adjusted tax basis will equal the U.S. Shareholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. Shareholder over the tax deemed paid by the U.S. Shareholder on the net capital gains (as discussed above), and reduced by returns of capital. In general, capital gains recognized by individuals and other non-corporate U.S. Shareholders upon the sale or disposition of our common shares will be subject to a current, maximum U.S. federal income tax rate of 15% if the U.S. Shareholder held the shares for more than 12 months and will be taxed at current ordinary income rates (currently, up to 35%) if the U.S. Shareholder held the shares for 12 months or less. Gains recognized by U.S. Shareholders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. Holders are advised to consult their tax advisors with respect to their capital gain tax liability. Capital losses recognized by a U.S. Shareholder upon the disposition of our common shares held for more than one year at the time of disposition will be considered long-term capital losses and, in general, only may offset capital gain income of the U.S. Shareholder (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of our common shares by a U.S. Shareholder who has held the shares for six months or less, after applying certain holding-period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. Shareholder as long-term capital gain.

If a U.S. Shareholder recognizes a loss upon a subsequent disposition of our common shares in an amount that exceeds a prescribed threshold, the provisions of recently adopted Treasury Regulations involving “reportable transactions” may apply, requiring separate disclosure of the loss-generating transactions to the IRS. While these Treasury Regulations are directed toward “tax shelters,” they are written quite broadly and apply to transactions that typically would not be considered to be tax shelters. Significant penalties apply for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our common shares or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in transactions involving us (including our Advisor) might be subject to disclosure or other requirements pursuant to these regulations.

A redemption of our common shares will be treated as a distribution in exchange for the redeemed shares and taxed in the same manner as other taxable share sales discussed above, provided that the redemption satisfies one of the tests enabling the redemption to be treated as a sale or exchange. A redemption will be treated as a sale or exchange if it (1) is “substantially disproportionate” with respect to a shareholder, (2) results in a “complete termination” of a shareholder’s interest in our shares or (3) is “not essentially equivalent to a dividend” with respect to a shareholder, all within the meaning of applicable provisions of the Code. In determining whether any of these tests have been met, shares considered to be owned by a shareholder by reason of certain constructive ownership rules, as well as shares actually owned, must generally be taken into account.

A redemption that does not qualify as an exchange under such tests will constitute a dividend equivalent redemption that is treated as a taxable distribution and taxed in the same manner as regular distributions ( i.e. , ordinary dividend income to the extent paid out of earnings and profits unless properly designated as a capital gain dividend). In addition, although guidance is sparse, the IRS could take the position that shareholders who do not participate in any redemption treated as a dividend should be treated as receiving a constructive share distribution taxable as a dividend in the amount of their increased percentage ownership of our shares as a result of the redemption, even though such shareholder did not actually receive cash or other property as a result of such redemption.

To avoid certain issues related to our ability to comply with the REIT distribution requirements and utilize the deficiency dividend procedure (see “—Taxation of the Company—Annual Distribution Requirement” above), we have implemented procedures designed to track our shareholders’ percentage interests in our common shares in order to identify any such dividend equivalent redemptions and will decline to effect a redemption to the extent that we believe that it would constitute a dividend equivalent redemption. We cannot assure you, however, that we will be successful in preventing all dividend equivalent redemptions.

Passive Activity Losses and Investment Interest Limitations

Distributions made by us and gain arising from the sale, redemption or exchange by a U.S. Shareholder of our common shares will not be treated as passive activity income. As a result, U.S. Shareholders will not be able to apply any “passive losses” against income or gain relating to our common shares. Distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. Shareholder that elects to treat capital gain dividends, capital gains from the disposition of shares or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.

Backup Withholding

We will report to our U.S. Shareholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. Shareholder may be subject to backup withholding at the current rate of 28% with respect to dividends paid unless the shareholder is (1) a corporation or comes within other exempt categories and, when required, demonstrates this fact or (2) provides a taxpayer identification number or social security number, certifies under penalties of perjury that such number is correct and that such holder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Shareholder that does not provide a correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. Shareholder who fails to certify its non-foreign status.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

For taxable years beginning after December 31, 2012, certain U.S. stockholders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax. The Medicare tax will apply to, among other things, dividends and other income derived from certain trades or business and net gains from the sale or other disposition of property, such as our capital stock, subject to certain exceptions. Our dividends and any gain from the disposition of our common stock generally will be the type of gain that is subject to the Medicare tax.

Taxation of Tax Exempt Shareholders

U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. They are subject to taxation, however, on their unrelated business taxable income (“UBTI”). If (1) a tax-exempt U.S. Shareholder has not held our common shares as “debt financed property” within the meaning of the Code ( i.e. , where the acquisition or ownership of the property is financed through a borrowing by the tax-exempt shareholder) and (2) our common shares is not otherwise used in an unrelated trade or business, distributions from us and income from the sale or redemption of our common shares generally should not give rise to UBTI to a tax-exempt U.S. Shareholder.

Tax-exempt U.S. Shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from U.S. federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

In certain circumstances, a pension trust that (1) is described in Section 401(a) of the Code, (2) is tax-exempt under section 501(a) of the Code and (3) owns more than 10% of the value of our shares could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) either (A) one pension trust owns more than 25% of the value of our shares or (B) a group of pension trusts, each individually holding more than 10% of the value of our shares, collectively owns more than 50% of the value of such shares and (2) we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that REIT shares owned by such trusts will not be treated as individuals for purposes of the requirement that not more than 50% of the value of the outstanding shares of a REIT is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities). Certain restrictions on ownership and transfer of our shares should generally prevent a tax-exempt entity from owning more than 10% of the value of our shares and prevent us from becoming a pension-held REIT.

State, Local and Foreign Taxes

We, our lower-tier entities, and shareholders may be subject to state, local and non-U.S. taxation in various jurisdictions, including those in which we or they transact business, own property or reside. We expect to own interests in properties located in a number of jurisdictions, and we may be required to file tax returns and pay taxes in certain of those jurisdictions. The state, local or non-U.S. tax treatment of us, our lower-tier entities and our shareholders may not conform to the U.S. federal income tax treatment discussed above. Any non-U.S. taxes incurred by us would not pass through to shareholders as a credit against their U.S. federal income tax liability. Prospective shareholders should consult their tax advisor regarding the application and effect of state, local and non-U.S. income and other tax laws on an investment in our common shares.

Materials Available

We are filing this General Form for Registration of Securities on Form 10 to register our common shares of stock pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on a voluntary basis. Because of our obligations by registering our common shares with the SEC under the Exchange Act, we will generally be subject to the requirements of the Exchange Act rules. In particular, we will be required to file:

•	Quarterly reports on Form 10-Q;

•	Annual reports on Form 10-K;

•	Current reports on Form 8-K; and

•	Otherwise comply with the disclosure obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

You may read and copy any materials we file with the Securities and Exchange Commission (“SEC”) at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549, on official business days during the hours of 10:00 am to 3:00 pm Eastern. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. Copies of such materials will also be available free of charge through the SEC’s website ( www.sec.gov ) as soon as reasonably practicable after we electronically file the material with, or furnish it to, the SEC.

Copies of our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports, as well as Reports on Forms 3, 4 and 5 regarding our officers, Directors or 10% beneficial owners, filed or furnished pursuant to Section 13(a), 15(d) or 16(a) of the Exchange Act will also be available free of charge through our website (to be developed and launched) as soon as reasonably practicable after we electronically file the material with, or furnish it to, the SEC. We will also make available on our website copies of certain other documents as soon as practical for those already adopted and thereafter as soon as practical after they are adopted with respect to those not yet adopted, including our Audit Committee Charter, Nomination and Governance Committee Charter, Disclosure Committee Charter, Executive Committee Charter, Code of Ethics for Senior Financial Officers, Code of Ethics and Business Conduct, Governance Guidelines, Insider Trading and Disclosure Policy and Procedure, Whistleblower Policy, Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws. In the event of any changes to these charters or the code or guidelines, changed copies will also be made available on our website. Materials on our website are not part of this Report on Form 10.

Reports to Stockholders

We will prepare an annual report and deliver it to our common stockholders within 120 days after the end of each fiscal year. Our directors are required to take reasonable steps to ensure that the annual report complies with our charter provisions. Among the matters that must be included in the annual report or included in a proxy statement delivered with the annual report are:

•	financial statements prepared in accordance with GAAP that are audited and reported on by independent certified public accountants;

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of advisory fees and the aggregate amount of other fees paid to our Advisor and any affiliates of our Advisor by us or third parties doing business with us during the year;

•	our total operating expenses for the year stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from the independent directors that our policies are in the best interests of our stockholders and the basis for such determination; and

•
a separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our Advisor, a director or any affiliate thereof during the year, which disclosure has been examined and commented upon in the report by the independent directors with regard to the fairness of such transactions.

Financial Information

Additional financial information related to us is included in Item 13 “Consolidated Financial Statements and Supplementary Data.”

For us to qualify as a REIT it must qualify under the Internal Revenue Code, Section 857 (IRS Code). We have not sought approval from the IRS nor do we believe that we currently qualify as a REIT. Under the IRS Code, we, among other requirements, to obtain REIT status, must have a minimum of 100 shareholders, have no more than 50% of the shares held directly or indirectly by five or fewer individuals by the 2nd year as a REIT, invest at least 75% of total assets in qualifying real estate assets, derive at least 75% of gross income from rents from real property, or interest on mortgages on real property and distribute 90% of otherwise taxable income.

We currently have no qualifying REIT assets. We believe that the lack of existing assets may provide a competitive advantage over existing REITs. We are not burdened with assets acquired prior to the current downturn in the real estate market. It is probable that an existing REIT may have assets that would be depressed in comparison to the original purchase price. It is also possible that the original cost of capital to the existing REIT may be higher than that available to us in the current market. Conversely, we have no history of acquiring properties that existing REITs may have. This lack of experience on our part in making acquisitions is a competitive disadvantage to us

Should we become qualified as a REIT on our own, we have no intention of investing in mortgages or investing in Mortgage REIT’s.

We are voluntarily filing this registration statement with the Securities and Exchange Commission and are under no obligation to do so under the Exchange Act. On January 26, 2010, we received notice from the U.S. Securities and Exchange Commission in connection with its Order Instituting Administrative Proceedings (“IAP”) pursuant to Section 12(J) of the Securities and Exchange Act of 1934, as amended (“the Exchange Act”). The IAP was instituted since the Company had been deficient in complying with our obligations under Exchange Act for several years. Specifically, we failed to file Form 10-Ks for the years ended December 31, 2000 through December 31, 2007. In addition, the Form 10-Ks for the years ended December 31, 2008 and 2009 were not filed timely. In addition, the Form 10-Qs for 2001 through 2009 were not filed. As a consequence of the Company’s failure to file these reports, all of our securities were involuntarily deregistered pursuant to 12(j) of the Exchange Act, which in part prohibits broker dealers from effecting transactions in our securities until the securities are registered. Accordingly, we have filed this registration statement Form 10 with the Securities and Exchange Commission so that it is a mandatory reporting company under the 1934 Act which may then make the our securities qualified for quotation and may remove one of the reasons prohibiting broker dealers from effecting transactions in our securities until the securities are registered.

We presently have no employees apart from our management. All of our officers and directors are engaged in outside business activities and anticipate that they will devote very limited time to our business. As of the date of this filing, Messrs. Williams and Orcutt devote approximately five hours per week each to us. We expect no significant changes in the number of our employees other than as a direct result, if any, incident to a business combination. Our Chief Executive Officer, Chief Operating Officer and Chief Financial Officer are expected to work full time, at no less than 40 hours per week, once we have commenced substantial operations.

Prior to September 11, 2001, PSA, Inc. (PSA) was a holding company for entities that were developing interactive television format with the emerging digital broadcast and interactive technologies, and digital video production and post product services, as well as international tour, travel and entertainment products and services, including an e-commerce platform for purchasing travel services.

PSA has been inactive since 2001. The events of September 11, 2001 caused significant damage to the ability of PSA and its subsidiaries to continue in business beyond that date; as the Company derived all of its revenue from the Travel Industry. Our largest asset, an investment in our subsidiary S.M.A. Real Time Inc., was located blocks from ground zero and filed for bankruptcy in 2003 and was ultimately liquidated in 2005 without any recovery to PSA. Accordingly, SMA Real Time is no longer considered one of our assets.

PSA’s operations in the international tour and travel business were closed or sold. The subsidiaries, Royal International Tours, Inc., Travel Treasures, Inc., Jet Vacations, PSAZZ Travel, Inc., PSA Europe AG, PSAZZ TV, Inc., PSAZZ Network, Inc., and PSA Air, Inc. were closed down without any benefit realized by the Company.

We had a pending contract with New York Network, LLC that would have included ten low power television licenses under the call sign WBVT-TV, another with Victory Entertainment Corp. and finally a contract with U.S. Dental, Inc. We were unable to complete these acquisitions and any contract cost or advances made towards the acquisitions were lost. None of our common stock that was planned as part of the consideration for the purchase was issued.

We had previously reported that we had completed the sale of 80% of the issued and outstanding stock of PSAZZ Air, Inc. (“PSAZZ Air”) formerly known as Pacific Southwest Airlines, Inc., an inactive airline majority-owned subsidiary. The purchaser of PSAZZ Air was John D. Williams, who at the time of purchase was a former Board Member of PSA. Pursuant to the agreement, PSA was to receive a $1,000,000 note payable within 18 months and to be secured by 312,500 shares of our common stock otherwise issuable to Mr. Williams for the purchase by the Company of 100% of Pacific Southwest Airline Services, Inc. Once the full effect of the events of September 11, 2001 was fully understood we unwound this transaction, including the issuance of the 312,500 shares of our common stock previously noted.

ITEM 1A.   RISK FACTORS

In addition to the other information provided in this prospectus, you should carefully consider the following risk factors in evaluating our business before purchasing any of our common stock.  All material risks are discussed in this section.

Risks Related to Shearson American REIT, Inc.

We will receive our income, if any, from leasing and resale of investments, which is subject to market and economic changes; if our income is insufficient to meet our capital needs, our ability to meet our business plan objectives will be negatively impacted

Our purpose is to acquire and hold our real estate investments as long-term investments before we resell the investments to maximize anticipated appreciation for our shareholders. The primary income that will be generated by the trust will be the profits, if any, from the operation or holding of the real estate and real estate related investments and upon the resale of the investments. If circumstances arise which cause an investment to remain at its current value or decrease in value, we may generate less income than anticipated.

We will need to raise additional funds to fund our capital needs, which may be unavailable or be available on acceptable terms if at all.

We will need to raise additional capital in the future in order to fulfill our business plans. The timing and amount of our future capital needs will depend on a number of factors, including revenues, if any, generated by the operation of our real estate investments, when and if the properties will appreciate in value, the resale price of the properties and other real estate related investments, our future operating expenses and required capital outlays. There can be no assurance that additional financing will be available when needed on terms favorable to us, if at all.

Further, we may be required to raise additional capital and sell additional securities in the future on terms which are more favorable to those investors than the terms under which our current shareholders purchased their securities in the trust. If adequate funds are not available or are not available on acceptable terms, our ability to fund our current business plans and to acquire additional real estate and real estate related investments would be significantly limited. Such limitation could have a material adverse effect on our results.

Our success is based on continuing to locate and hold suitable real estate investments; failure of our Advisor to locate additional suitable properties or the unsuccessful operation of our existing real estate investments could adversely affect our operations and our ability to make distributions.

Our ability to achieve our investment objectives and to make distributions to our shareholders is dependent upon the performance of our Advisor in locating suitable investments and appropriate financing arrangements for us as well as on the successful management of our properties after acquisition.

We cannot assure that our Advisor will be successful in continuing to obtain suitable investments on financially attractive terms, or be subject to risks attendant to real estate acquisitions, such as:

•	The risk that properties may not perform in accordance with expectations, including projected occupancy and rental rates;

•	The risk that we may overpay for properties; and

•	The risk that we may have underestimated the cost of improvements required to bring an acquired property up to standards established for its intended use or its intended market position.

Ongoing SEC reporting requirements may require us to defer additional acquisitions, which delay may reduce shareholder returns.

As a public reporting company, we will be subject to the ongoing reporting requirements under the Exchange Act. Under the Exchange Act, we may be required to file with the SEC financial statements of properties we acquire and investments we make in real estate-related assets. To the extent any required financial statements are unavailable or cannot be obtained, we may be unable to acquire such properties or real estate-related assets that otherwise would be a suitable investment or we could suffer delays in our investment acquisitions or in complying with our reporting requirements. Delays could result in the loss of investment opportunities or a detrimental change in acquisition pricing.

Our Board of Directors may have to make expedited decisions on whether to invest in certain properties or real estate-related assets, including prior to receipt of detailed information on the investment.

In the current real estate market, our Board of Directors may frequently be required to make expedited decisions in order to effectively compete for the acquisition of desirable properties and other real estate-related assets. In such cases, our Advisor and Board of Directors may not have access to detailed information regarding investment properties, such as physical characteristics, environmental matters, zoning regulations or other local conditions affecting the investment property, at the time of making an investment decision to pay a non-refundable deposit and to proceed with an acquisition. In addition, the actual time period during which our Advisor will be allowed to conduct due diligence may be limited. Therefore, there can be no assurance that our Advisor and Board of Directors will have knowledge of all circumstances that may adversely affect an investment.

We face competition from other real estate investors for suitable properties, and may not be successful in our attempts to acquire desirable properties.

The multi-family real estate industries are highly competitive, and we will face competition for investment opportunities. These competitors may be real estate developers, real estate financing entities, real estate investment trusts, mutual funds, hedge funds, investment banking firms, institutional investors and other entities or investors that acquire real estate  and will likely have substantially greater financial resources than we do. These entities or investors may be able to accept more risk than our Board of Directors believes is in our best interests. This competition may limit the number of suitable investment opportunities offe red to us and also may increase the bargaining power of property owners seeking to sell to us, making it more difficult for us to acquire properties or interests in properties. In addition, we believe that competition from entities organized for purposes similar to ours may increase in the future.

We may change our investment and operational policies without shareholder consent, and such changes could increase our exposure to additional risks.

Generally, our Board of Directors may change our investment and operational policies, including our policies with respect to investments, acquisitions, growth, operations, indebtedness, capitalization and distributions, at any time without the consent of our shareholders, which could result in our making investments that are different from, and possibly riskier than, the types of investments we have acquired in the past or as described in this Form 10. A change in our investment policies may, among other things, increase our exposure to interest rate risk, default risk and commercial real estate market fluctuations, all of which could materially affect our ability to achieve our investment objectives.

There can be no assurance that distributions will be paid or increase over time.

There are many factors that can affect the availability and timing of cash distributions to our shareholders. Distributions will be based principally on cash available from our real estate and real estate related investments. The amount of cash available for distributions will be affected by many factors, such as our ability to acquire profitable real estate investments, successfully managing our real estate properties and our operating expenses. We can give no assurance that we will be able to pay or maintain distributions or that distributions will increase over time. Our actual results may differ significantly from the assumptions used by our Board of Directors in establishing the distribution rate to our shareholders.

We may pay distributions from sources other than our cash flow from operations, which could subject us to additional risks.

We are permitted to pay distributions from any source. If we fund distributions from cash flow from operations or working capital, we will have less funds available for investment in real estate and real estate related investments and our shareholders’ overall return may be reduced. Actual cash available for distributions may vary substantially from the estimates of our Board of Directors. Because we may receive income from interest or rents at various times during our fiscal year, distributions paid may not reflect our income earned in that particular distribution period. In these instances, we may obtain third party financing to fund our distributions, causing us to incur additional interest expense. We may also fund such distributions from the sale of assets or additional securities. Any of these actions could potentially negatively affect future results of operations.

Distributions may include a return of capital, and shareholders may be required to recognize capital gain on distributions.

Distributions payable to shareholders may include a return of capital. To the extent distributions exceed cash flow from operations, a shareholder’s basis in our shares will be reduced and, to the extent distributions exceed a shareholder’s basis, the shareholder may recognize capital gain and be required to make tax payments.

Our systems may be inadequate to support our growth, and our failure to successfully oversee our portfolio of real estate investments could adversely affect our results of operation.

There can be no assurance that we will be able to adapt our management, administrative, accounting and operational systems, or hire and retain sufficient staff, to support any growth we may experience. Our failure to successfully oversee our current and future real estate investments or developments could have a material adverse effect on our results of operation and financial condition and our ability to make distributions to our shareholders.

Neither we or our Advisor or our subsidiary limited partnership has any experience in transacting business with one another or experience in operating a REIT or in the real estate business.

Neither we or our Advisor or our subsidiary have any experience transacting business with one another or any experience in operating a REIT or in the real estate business. Because of our inexperience in these areas, our results of operations may be adversely affected.

Risks Related to Our Status as a REIT and Related Federal Income Tax Matters

If we fail to obtain or continue to qualify as a REIT, we would incur additional tax liabilities that would adversely affect our operations and our ability to make distributions and could result in a number of other negative consequences.

Although our management believes that we will be able to organize,  operate, and operate in such a manner, as to qualify as a real estate investment trust (REIT), as that term is defined under the Internal Revenue Internal Revenue Code, we may not have been organized, may not have operated, or may not be able to continue to be organized or to operate in a manner to have qualified or remain qualified as a REIT. Qualification as a REIT involves the application of highly technical and complex Internal Revenue Internal Revenue Code provisions for which there are only limited judicial or administrative interpretations. Even a technical or inadvertent mistake could endanger our REIT status, once obtained.

The determination that we qualify as a REIT requires an ongoing analysis of various factual matters and circumstances, some of which may not be within our control, regarding our organization and ownership, distributions of our income and the nature and diversification of our income and assets. The fact that we hold substantially all of our assets through Shearson American REIT Properties, LLLP, our operating partnership, and our ongoing reliance on factual determinations, such as determinations related to the valuation of our assets, further complicates the application of the REIT requirements for us.

If we were to obtain and then lose our REIT qualification, we will face income tax consequences that will reduce substantially our available cash for distribution and investments for each of the years involved because:

•	We would be subject to federal corporate income taxation on our taxable income, including any applicable alternative minimum tax, and could be subject to increased state and local taxes;

•	We would not be allowed a deduction for dividends paid to shareholders in computing our taxable income; and

•	Unless we are entitled to relief under applicable statutory provisions, we could not elect to be taxed as a REIT for four taxable years following the year during which we were disqualified.

The increased taxes could reduce the value of the shares as well as cash available for distribution to shareholders and investments in additional assets. In addition, if we fail to continue to qualify as a REIT, we will not be required to make distributions to shareholders. Our failure to continue to qualify as a REIT also could impair our ability to expand our business and to raise capital.

As a REIT, we may be subject to tax liabilities that reduce our cash flow.

Even if we were to obtain and continue to qualify as a REIT for federal income tax purposes, we may be subject to federal and state taxes on our income or property, including the following:

•
To continue to qualify as a REIT, we must distribute annually at least 90% of our REIT taxable income (which is determined without regard to the dividends-paid deduction or net capital gains) to our shareholders. If we satisfy the distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to corporate income tax on the undistributed income. In such situation, shareholders will be treated as having received the undistributed income and having paid the tax directly, but tax-exempt shareholders, such as charities or qualified pension plans, will receive no benefit from any deemed tax payments.

•
We will be subject to a 4% nondeductible excise tax on the amount, if any, by which the distributions that we pay in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income, and 100% of our undistributed income from prior years.

•
If we have net income from the sale of foreclosure property that we hold primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we must pay a tax on that income at the highest corporate income tax rate.

•
If we sell a property, other than foreclosure property that we hold primarily for sale to customers in the ordinary course of business our gain will be subject to the 100% “prohibited transaction” tax.

•
We may be subject to state and local taxes on our income or property, either directly or indirectly, because of the taxation of our operating partnership or of other entities through which we indirectly own our assets.

We may be forced to borrow funds on a short-term basis, to sell assets or to issue securities to meet the REIT minimum distribution requirement or for working capital purposes.

To qualify as a REIT, in general, we must distribute to our shareholders at least 90% of our net taxable income each year, excluding capital gains. However, we could be required to include earnings in our net taxable income before we actually receive the related cash. If we do not have sufficient cash to make the necessary distributions to preserve our REIT status for any year or to avoid taxation, we may need to borrow funds, to sell assets or to issue additional securities even if the then-prevailing market conditions are not favorable for such actions.

To the extent that distributions to our shareholders had been made in anticipation of qualifying as a REIT, we might be required to borrow funds, to sell assets or to issue additional securities to pay the applicable tax if we lose our REIT qualification and are subject to increased taxes.

In addition, we will require a minimum amount of cash to fund our daily operations. Due to the REIT distribution requirements, we may be forced to make distributions when we otherwise would use the cash to fund our working capital needs. Therefore, we may be forced to borrow funds, to sell assets or to issue additional securities at certain times for our working capital needs.

If our operating partnership does not qualify as a partnership, its income may be subject to taxation, and we would no longer qualify as a REIT.

The Internal Revenue Internal Revenue Code classifies “publicly traded partnerships” as associations taxable as corporations (rather than as partnerships), unless substantially all of their taxable income consists of specified types of passive income. We structured our operating partnership to be classified as a partnership for federal income tax purposes. However, no assurances can be given that the IRS will not challenge our position or will not classify our operating partnership as a “publicly traded partnership” for federal income tax purposes. To minimize this risk, we will place certain restrictions on the transfer of partnership units in the LLLP Agreement of our operating partnership. If the IRS would assert successfully that our operating partnership should be treated as a “publicly traded partnership” and substantially all of the operating partnership’s gross income did not consist of the specified types of passive income, the Internal Revenue Internal Revenue Code would treat the operating partnership as an association taxable as a corporation. In such event, we would cease to qualify as a REIT. In addition, the imposition of a corporate tax on the operating partnership would reduce the amount of distributions the operating partnership could make to us and, in turn, reduce the amount of cash available to us to make distributions to our shareholders.

To maintain qualification as a REIT, we have transfer restrictions on our shares that may limit offers to acquire substantial amounts of the trust’s shares at a premium.

To qualify as a REIT, 100 or more persons must beneficially own our shares and no more than 50% of the value of our issued and outstanding shares may be owned directly or indirectly by five or more persons . Currently, our Amended Articles of Incorporation prohibits transfers of our shares that would result in (1) our shares being beneficially owned by fewer than 100 persons, (2) five or fewer individuals, including natural persons, private foundations, specified employee benefit plans and trusts, and charitable trusts, owning more than 50% of our shares, applying broad attribution rules imposed by the federal income tax laws, or (3) before our shares qualify as a class of publicly-offered securities, 25% or more of our shares being owned by ERISA investors. If a shareholder acquires shares in excess of the ownership limits or in violation of the restrictions on transfer, we:

•	May consider the transfer to be void ab initio.

•	May not reflect the transaction on our books.

•	May institute legal action to enjoin the transaction.

•	May redeem such excess shares.

•	Any excess shares shall be automatically transferred to a charitable trust for the benefit of a charitable beneficiary.

If such excess shares are transferred to a trust for the benefit of a charitable beneficiary, the charitable Director shall sell the excess shares and the shareholder will be paid the net proceeds from the sale equal to the lesser of: (1) the price paid by the shareholder or the “market price” of our shares if no value was paid or (2) the price per share received by the charitable Director.

If shares are acquired in violation of the ownership limits or the restrictions on transfer described above:

•	Transferee may lose its power to dispose of the shares; and

•	Transferee may incur a loss from the sale of such shares if the fair market price decreases.

These limitations may have the effect of preventing a change of control or takeover of us by a third party, even if the change in control or takeover would be in the best interest of our shareholders.

Complying with REIT requirements may restrict our ability to operate in a way to maximize profits.

To qualify as a REIT, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our shareholders, and the ownership of our common shares. For example, we may be required to make distributions to shareholders at disadvantageous times, including when we do not have readily available funds for distribution. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

Complying with REIT requirements may force us to forego or liquidate otherwise attractive investments which could negatively impact shareholder value.

To qualify as a REIT, at the end of each calendar quarter, at least 75% of our assets must consist of cash, cash items, government securities and qualified real estate assets. The remainder of our investments in securities (other than government securities and qualified real estate assets), in general, cannot include more than 10% of the voting securities of any one issuer or more than 10% of the value of the outstanding securities of any one issuer. In addition, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value our assets may be represented by securities of one or more taxable REIT subsidiaries. Therefore, we may be required to liquidate otherwise attractive investments or may be forced to forego attractive investments to satisfy these requirements. Such action or inaction could be adverse to our shareholder interests.

Gains from asset sales may be subject to a 100% prohibited transaction tax, which tax could reduce the trust’s available assets and reduce shareholder value.

We may have to sell assets from time to time to satisfy our REIT distribution requirements and other REIT requirements or for other purposes. The IRS may posit that one or more asset sales may be “prohibited transactions.” If we are deemed to have engaged in a “prohibited transaction,” our gain from such sale would be subject to a 100% tax. The Internal Revenue Internal Revenue Code sets forth a safe harbor for REITs that wish to sell property without risking the imposition of the 100% tax, but we cannot assure you that we will be able to qualify for the safe harbor. We will try to avoid the 100% tax by (1) conducting activities that may otherwise be considered prohibited transaction through a taxable REIT subsidiary, (2) conducting our operations in such a manner so that no sale or other disposition of an asset we own, directly or through any subsidiary other than a taxable REIT subsidiary, will be treated as a prohibited transaction or (3) structuring certain sales of our assets to comply with a safe harbor available under the Internal Revenue Code. We do not intend to hold assets in a manner to cause their dispositions to be treated as “prohibited transactions,” but we cannot assure you that the IRS will not challenge our position, especially if we make frequent sales or sales of assets in which we have short holding periods. Payment of a 100% tax would adversely affect our results of operations.

Ordinary dividends payable by REITs generally are taxed at the higher ordinary income rate which could reduce the net cash received by shareholders as a result of an investment in the trust and may be detrimental to our ability to raise additional funds through the sale of our common shares.

The maximum U.S. federal income tax rate for “qualifying dividends” payable by U.S. corporations to individual U.S. shareholders currently is 15%. In general, ordinary dividends payable by REITs to its shareholders, however, are generally not eligible for the reduced rates and generally are taxed at ordinary income rates (the maximum individual income tax rate currently is 35%). This result could reduce the net cash received by shareholders as a result of an investment in the trust and could be detrimental to our ability to raise additional funds through the sale of our common shares.

Changes in legislative or other actions affecting REITs may adversely affect our status as a REIT.

The rules dealing with U.S. federal income taxation are constantly under review by the legislative process, the IRS and the U.S. Treasury Department. Changes to tax laws (which changes may apply retroactively) could adversely affect us or our shareholders. Furthermore, new legislation, regulations, administrative interpretations or court decisions could change the federal income tax laws with respect to our qualification as a REIT or the federal income tax consequences of our qualification. We cannot predict whether, when, in what forms, or with what effective dates, the laws applicable to us or our shareholders may be changed.

Our Board of Directors may revoke our REIT election without shareholder approval, and we would no longer be required to make distributions of our net income.

Our Board of Directors may revoke or otherwise terminate our REIT election without the approval of our shareholders if our Board determines that it is not in our best interest to continue to qualify as a REIT. In such case, we will become subject to U.S. federal income tax on our taxable income, and we no longer will be required to distribute most of our net income to our shareholders, which may reduce the total return to our shareholders and affect the value of the shares.

Risks Related to Tax-Exempt Investors

Common shares may not be a suitable investment for tax-exempt investors.

There are special considerations that apply to investing in common shares on behalf of a trust, pension, profit sharing or 401(k) plans, health or welfare plans, trusts, individual retirement accounts (IRAs), or Keogh plans. If you are investing the assets of any of the above in common shares, you should satisfy yourself that:

•	Your investment is consistent with your fiduciary obligations under applicable law, including common law, ERISA and the Internal Revenue Internal Revenue Code;

•	Your investment is made in accordance with the documents and instruments that govern the trust, plan or IRA, including any investment policy;

•
Your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Internal Revenue Internal Revenue Code;

•	Your investment will not impair the liquidity of the trust, plan or IRA;

•	Your investment will not produce “unrelated business taxable income” for the trust, plan or IRA;

•	You will be able to value the assets of the trust, plan or IRA annually in accordance with ERISA requirements and applicable provisions of the trust, plan or IRA; and

•	Your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

We have not evaluated, and will not evaluate, whether an investment in us is suitable for any particular trust, plan, or IRAs but, in general, we will accept such entities as shareholders if an entity otherwise meets the suitability standards.

Under certain circumstances, tax-exempt shareholders may be subject to unrelated business taxable income, which could adversely affect such shareholders.

Neither ordinary nor capital gain distributions with respect to our common shares nor gain from the sale of our common shares, in general, should constitute unrelated business taxable income to tax-exempt shareholders. The following, however, are some exceptions to this rule:

•
Under certain circumstances, part of the income and gain recognized by certain qualified employee pension trusts with respect to our common shares may be treated as unrelated business taxable income if our common shares are held predominately by qualified employee pension trusts (which we do not expect to be the case);

•
Part of the income and gain recognized by a tax-exempt shareholder with respect to common shares would constitute unrelated business taxable income if the tax-exempt shareholder incurs debt to acquire the common shares; and

•
Part or all of the income or gain recognized with respect to our common shares held by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from federal income taxation under Sections 501(c)(7), (9), (17), or (20) of the Internal Revenue Code may be treated as unrelated business taxable income.

Therefore, tax-exempt shareholders are not assured that all distributions received from the trust will be tax-exempt.

Risks Related to Our Relationship with the Advisor and Its Affiliates

If another REIT internalizes our Advisor, our operations and our results of operations may be negatively affected.

Should our Advisor terminate its services with us by becoming affiliated with another REIT and we fail to find a suitable replacement, our operations and results of operations will be negatively affected.

We will depend on our Advisor for the successful operations of the REIT, and we may be unable to find a suitable Advisor or replacement Advisor.

Our ability to achieve our investment objectives is dependent upon the successful performance of our Advisor in locating attractive acquisitions, advising on dispositions of commercial real estate properties and other real estate related assets, advising on any financing arrangements and other administrative tasks to operate our business. If the Advisor suffers or is distracted by adverse financial, operational problems in connection with its operations unrelated to us or for any reason, it may be unable to allocate a sufficient amount of time and resources to our operations. If this occurs, our ability to achieve our investment objectives or pay distributions to our shareholders may be adversely affected. Any adversity experienced by the Advisor or problems in our relationship with the Advisor could also adversely impact the operation of our properties and, consequently, our cash flow and ability to pay distributions to shareholders.

Either the Advisor or we can terminate the Advisory Agreement upon 30 days written notice to the other party for any reason, or we can terminate the Advisory Agreement immediately for cause or material breach of the Advisory Agreement. In addition, the Board of Directors may determine not to renew the Advisory Agreement in any year. If this occurs, we would need to find another Advisor to provide us with day-to-day management services or engage employees to provide these services directly to us, which would likely be difficult to do and may be costly. There can be no assurances that we would be able to find a suitable replacement Advisor or suitable employees or enter into agreements for such services on acceptable terms.

The termination or replacement of the Advisor could trigger a default or repayment event under financings.

Lenders that provide financing for our acquired properties may including provisions in the mortgage loan documentation that state the termination or replacement of the Advisor is an event of default or an event that triggers acceleration of the repayment of the loan in full. Even though we will attempt to have such provisions excluded from the loan documents, the lenders may still require them be included. In addition, the termination or replacement of the Advisor could trigger an event of default under any credit agreement governing a line of credit we may obtain in the future. If an event of default or repayment event occurs with respect to any of our properties, our ability to achieve our investment objectives could be materially adversely affected.

The Advisor may be unable to retain its key employees, which could adversely affect our ability to carry out our investment strategies.

We depend on the retention by the Advisor of its key officers, employees and governors. However, none of these individuals have an employment agreement with the Advisor. The loss of any or all of the services by the Advisor’s key officers, employees and governors and the Advisor’s inability to find, or any delay in finding, replacements with equivalent skills and experience, could adversely impact our ability to successfully carry out our investment strategies and achieve our investment objectives.

Our future success also depends on the Advisor’s and its affiliates’ ability to identify, hire, train and retain highly qualified real estate, managerial, financial, marketing and technical personnel to provide the services to us pursuant to the Advisory Agreement and any other written services agreement, including any property management agreements. Competition for such personnel is intense, and the Advisor or its affiliates may not be able to attract, assimilate or retain such personnel in the future. The inability to attract and retain the necessary personnel could have a material adverse effect on our business and results of operations.

Payment of fees and expenses to the Advisor reduces the cash available for distribution.

The Advisor will perform services for us in connection with the selection, acquisition and disposition of our investments; the management of our assets; and certain administrative services. We will pay the Advisor an annual management fee, reimbursement for operating and acquisition expenses as well as acquisition and disposition fees. Such fees and payments will reduce the amount of cash available for further investments or distribution to our shareholders. Additionally, such fees will increase the risk that shareholders may receive a lower price when they resell their shares than the purchase price they initially paid for their shares.

There may be conflicts of interest in our relationship with the Advisor and its affiliates and several Directors, which could adversely affect our operations and business operations.

We may be subject to potential conflicts of interest arising out of our relationships with the Directors, Advisor and its affiliates. Conflicts of interest may arise among a Director or the Advisor and its respective affiliates, on the one hand, and us and our shareholders, on the other hand. As a result of these conflicts, the Director or Advisor may favor its own interests or the interests of its affiliates over the interest of our shareholders.

Allocation of time and effort

We will rely on the personnel of the Advisor and its affiliates to manage our assets and daily operations. Some of our Directors may also governors and owners of the Advisor and the primary property manager of our multi-family properties, and therefore will have conflicts of interest in allocating their time, services and functions among us and other real estate programs or business ventures that the Advisor or its affiliates organize or serve.

Division of loyalty

Several of our officers and/or Directors may serve as officers, governors and owners of one or more entities affiliated with our Advisor or Directors, including property managers, tenants of our properties and brokerage companies. As a result, these individuals owe fiduciary duties to these other entities and their investors, which may conflict with the fiduciary duties that they owe to our shareholders and us. Their loyalties to these other entities and investors could result in action or inaction that is detrimental to our business, which could harm our implementation of our business strategy and investment and leasing opportunities.

Allocation of investment opportunities

The Advisor and its affiliates are or may become committed to the continuing management of other business ventures. Accordingly, there may be conflicts of interest between our investments and other investments or business ventures in which the Advisor and its affiliates are participants. In addition, the Advisor and its officers will advise other investment programs that invest in commercial real estate properties and real estate related assets in which we may be interested. Therefore, the Advisor could face conflicts of interest in allocating and determining which programs will have the opportunity to acquire and participate in such investments as they become available. As a result, other investment programs advised by the Advisor may compete with us with respect to certain investments that we may want to acquire.

Investments owned by Advisor or its affiliates

Our Advisor will identify and select potential investments in commercial real estate properties and other real estate related assets in which we may be interested. Such investments could include property owned by the Advisor or its affiliates.

The Advisor will receive acquisition, disposition and management fees under the Advisory Agreement. The Advisor and its affiliates may also be appointed or utilized to provide other services to us and our assets and receive fees and compensation for providing such other services, such as property management fees and construction fees. Therefore, the Advisor and its affiliates may profit from real estate investments even where we lose all or a portion of our investment. In addition, the agreements and arrangements, including those relating to compensation, between us and the Advisor and its affiliates are not the result of arm’s-length negotiations and their terms may not be as favorable to us as if they had been negotiated with an unaffiliated third party.

Fees received by the parties

The Advisor will be paid an annual management fee for its services based on the average invested assets, which for a specific period is the average of the aggregate book value of the assets before deducting depreciation, bad debts or other non-cash reserves. The Advisor may benefit by us retaining ownership of certain investments at times when our shareholders may be better served by the sale or disposition of such investments in order to avoid a reduction in the average invested assets and correspondingly to the Advisor’s annual management fee. In addition, the Advisor may recommend that we purchase investments that increase the average invested assets and correspondingly the Advisor’s annual management fee but that are not necessarily the most suitable investments for our portfolio. Further, the book value of the assets may include property-related debt, which could influence the amount of leverage obtained on real estate investments and other real estate related investments.

Our Advisor and its affiliates (including some of our Directors) may also be entitled to additional fees for providing other services, including property management and assistance with investment acquisition and disposition. These fees could influence our Advisor’s advice to us as well as the judgment of their affiliates and our Directors performing services for us. These compensation arrangements could affect their judgment with respect to:

•	The continuation, renewal or enforcement of our agreements with our Advisor and its affiliates, including the Advisory Agreement and any property management agreement;

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Offerings of equity by us, which may result in property acquisitions entitling our Advisor to increased acquisition and management fees, possibly entitling its affiliates to property management fees for new properties and possibly entitling Directors to brokerage commissions;

•	Property sales, which entitles our Advisor to disposition fees and possibly Directors to receive brokerage commissions;

•
Property acquisitions, which entitles our Advisor to acquisition fees, possibly entitle affiliates to property management fees on new properties and possibly entitle Directors to receive brokerage commissions; and

•
Borrowings to acquire properties, which may increase the acquisition and management fees payable to our Advisor, possibly entitle affiliates to property management fees on new properties and possibly entitle Directors to receive brokerage commissions.

Risks Related to Investments in Real Estate

Our performance could be adversely affected by the general risks involved in real estate investments.

Our results of operation and financial condition, the value of our real estate assets, and the value of an investment in us are subject to the risks normally associated with the ownership and operation of real estate properties, including, among others:

•	Fluctuations in occupancy rates, rent schedules and operating expenses, which can render the sale or refinancing of a real estate investment difficult or unattractive;

•	The validity and enforceability of leases, financial resources of the tenants, tenant bankruptcies, rent levels and sales levels in the local areas of the investments;

•	Perceptions of the safety, convenience and attractiveness of our properties and the neighborhoods where they are located;

•	Ability to provide adequate management, maintenance and insurance on our properties;

•	Adverse changes in local population trends, market conditions, neighborhood values, local economic and social conditions;

•	Supply and demand for properties such as our real estate investments, competition from properties that could be used in the same manner as our real estate investments;

•	Changes in interest rates and availability of permanent mortgage funds;

•	Changes in real estate tax rates and other taxes;

•	Changes in governmental rules, regulations and fiscal policies, including the effects of inflation and enactment of unfavorable real estate, rent control, environmental or zoning laws; and

•	Hazardous material laws, uninsured losses and other risks.

All of these factors are beyond our control. Any negative changes in these factors could affect our ability to meet our obligations, make distributions to shareholders or achieve our investment objectives.

Market disruptions may significantly and adversely affect our financial condition and results of operations.

Our results of operations may be sensitive to changes in overall economic conditions that impact tenant leasing practices, such as increased unemployment, weakening of tenant financial condition, large-scale business failures and tight credit markets. Adverse economic conditions affecting tenant income, such as employment levels, business conditions, interest rates, tax rates, fuel and energy costs and other matters, could reduce overall tenant leasing or cause tenants to shift their leasing practices. In addition, periods of economic slowdown or recession, rising interest rates or declining demand for real estate, or the public perception that any of these events may occur, could result in a general decline in rents or an increased incidence of defaults under existing leases. A general reduction in the level of tenant leasing could adversely affect our ability to maintain our current tenants and gain new tenants, affecting our growth and profitability. Accordingly, difficult financial and macroeconomic conditions could have a significant adverse effect on our cash flows, profitability and results of operations.

Lack of geographic diversity of our real estate investments could adversely affect our operating results if economic changes impact those real estate markets.

Geographic concentration of our properties may expose us to economic downturns in those areas where our properties are located. A recession in any area where we own several properties or interests in properties could adversely affect our ability to generate or increase operating revenues, locate and retain financially sound tenants or dispose of unproductive properties. In addition, it could have an adverse impact on our tenant’s revenues, costs and results of operations and may adversely affect their ability to meet their obligations to us. Likewise, we may be required to lower our rental rates to attract desirable tenants in such an environment.

To the extent that weak economic or real estate conditions affect our targeted markets; other markets more severely than other areas of the country, our financial performance could be negatively impacted.

We face numerous risks associated with property acquisitions, which could adversely affect our operating results.

Through our operating partnership, we acquire properties and portfolios of properties, which may include large portfolios in the future. Our acquisition activities and their success are subject to the following risks typically encountered in real estate acquisitions:

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We may be unable, or decide it is not in our interests, to complete an acquisition after making a non-refundable deposit and incurring certain other acquisition-related costs or purchasing an option to purchase;

•	We may be unable to obtain financing for acquisitions on favorable terms or at all;

•	Acquired properties may fail to perform as expected;

•	The actual costs of repositioning or redeveloping acquired properties may be greater than our estimates;

•
Acquired properties may be located in new markets in which we may face risks associated with a lack of market knowledge or understanding of the local economy, lack of business relationships in the area and unfamiliarity with local governmental and permitting procedures; and

•	We may be unable to quickly and efficiently integrate new acquisitions, particularly acquisitions of portfolios of properties, into our existing operations.

These risks could have an adverse effect on our results of operation, our financial condition and the amount available for distribution to our shareholders.

We may invest in undeveloped real property, which requires us to pay expenses prior to receiving any income on the property.

We have the discretion to invest up to 10% of our total assets in undeveloped property. If we invest in undeveloped property, such property will not generate operating revenue while costs are incurred to develop the property and may generate other expenses including property taxes and insurance. In addition, construction may not be completed within budget or as scheduled and projected rental levels may not be achieved. In addition to the risks of real estate investments in general, an investment in undeveloped property is subject to additional risks, including the expense and delay which may be associated with rezoning the land for a higher use and the development and environmental concerns of governmental entities and/or community groups. Therefore, we will not generate income on such property until development is completed and we begin leasing the property.

We may acquire multiple properties in a single transaction, which may adversely affect our operations through the inclusion of less desirable investments or financing requirements greater than we would otherwise be willing to incur.

Periodically, we may acquire multiple properties in a single transaction. Portfolio acquisitions are more complex and expensive than single property acquisitions, and the risk that a multiple property acquisition does not close may be greater than in a single property acquisition. Portfolio acquisitions may also result in us owning investments in geographically dispersed markets, placing additional demands on our ability to manage the properties in the portfolio. In addition, a seller may require that a group of properties be purchased as a package even though we may not want to purchase one or more properties in the portfolio. In these situations, if we are unable to identify another person or entity to acquire the unwanted properties, we may be required to operate or attempt to dispose of these properties. To acquire multiple properties in a single transaction we may be required to accumulate a large amount of cash. We would expect the returns that we can earn on such cash to be less than the ultimate returns in real property and therefore, accumulating such cash could reduce the funds available for distributions. Any of the foregoing events may increase the risk of adverse business results and negatively affect our results of operations.

We may invest in co-ventures, where our co-venture partners, co-tenants or other partners in co-ownership arrangements could take actions that decrease the value of a real estate investment and lower our shareholders’ overall return.

We may enter into joint ventures, tenant-in-common investments or other co-ownership arrangements with our Advisor, its affiliates, our Directors, or third parties having investment objectives similar to ours in the acquisition of real estate investments. In such arrangements, we may be acquiring non-controlling interests in or sharing responsibility for managing the affairs of the joint venture. In such event, we would not be in a position to exercise sole decision-making authority regarding the joint venture. Investments in joint ventures may, under certain circumstances, involve risks not present where another party is not involved, including the possibility that partners or co-ventures might become bankrupt or fail to fund their required capital contributions. Co-ventures may have economic or other business interests or goals, which are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the co-venture would have full control over the joint venture. Disputes between us and co-ventures may result in litigation or arbitration that would increase our expenses and prevent our management and the Advisor from focusing their time and effort on our business. Consequently, actions by or disputes with co-ventures might result in subjecting properties owned by the joint venture to additional risk. In addition, we may in certain circumstances be liable for the actions of our co-ventures. Any of these risks could subject us to liabilities in excess of those contemplated and reduce our returns on that investment.

We could experience difficulties or delays renewing leases or re-leasing space, which will increase our costs to maintain such properties without receiving income.

We may derive a significant portion of our net income from rent received from our tenants. Our properties may include both residential as well as senior properties. If a tenant experiences a downturn in its business, loss of a job or disruption of a pension or other types of financial distress, it may be unable to make timely rental payments. If a significant number of tenants default on lease payments to us, it would cause us to lose the revenue associated with such leases and require us to find alternative sources of revenue to meet mortgage payments and prevent a foreclosure if the property is subject to a mortgage. If lease defaults occur, we may experience delays in enforcing our rights as landlord. Also, if our tenants decide not to renew their leases, terminate early or default on their lease, we may not be able to re-let the space or may experience delays in finding suitable replacement tenants. Even if tenants decide to renew or lease new space, the terms of renewals or new leases, including the cost of required renovations or concessions to tenants, may be less favorable to us than current lease terms. As a result, our net income and ability to pay distributions to shareholders could be materially adversely affected. Further, if one of our properties cannot be leased on terms and conditions favorable to us, the property may not be marketable at a suitable price without substantial capital improvements, alterations, or at all.

If our reserves for making capital improvements on our real estate investments are insufficient, we may be required to defer necessary capital improvements, which could negatively affect our revenues.

We will establish capital reserves on a property-by-property basis, as we deem appropriate. If we do not have enough reserves to cover the costs of capital improvements throughout the life of the real estate property and there is insufficient cash available from our operations, we may have to borrow funds or defer necessary improvements to the property. If we delay or do not make necessary capital improvements when needed, there are risks that the property may decline in value and may result in fewer tenants maintaining or renewing their leases and attracting new tenants to the property. If this happens, we may not be able to maintain projected rental rates for affected properties, and our results of operations may be negatively impacted.

Properties will face significant competition for tenants, which could limit our profitability.

We will face significant competition from owners, operators and developers of similar real estate properties designed and dedicated to serve tenants with the same needs as the tenants that occupy or could occupy our properties we acquire in the same market. These competitors may have greater resources than we do, and may have other advantages that result from lower cost of capital and enhanced operating efficiencies. This competition may affect our ability to attract and retain tenants and may reduce the rents we are able to charge. These competing properties may have vacancy rates higher than our properties, which may result in their owners being willing to lease available space at lower prices than the space in our properties. Due to such competition, the terms and conditions of any lease that we enter into with our tenants may vary substantially from those we anticipate when we acquire a property. Our properties will experience competition from existing and planned projects, as well as newer developments located within the market area. We cannot assure that competitors will not develop similar properties in the area or not be able to negotiate better leases for existing or new properties, which will adversely affect the profitability and viability of our properties.

Increased affordability of single-family homes could limit our ability to retain residents, lease apartment units or increase or maintain rents.

Any residential properties that we will own or may acquire will most likely compete with numerous housing alternatives in attracting residents, including other apartment communities and single-family homes, as well as owner occupied single- and multi-family homes available to rent. Competitive housing in a particular area and the increasing affordability of owner occupied single- and multi-family homes available to rent or buy caused by declining mortgage interest rates and government programs to promote home ownership could adversely affect our ability to retain our residents, lease apartment units and increase or maintain rental rates.

Investments in real estate are illiquid, and we may not be able resell a property on terms favorable to us.

We intend to hold real estate properties until such time as our Advisor determines that a sale or other disposition appears to be advantageous to achieve our investment objectives or when our shareholders approve our termination and liquidation. Because real estate investments are relatively illiquid, it could be difficult for us to promptly sell one or more of our real estate properties on favorable terms. This may be a result of economic conditions, availability of financing, interest rates and other factors beyond our control. This may limit our ability to change our portfolio promptly in response to adverse changes in the performance of any such property or economic or market trends. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. Real estate investments by their nature are often difficult or time consuming to liquidate. In addition, federal tax laws that impose a 100% excise tax on gains from sales of certain types of property sales by a REIT (generally, property viewed as being purchased for resale, rather than investment) could limit our ability to sell properties and may affect our ability to sell properties without adversely affecting returns to our shareholders. These restrictions could adversely affect our ability to achieve our investment objectives.

Valuations and appraisals of our investments may not necessarily correspond to realizable value.

Our real estate properties will initially be valued at cost, which we expect to represent fair value at that time. Going forward, valuations may include appraisals of our properties periodically after the respective calendar year in which such property was acquired. The valuation methodologies used to value our real estate properties will involve subjective judgments regarding such factors as comparable sales, rental and operating expense data, the capitalization and/or discount rate and projections of future rent and expenses based on appropriate analysis. Our investments in real estate related assets will initially be valued at cost, and thereafter will be valued periodically, or in the case of liquid securities, daily, as applicable, at fair value as determined by the Advisor in good faith. Although our valuation procedures are designed to determine the accurate fair value of our assets, appraisals and valuations of our real estate properties and valuations of our investments in real estate related assets will be only estimates of fair value and therefore may not correspond to realizable value upon a sale of those assets.

Uninsured losses related to real estate investments may adversely affect our results of operation.

We intend, and lenders of mortgage loans or other financings may require us, to obtain certain insurance coverage on our real estate investments. Either the property manager or the Advisor will select policy specifications and insured limits, which it believes to be appropriate and adequate given the risk of loss, the cost of the coverage and industry practice. The nature of the tenants at the properties we hold, such as senior living facilities, may expose us and our operations to an increase in liability for personal injuries. There can be no assurance that such insurance will be sufficient to cover all liabilities. Some of our policies may be subject to limitations involving large deductibles or co-payments and policy limits which may not be sufficient to cover losses. Furthermore, insurance against certain risks, such as terrorism and toxic mold, may be unavailable or available at commercially unreasonable rates or in amounts that are less than the full market value or replacement cost of the properties. There can be no assurance that particular risks that are currently insurable will continue to be insurable on an economical basis or that current levels of coverage will continue to be available. If a loss occurs that is partially or completely uninsured, we may lose all or part of our investment in a property as well as the anticipated future cash flows from such properties. In addition, if the damaged properties were subject to recourse indebtedness, we would continue to be liable for the indebtedness, even if these properties were irreparably damaged. We may also be liable for any uninsured or underinsured personal injury, death or property damage claims, which could result in decreased distributions to shareholders.

The costs of complying with environmental laws and regulations may adversely affect our income and the cash available for shareholder distributions.

Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid hazardous materials, the remediation of contaminated property associated with the disposal of solid and hazardous materials and other health and safety-related concerns. We could be subject to liability in the form of fines or damages for noncompliance with these laws and regulations. Some of these laws and regulations may impose joint and several liabilities on resident, owners or operators for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal. In addition, the presence of these substances, or the failure to properly remediate these substances, may adversely affect our ability to sell or rent the property or to use the property as collateral for future borrowing. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require material expenditures by us. We cannot assure our shareholders that future laws, ordinances or regulations will not impose any material environmental liability, or that the current environmental condition of our properties will not be affected by the operations of tenants, by the existing condition of the land, by operations in the vicinity of the properties, such as the presence of underground storage tanks, or by the activities of unrelated third parties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations that we may be required to comply with, and that may subject us to liability in the form of fines or damages for noncompliance.

We are liable for toxic and hazardous materials located on our properties, even if it occurred before we acquired the property.

Under federal, state and local laws, landowners are liable for the presence of toxic and hazardous materials on the property and the release of toxic and hazardous materials from the property to another regardless of fault or knowledge of such presence or release. A landowner may be held liable even if the toxic and hazardous materials were located on or released from the property before the landowner acquired the property or were discovered after the landowner sold the property. If a violation of the federal, state or local laws concerning toxic and hazardous materials occurs in connection with any of our properties, we will be held liable for all costs, including any fines and penalties assessed, which may be substantial. This potential liability will continue after we resell the property and may apply to toxic and hazardous materials present on any of our properties before we acquired them. There can be no assurance that the Advisor’s due diligence process will identify all environmental or other risks that could potentially adversely influence the value of any of the properties or that no material environmental claims will not be asserted or that a governmental authority will not conduct an inquiry or proceeding against us in connection with any of our properties. If losses arise from toxic and hazardous materials contamination that cannot be recovered from responsible parties, our financial viability may be substantially affected.

Discovery of toxic mold on our properties may adversely affect our results of operation.

Litigation and concern about indoor exposure to certain types of toxic molds have been increasing as the public becomes aware that exposure to mold can cause a variety of health effects and symptoms, including allergic reactions. Toxic molds can be found almost anywhere; they can grow on virtually any organic substance, as long as moisture and oxygen are present. There are molds that can grow on wood, paper, carpet, foods and insulation. When excessive moisture accumulates in buildings or on building materials, mold growth will often occur, particularly if the moisture problem remains undiscovered or unaddressed. It is impossible to eliminate all molds and mold spores in the indoor environment. The difficulty in discovering indoor toxic mold growth could lead to a risk of lawsuits by affected persons and the risk that the cost to remedy toxic mold will exceed the value of the property. We will attempt to acquire properties where there is no toxic mold or where there has not been any proceeding or litigation with respect to the presence of toxic mold. However, we cannot provide assurances that toxic mold will not exist on any of our properties when we acquire the properties or will not subsequently develop on any of our properties.

The costs of compliance with the Americans with Disabilities Act and Fair Housing Act may reduce the return on our shareholders’ investment.

Under the Americans with Disabilities Act of 1990 (ADA), public accommodations must meet certain federal requirements related to access and use by disabled persons. The ADA requirements could require removal of access barriers at significant costs, and could result in the imposition of fines by the federal government or an award of damages to private litigants. Additional or new federal, state and local laws also may require modifications to our properties, or restrict our ability to renovate properties. State and federal laws in this area are constantly evolving, and could evolve in such a way that a greater cost or burden will be placed on us. We will attempt to acquire properties that comply with the ADA and other similar legislation or place the burden on the seller or other third party, such as a tenant, to ensure compliance with such legislation. However, we cannot assure you that we will be able to acquire compliant properties or allocate responsibilities in such manner. If we cannot, or if changes to the ADA mandate further changes to our properties, then our funds used for ADA compliance may reduce the amount of distributions to our shareholders.

We also must comply with the Fair Housing Amendment Act of 1988 (FHAA), which requires that apartment communities first occupied after March 13, 1991 be accessible to handicapped residents and visitors. Compliance with the FHAA could require removal of structural access barriers to the handicapped in a community, including the interiors of apartment units covered under the FHAA.

Recently there has been heightened scrutiny of compliance of the ADA and FHAA by multi-family housing communities, and an increasing number of substantial enforcement actions and private lawsuits have been brought against apartment communities to ensure compliance with these requirements. Noncompliance with the ADA and FHAA could result in the imposition of fines, awards of damages to private litigants, payment of attorneys’ fees and other costs to plaintiffs, substantial litigation costs and substantial costs of remediation.

We may acquire property is “AS IS,” which increases the risk of an investment that requires us to remedy defects or costs without recourse to the prior owner.

In the future, we may acquire real estate properties “as is” with only limited representations and warranties from the property seller regarding matters affecting the condition, use and ownership of the property. As a result, if defects in the property (including any building on the property) or other matters adversely affecting the property are discovered, we may not be able to pursue a claim for any or all of its damages against the property seller. Such a situation could negatively affect our results of operations.

We may engage in leaseback transactions, which involve risks including a failure to qualify as a REIT.

In the future, we may purchase real estate properties and lease them back to the sellers of such properties. While we will use our best efforts to structure any such leaseback transactions to be characterized as a “true lease” so that we will be treated as the owner of the property for federal income tax purposes, we cannot assure you that the IRS will not challenge such characterization. If any such re-characterization were successful, deductions for depreciation and cost recovery relating to such real property would be disallowed, the IRS could assess interest and penalties and it is possible that, under some circumstances, we could fail to qualify as a REIT as a result.

We rely on affiliated and outside property managers to properly manage and lease our properties.

The Advisor and an affiliate of the Advisor serve as our main property managers, and the Advisor has hired and intends to hire other affiliates and/or third parties to serve as additional property managers, to manage our properties and act as leasing agents to lease vacancies in our real estate properties. These property managers will have significant decision-making authority with respect to the management of our properties. Our ability to direct and control how our properties are managed may be limited. We will not, and the Advisor will not as to its affiliates and third party property managers, supervise any of the property managers or any of their respective personnel on a day-to-day basis. Thus, the success of our business may depend in large part on the ability of our property managers to manage the day-to-day operations and their ability to lease vacancies in our properties. Any adversity experienced by our property managers could adversely impact the operation and profitability of our properties and, consequently, our ability to achieve our investment objectives.

Risks Related to Investments in Real Estate Related Assets

Currently, we do not intend to invest in real estate related assets, and our investment portfolio contains no real estate related assets. However, if in the future we do invest in real estate related assets, the following risk factors would apply:

Investments in real estate related equity assets could involve higher risks than other investments, which could adversely affect our operations and ability to make distributions.

We may invest in common and preferred stock of both publicly traded and private real estate companies, including REITs, which involves a higher degree of risk than debt securities due to a variety of factors, including that such investments are subordinate to creditors and are not secured by the issuer’s property. Our investments in real estate related equity securities would involve special risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer. Issuers of real estate related common equity securities generally invest in real estate or real estate related assets and are subject to the inherent risks associated with real estate discussed in this Form 10, including risks relating to rising interest rates.

The value of real estate related securities may be volatile and could cause the value of the trust’s shares to fluctuate, adversely affect our business operations and our ability to make distributions.

The value of real estate related securities, including those of REITs, fluctuates in response to issuer, political, market and economic developments. In the short term, equity prices can fluctuate dramatically in response to these developments. Different parts of the market and different types of equity securities can react differently to these developments and they can affect a single issuer or multiple issuers within an industry or economic sector or geographic region or the market as a whole. The real estate industry is sensitive to economic downturns. The value of securities of companies engaged in real estate activities can be affected by changes in real estate values and rental income, property taxes, interest rates and tax and regulatory requirements. In addition, the value of a REIT’s equity securities can depend on the structure and amount of cash flow generated by the REIT. Fluctuations in value of securities offered by the trust may cause the value of the trust shares to vary regardless of the performance of the trusts real estate assets, adversely affect our business operations and our ability to make distributions.

Investments subject to interest rate risks may decline in value due to changes in the market interest rates, which could adversely affect the value of our assets.

Interest rate risk is the risk that fixed income securities such as preferred and debt securities, and to a lesser extent dividend paying common stocks, will decline in value due to changes in market interest rates. When market interest rates rise, the fair value of such securities tend to decline, and vice versa. Our investment in such securities means that the net asset value and market price of our shares may tend to decline if market interest rates rise.

During periods of rising interest rates, the average life of certain types of securities may be extended because of slower than expected principal payments. This may lock in a below-market interest rate, increase the security’s duration and reduce the value of the security. During periods of declining interest rates, an issuer may be able to exercise an option to prepay principal earlier than scheduled. If this occurs, we may be forced to reinvest in lower yielding securities. Preferred and debt securities frequently have call features that allow the issuer to repurchase the security prior to its stated maturity. An issuer may redeem an obligation if the issuer can refinance the debt at a lower cost due to declining interest rates or an improvement in the credit standing of the issuer. These risks may reduce the value of our real estate related securities investments.

Investments in illiquid investments could adversely affect the value of our assets if we are unable to resell the investments when desired to protect ourselves from changes in market or economic conditions.

We may purchase real estate related securities in connection with privately negotiated transactions that are not registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited. Any mezzanine and bridge loans we may purchase will be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater risk of our inability to recover loaned amounts in the event of a borrower’s default.

Liquidation prior to the maturity of our real estate securities investments could require us to sell on unfavorable terms and for a lower price than anticipated if held to maturity.

Our Board of Directors may choose to liquidate our assets, including our real estate related securities investments. If we liquidate those investments prior to their maturity, we may be forced to sell those investments on unfavorable terms or at a loss during a time when prevailing interest rates are higher than the interest rates of such mortgage loans, whereby we would sell such investments at a discount to their stated principal values.

Risks Related to Conflicts of Interest

The fees we pay to affiliates in connection with this offering and in connection with the acquisition and management of our investments were not determined on an arm’s length basis; therefore, we do not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties.

The fees to be paid to our Advisor, and other affiliates for services they provide for us were not determined on an arm’s length basis. As a result, the fees have been determined without the benefit of arm’s length negotiations of the type normally conducted between unrelated parties and may be in excess of amounts that we would otherwise pay to third parties for such services.

Our executive officers and our Advisor’s key real estate, finance and securities professionals will face conflicts of interest caused by our compensation arrangements with our Advisor and its affiliates, which could result in actions that are not in the long-term best interests of our company.

Our executive officers and our Advisor’s key real estate, finance and securities professionals are also officers, directors, managers of our sponsor, our affiliated selling agent and other affiliated entities. Our Advisor, our affiliated selling agent and other affiliated entities will receive substantial fees from us. These fees could influence the advice given to us by the key personnel of our Advisor and its affiliates. Among other matters, these compensation arrangements could affect their judgment with respect to:

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the continuation, renewal or enforcement of our agreements with our Advisor, our affiliated selling agent and other affiliated entities, including the Advisory agreement and our selling agreement with our affiliated selling agent;

•	public offerings of equity by us, which would enable our affiliated selling agent to earn additional selling commissions and our Advisor to earn additional acquisition and asset management fees;

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acquisitions of investments and loans originated for us by affiliates, which entitle our Advisor to asset management fees and, in the case of acquisitions of real property from other affiliated entities, might entitle affiliates of our Advisor to disposition fees in connection with services for the seller;

•	real property sales, since the asset management fees payable to our Advisor will decrease;

•	sales of real property, which entitle our Advisor to disposition fees; and

•	borrowings to acquire investments and loans originated for us by affiliates, which borrowings will increase the debt financing fees, and asset management fees payable to our Advisor.

The fees our Advisor receives in connection with transactions involving the acquisition of an asset are based on the cost of the investment, and not based on the quality of the investment or the quality of the services rendered to us. Additionally, the payment of certain fees may influence our Advisor to recommend transactions with respect to the sale of a property or properties that may not be in our best interest at the time. Investments with higher net operating income growth potential are generally riskier or more speculative. In evaluating investments and other management strategies, the opportunity to earn fees may lead our Advisor to place undue emphasis on criteria relating to its compensation at the expense of other criteria, such as the preservation of capital, to achieve higher short-term compensation. Considerations relating to our affiliates’ compensation from us and other affiliates could result in decisions that are not in the best interests of our stockholders, which could hurt our ability to pay you distributions or result in a decline in the value of your investment.

Furthermore certain management personnel will be performing services for our Advisor. The loyalties of these individuals to other entities and investors could result in action or inaction that is detrimental to our business, which could harm the implementation of our business strategy and our investment and leasing opportunities. If we do not successfully implement our business strategy, we may be unable to generate the cash needed to make distributions to you and to maintain or increase the value of our assets.

We may purchase real property and other real estate-related assets from third parties who have existing or previous business relationships with affiliates of our Advisor, and, as a result, in any such transaction, we may not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

We may purchase real estate secured loans and other real estate-related assets from third parties that have existing or previous business relationships with affiliates of our Advisor. The officers, directors or employees of our Advisor and its affiliates may have a conflict in representing our interests in these transactions on the one hand and the interests of such affiliates in preserving or furthering their respective relationships on the other hand. In any such transaction, we will not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties, and the purchase price or fees paid by us may be in excess of amounts that we would otherwise pay to third parties.

Your interest in us could be diluted and we could incur other significant costs associated with being self-managed if we internalize our Advisory management functions.

Our board of directors may decide in the future to internalize our Advisory management functions, into Shearson American REIT, Inc. If the event we do so, we may elect to negotiate to acquire our A dvisor's assets and the personnel that our Advisor utilizes to perform services on its behalf for us. The payment of such consideration could result in dilution of your interests as a stockholder and could reduce the income per share attributable to your investment. Additionally, although we will no longer bear the costs of the various fees and expenses we expect to pay to our Advisor under the Advisory agreement, our direct expenses would include general and administrative costs, including legal, accounting and other expenses related to corporate governance, SEC reporting and compliance. We would also be required to employ personnel and we would be subject to potential liabilities commonly faced by employers, such as workers disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances as well as incur the compensation and benefits costs of our officers and other employees and consultants that will be paid by our Advisor or its affiliates. We may issue equity awards to officers, employees and consultants, whom awards would decrease our net income and funds from operations and may further dilute your investment. We cannot reasonably estimate the amount of Advisory fees we would save or the costs we would incur if we become self-managed. If the expenses we assume as a result of internalization were higher than the expenses we avoid paying to our Advisor, our income per share would be lower as a result of the internalization than it otherwise would have been, potentially decreasing the amount of cash available to distribute to our stockholders and the value of our shares.

Internalization of transactions involving the acquisition of any Advisor's partners has also, in some cases, been the subject of litigation. Even if these claims are without merit, we could be forced to spend significant amounts of money defending claims, which would reduce the amount of cash available for us to originate or acquire assets, and to pay distributions. If we internalize our Advisory management functions, we could have difficulty integrating these functions as a stand-alone entity. Currently, it is intended, that our Advisor and its affiliates will perform asset management and general and administrative functions, including accounting and financial reporting, for multiple entities. These personnel have substantial know-how and experience, which provides us with economies of scale. We may fail to properly identify the appropriate mix of personnel and capital needs to operate as a stand-alone entity. Certain key employees of the Advisor may not become employees of the REIT.. An inability to manage an internalization transition effectively could thus result in our incurring excess costs and suffering deficiencies in our disclosure controls and procedures or our internal control over financial reporting. Such deficiencies could cause us to incur additional costs, and our management’s attention could be diverted from most effectively managing our investments

Risks Related with Our Indebtedness and Financing

Current market conditions could adversely affect our ability to obtain financing.

If we become  a REIT, we will be required to distribute at least 90% of our taxable income (excluding net capital gains) to our shareholders in each taxable year, and thus our ability to retain internally generated cash is limited. Accordingly, our ability to acquire properties or to make capital improvements to or remodel properties will depend on our ability to obtain debt or equity financing from third parties or the sellers of properties or to sell other properties. We may incur mortgage debt and pledge some or all of our properties as security for that debt in order to obtain funds to acquire additional properties or for working capital. We may also obtain a line of credit to provide a flexible borrowing source of funds.

Market fluctuations and disruptions in the credit markets could significantly affect our ability to access capital. Recent bankruptcy, insolvency or restructuring of certain financial institutions have negatively impacted liquidity in the debt markets, making financing terms for borrowers less attractive, and in certain cases have resulted in the unavailability of various types of debt financing. It has also resulted in the tightening of underwriting standards by lenders and credit rating agencies and a significant inventory of unsold collateralized mortgage backed securities in the market. Reductions in our available borrowing capacity, or inability to establish a credit facility when required or when business conditions warrant, could then limit the number, size and quality of properties we could acquire or the amount of improvements we could make on acquired properties, which could materially affect our ability to achieve our investment objectives and may result in price or value decreases of our real estate assets.

We will incur mortgage indebtedness and other borrowings, which will increase our business risks.

We may obtain mortgage loans on many of our properties so that we can use our capital to acquire additional real estate properties and make improvements on the properties. However, we may not incur indebtedness of more than 300% of our net assets, unless such excess is approved by a majority of our Directors. High debt levels will cause us to incur higher interest charges, which would result in higher debt service payments and could be accompanied by restrictive covenants. If there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage debt on that property, then the amount available for distributions to shareholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of our shareholders’ investment. For tax purposes, a foreclosure on any of our properties will be treated as: (1) if the foreclosed debt is nonrecourse, a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage or (2) if the foreclosed debt is recourse, a sale of the property for a purchase price equal to its fair market value and as cancellation of debt income to the extent, if any, that the outstanding debt balance exceeds the fair market value. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we will recognize taxable income on foreclosure, but we would not receive any cash proceeds. We may give full or partial guarantees to lenders of mortgage debt on behalf of our operating partnership, whereby we will be responsible to the lender for satisfaction of the debt if it is not paid by our operating partnership. If any mortgage contains cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our shareholders will be adversely affected.

We may face difficulties in refinancing loans involving balloon payment obligations.

Some of our mortgage loans may require us to make a lump sum or “balloon” payment at maturity. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing, to refinance the debt or our ability to sell the particular property. If we try and refinance the debt, we may not be able to obtain terms as favorable as the original loan. Based on historical interest rates, current interest rates are low and, as a result, it is likely that the interest rate that will be obtained upon refinancing in subsequent years may be higher than that of the original loan. If we are not able to refinance the debt, or on acceptable terms, we may be required to sell the mortgaged property at a time which may not permit realization of the maximum return on such property. The effect of a refinancing or sale could affect the rate of return to shareholders and the projected time of disposition of our assets.

Lenders may require restrictive covenants relating to our operations, which may adversely affect our flexibility and our ability to achieve our investment objectives.

Some of our mortgage loans on our properties may impose restrictions on us that affect our distribution and operating policies, our ability to incur additional debt and our ability to resell interests in the property. Loan documents may contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage, replace the Advisor or the property manager, or terminate certain operating or lease agreements related to the property. Such restrictions may limit our ability to achieve our investment objectives.

Increases in interest rates on variable rate debt incurred by us will reduce cash available for distribution to our shareholders.

If we incur variable rate debt, increases in interest rates would increase our interest costs, which would reduce our cash flows and our ability to make distributions to our shareholders. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments.

Failure to hedge effectively against interest rate changes may adversely affect our results of operations.

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements, or similar financial instruments. Any income from a hedging transaction to manage risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred by us to acquire or own real estate assets, which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, including gain from the disposition of such a transaction, will be disregarded for purposes of the 75% and the 95% gross income tests. If applicable, there also are rules for disregarding income for purposes of the 75% and the 95% gross income tests with respect to hedges of certain foreign currency risks. To the extent we enter into other types of hedging transactions, the income from those transactions likely will be treated as non-qualifying income for purposes of both the 75% and the 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our ability to qualify as a REIT.

Complying with REIT requirements may limit our ability to hedge liabilities through tax-efficient means.

The REIT provisions of the Code substantially limit our ability to hedge liabilities. Because we conduct substantially all of our operations through our operating partnership, any income from a hedging transaction that is entered into to manage risk of interest rate changes with respect to borrowings made or to be made to acquire or carry real estate assets will not constitute gross income to us for purposes of the 75% or 95% gross income test. To the extent our operating partnership enters into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income to us for purposes of the 75% and 95% gross income tests. As a result, we may be required to limit the operating partnership’s use of advantageous hedging techniques or to implement hedges through certain taxable corporations. This could increase the costs of hedging activities because any taxable corporation would be subject to tax on gains or expose the operating partnership to greater risks associated with changes in interest rates than is otherwise desirable. In addition, losses of a taxable corporation will generally not be deductible by the operating partnership and will generally only be available to offset future taxable income of such corporation.

We may structure acquisitions of property in exchange for limited partnership units in our operating partnership on terms that could limit our liquidity or our flexibility.

We may acquire properties by issuing limited partnership units in our operating partnership to contributors of property. If we enter into such transactions, in order to induce the property owners to accept limited partnership units rather than cash, it may be necessary for us to provide them with additional incentives. For instance, our operating partnership’s Agreement of Limited Liability Limited Partnership (“LLLP Agreement”) provides that any holder of limited partnership units may exchange such units for our shares on a one-for-one exchange basis.

We may, however, enter into additional contractual arrangements with contributors of property under which we would agree to redeem a contributor’s units for our shares or cash, at the option of the contributor, at set times. If the contributor required us to redeem units for cash pursuant to such a provision, it would limit our liquidity and thus our ability to use cash to make other investments, satisfy other obligations or pay distributions. Moreover, if we were required to redeem units for cash at a time when we did not have sufficient cash to fund the redemption, we might be required to sell one or more properties to raise funds to satisfy this obligation or seek short-term financing. Furthermore, in order to allow a contributor of a property to defer taxable gain on the contribution of property to our operating partnership, we might agree not to sell a contributed property for a defined period of time or until the contributor exchanged the contributor’s units for cash or our shares. Such an agreement would prevent us from selling those properties, even if market conditions made such a sale favorable to us.

Risks Related to Our Structure, our Common Stock

Shares of our common stock may suffer from low trading volume and wide fluctuations in market price

The value of our common stock could be affected by actual or anticipated variations in our operating results, changes in the market valuations of other similarly situated companies serving similar markets, announcements by us or our competitors of significant acquisitions, strategic partnerships, collaborations, joint ventures or capital commitments; adoption of new accounting standards affecting our industry; additions or departures of key personnel; introduction of new products or services by us or our competitors; actual or expected sales of our common stock or other securities in the open market; conditions or trends in the market in which we operate; and other events or factors, many of which are beyond our control.

Shareholders may experience wide fluctuations in the market price of our securities. These fluctuations may have a negative effect on the market price of our securities and may prevent a shareholder from obtaining a market price equal to the purchase price such shareholder paid when the shareholder attempts to sell our securities in the open market. In these situations, the shareholder may be required either to sell our securities at a market price, which is lower than the purchase price the shareholder paid, or to hold our securities for a longer period of time than planned. An inactive market may also impair our ability to raise capital by selling shares of capital stock and may impair our ability to acquire other companies by using common stock as consideration or to recruit and retain managers with equity-based incentive plans.

We do not expect to pay dividends in the foreseeable future

We have never paid any dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, a return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock, which is uncertain and unpredictable. Investors should not rely on an investment in us if they require income generated from dividends paid on our capital stock.

Our shares of common are subject to the “Penny Stock” Rules of the Securities and Exchange Commission and the trading market in our securities will be limited, which will make transactions in our stock cumbersome and may reduce the value of an investment in our common stock

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

If our shares of common stock commence trading on the OTCBB, the trading price may fluctuate significantly and shareholders may have difficulty reselling their shares.

As of the date of this Registration Statement, our common stock does not yet trade on the Over-the-Counter Bulletin Board. If our shares of common stock commence trading on the Bulletin Board, there is a volatility associated with Bulletin Board securities in general and the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock: (i) disappointing results from our development efforts; (ii) failure to meet our revenue or profit goals or operating budget; (iii) decline in demand for our common stock; (iv) downward revisions in securities analysts' estimates or changes in general market conditions; (v) technological innovations by competitors or in competing technologies; (vi) lack of funding generated for operations; (vii) investor perception of our industry or our prospects; and (viii) general economic trends.

There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have a market maker apply for admission to quotation of our securities on the Over-the-Counter Bulletin Board after the SEC declares the Registration Statement relating to this prospectus effective. We do not yet have a market maker who has agreed to file such application. If for any reason our common stock is not quoted on the Over-the-Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the share may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

Our common stock shares are subject to the “Penny Stock” rules of the Securities and Exchange Commission and the trading market in our securities will be limited, which will make transactions in our stock cumbersome and may reduce the value of an investment in our stock

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

We will incur increased costs and demands upon management as a result of complying with laws and regulations that affect public companies, which could adversely affect our results of operation, financial condition and business prospects.

As a public company, especially if we cease to be an “emerging growth company,” we will incur significant legal, accounting and other expenses that we did not incur as a private company, including costs associated with public company reporting and corporate governance requirements. These requirements include developing and implementing internal controls, compliance with Section 404 and other provisions of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, as well as other rules implemented by the SEC. In addition, our management team will also have to adapt to the requirements of being a public company. We expect that compliance with these rules and regulations will require us to hire additional finance staff and will substantially increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

The increased costs associated with operating as a public company will decrease our net income or increase our net loss, and may require us to reduce costs in other areas of our business or increase the prices of our products or services. Additionally, if these requirements divert our management’s attention from other business concerns, they could have a material adverse effect on our results of operations, financial condition, business and prospects.

The market valuation of our business may fluctuate due to factors beyond our control and the value of your investment may fluctuate correspondingly

The market valuation of developmental stage companies, such as us, frequently fluctuate due to factors unrelated to the past or present operating performance of such companies. Our market valuation may fluctuate significantly in response to a number of factors, many of which are beyond our control, including:

•	Changes in securities analysts’ estimates of our financial performance;
•	Fluctuations in stock market prices and volumes, particularly for securities of an emerging growth company;
•	Changes in market valuations of similar companies to us;
•	Downturn in the real estate market;
•	Announcements by us or our competitors of significant contracts;
•	Variations in our quarterly and annual operating results; and
•	Additions or departures of key personnel.

Because the SEC imposes additional sales practice requirements on brokers who deal in penny stocks, some brokers may be unwilling to trade them and you may have difficulty reselling your shares

Our common stock is classified as a penny stock and will be covered by Section 15(g) of the Securities Exchange Act of 1934. These rules impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock

FINRA has adopted rules that require s broker-dealer to have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s

Financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker-dealers may be willing to make a market in our common stock, which may limit your ability to buy and sell our stock.

Our shareholders may experience dilution if we issue additional securities.

Our shareholders do not have preemptive rights to any shares issued by us in the future. If we sell additional shares in the future to raise capital, issue additional shares pursuant to a distribution reinvestment plan or issue shares in exchange for limited partnership units pursuant to our intended exchange rights under the LLLP Agreement of our operating partnership, our shareholders will experience dilution of their equity investment in us. In addition, if our operating partnership sells additional securities or issues additional securities in connection with a property acquisition transaction, we would, and indirectly our shareholders would, experience dilution in its equity position in the operating partnership.

Our shareholders have limited control over our operation, and the Board of Directors has the sole power to appoint and terminate the Advisor.

Our Board of Directors has the sole authority to determine our major policies, including our policies regarding financing, growth, investment strategies, debt capitalization, REIT qualification, distribution, and to take certain actions including acquiring or disposing of real estate and real estate related investments, distribution declaration and the election or removal of the Advisor. Our shareholders do not have the right to remove the Advisor, but have the right to elect and remove Directors. Under the Amended Articles of Incorporation, our Directors may not do the following without the approval of the holders of a majority of the outstanding common shares of stock:

•	Amend the Amended Articles of Incorporation, except for amendments which do not adversely affect the rights, preference and privileges of shareholders;

•	Sell all or substantially all of our assets other than in the ordinary course of business or in connection with a liquidation and dissolution;

•	Conduct a merger or other reorganization of the trust; or

•	Dissolve or liquidate us.

In addition, the shareholders have the right, without the concurrence of the Board of Directors, to terminate the Corporation and liquidate our assets or amend the Articles of Incorporation.

Shareholders will have a limited role in determining our investments and must rely on our Advisor and oversight by the Board of Directors.

For future acquisitions identified by our Advisor, the Board of Directors has the authority to approve such investment acquisitions without shareholder approval. Therefore, shareholders will not be able to evaluate the terms of future investment acquisitions, their economic merit or other relevant financial data before we acquire such investments. The shareholders must rely entirely on the oversight of our Board of Directors, the management ability of our Advisor and the performance of the property managers.

We may issue common shares of stock with more favorable terms than the outstanding shares without shareholder approval.

Under our Amended Articles of Incorporation, our Board of Directors has the authority to establish more than one class or series of shares and to fix the relative preferences and rights regarding conversion, voting powers, restrictions, limitations as to dividends and other distributions, and terms or conditions of redemption of such different classes or series without shareholder approval. Thus, our Board could authorize the issuance of a class or series of shares with terms and conditions that could have priority as to distributions and amounts payable upon liquidation over the rights of the holders of our outstanding common shares of stock. Such class or series of shares could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might otherwise provide a premium price to holders of our shares, even if it would be in the best interest of our shareholders.

Shareholders could incur current tax liability on distributions they elect to reinvest in our stock, and may have to use separate funds to pay their tax liability.

If we implement a distribution reinvestment plan and our shareholders participate in such a plan, the shareholders will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares to the extent the amount reinvested was not a tax-free return of capital. In addition, our shareholders will be treated for tax purposes as having received an additional distribution to the extent the shares are purchased at a discount to fair market value. As a result, unless shareholders are a tax-exempt entity, they may have to use funds from other sources to pay their tax liability on the value of the shares received.

Our Directors, officers, Advisor and its affiliates have limited liability to us and our shareholders, and may have the right to be indemnified under certain conditions.

Our Amended Articles of Incorporation provides that our Directors, officers, Advisor and its affiliates will not be held liable for any loss or liability suffered by the us if: (1) the Director, officer, Advisor or its affiliate determines in good faith that its actions or inactions were in the best interest of the trust, (2) such actions were taken on behalf of the trust and (3) such liability or loss was not the result of: (a) negligence or misconduct by a Director (other than an independent Director), the Advisor or its affiliate or (b) gross negligence or willful misconduct by an independent Director. Moreover, we are required to indemnify our Directors, officers, the Advisor and its affiliates, subject to limitations stated in the Amended Articles of Incorporation. As a result, our shareholder and we have limited rights against our Directors, officers, the Advisor and its affiliates than might otherwise exist under common law, which could reduce our and our shareholders’ recovery from these persons. In addition, we may be obligated to fund the defense costs incurred by such parties in some cases, which would decrease the cash otherwise available for distributions to our shareholders.

If we are deemed to be an investment company under the Investment Company Act, our shareholders’ investment return may be reduced.

We are not registered as an investment company under the Investment Company Act of 1940, as amended (“Investment Company Act”) based on exceptions that we believe are available to us. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

•	Limitations on capital structure;

•	Restrictions on specified investments;

•	Requirements that we add directors who are independent of us, our Advisor and its affiliates;

•	Restrictions or prohibitions on retaining earnings;

•	Restrictions on leverage or senior securities;

•	Restrictions on unsecured borrowings;

•	Requirements that our income be derived from certain types of asset;

•	Prohibitions on transactions with affiliates; and

•	Compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

Registration as an investment company would be costly, would subject us to a host of complex regulations, and would divert the attention of management from the conduct of our business. If the SEC or a court of competent jurisdiction were to find that we are required, but in violation of the Investment Company Act had failed, to register as an investment company, possible consequences include, but are not limited to, the following: (i) the SEC could apply to a district court to enjoin the violation; (ii) our shareholders could sue us and recover any damages caused by the violation; (iii) any contract to which we are party that is made in, or whose performance involves a, violation of the Investment Company Act would be unenforceable by any party to the contract unless a court were to find that under the circumstances enforcement would produce a more equitable result than non-enforcement and would not be inconsistent with the purposes of the Investment Company Act; and (iv) criminal and civil actions could be brought against us. Should we be subjected to any or all of the foregoing, we would be materially and adversely affected.

There is no public trading market for our shares, nor do we expect one to develop, which may negatively impact a shareholders ability to sell their shares and the price at which shares may be sold.

There is no public market for the shares. In addition, the price shareholders may receive for the sale of their shares is likely to be less than the proportionate value of our investments. If our shareholders are able to find a buyer for their shares, they may have to sell them at a substantial discount from the price they purchased the shares. Consequently, shareholders may not be able to liquidate their investments in the event of emergency or for any other reason. Therefore, ownership of our common shares is a long-term investment.

There will be transfer restrictions on the shares, and we do not plan to register the shares for resale.

We have not registered our shares under federal or state securities laws, but rather we have sold the shares in reliance on exemptions under applicable federal and state securities laws. Therefore, the shares may be “restricted securities” and may not be resold unless they are subsequently registered under the 1933 Act and applicable state securities laws or pursuant to exemption from such registration requirements or may have other transfer restrictions based on the exemption relied on for the sale of the shares. We are not obligated to, nor do we currently plan to, register the shares for resale.

Our business is subject to numerous specific additional risk factors, including the following:

•	We have a limited operating history with no revenue, minimal assets and operates at a loss. SHEARSON has had neither operating history nor any revenues or earnings from operations, since 2001.

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We have no significant assets or financial resources. We have sustained losses to date and will, in all likelihood, continue to sustain expenses without corresponding revenues, at least until the consummation of a business combination. There is no assurance that we will ever be profitable.

•	The Board of Directors authorized the development of a Business Plan and documentation to qualify as a Real Estate Investment Trust (REIT).

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For us to qualify as a REIT it must qualify under the IRS Code Section 857. The Company has not sought approval nor does it believe that it currently qualifies as a REIT. Under the IRS Code the Company, among other requirements, must have a minimum of 100 shareholders, have no more than 50% of the shares held directly or indirectly by five or fewer individuals by the 2nd year as a REIT, invest at least 75% of total assets in qualifying real estate assets, derive at least 75% of gross income from rents from real property, or interest on mortgages on real property and distribute 90% of otherwise taxable income.

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Possible classification as a penny stock. Our securities may be classified as a penny stock depending upon their market price and the manner in which they are traded. The Securities and Exchange Commission has adopted Rule15g-9 which establishes the definition of a "penny stock", for purposes relevant to SHEARSON, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share whose securities are admitted to quotation but do not trade on the NASDAQ Capital Market or on a national securities exchange. For any transaction involving a penny stock, unless exempt, the rules require delivery by the broker of a document to investors stating the risks of investment in penny stocks, the possible lack of liquidity, commissions to be paid, current quotation and investors' rights and remedies, a special suitability inquiry, regular reporting to the investor and other requirements.

•
If we qualify as a REIT in its own right, the IRS Code requires that no more than 50% of the shares held directly or indirectly by five or fewer individuals by the 2nd year. Consequently there would be a change in the current control and management under these circumstances. We currently have 250,000,000 authorized shares of common stock and 20,000,000 shares of preferred stock. As of the date of this registration statement, we have 52,518,999 shares of common stock outstanding, 0 shares of preferred stock outstanding and 4,250 treasury shares issued. We will be able to issue significant amounts of additional shares of common stock without obtaining stockholder approval, provided we comply with the rules and regulations of any exchange or national market system on which our shares are then listed. As of the date of this registration statement, we are not subject to the rules of any exchange that would require stockholder approval. To the extent we issue additional common stock in the future, existing stockholders will experience dilution in percentage ownership.

•
Our management is not required to and do not devote their full time to our operations. Because of their time commitments to us, as well as the fact that we have no business operations, our managers anticipate that they will not devote a significant amount of time to our activities, except in connection with identifying a suitable acquisition target business or property to acquire and develop.

•
The amount of time spent by Management on our activities is unpredictable. Such time may vary widely from an extensive amount when reviewing a target company and effecting a business combination to an essentially quiet time when activities of management focus elsewhere. It is impossible to predict the amount of time Management will actually be required to spend to review suitable target companies.

•
To date, there has been only a limited public market for our common stock. Prior to our deregistration our common stock was quoted on the OTCBB. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the market value of our stock

ITEM 2.  FINANCIAL INFORMATION

Management’s Discussion and Analysis of Financial Condition and Results of Operations.

This “Management’s Discussion and Analysis of Financial Condition and Results of Operations” should be read in conjunction with our unaudited financial statements included elsewhere in this report and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2012, (the “Form 10-K”). This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment of our management.

The information in this report contains forward-looking statements. All statements other than statements of historical fact made in this report are forward looking. In particular, the statements herein regarding future results of operations or financial position are forward-looking statements. These forward-looking statements can be identified by the use of words such as “believes,” “estimates,” “could,” “possibly,” “probably,” anticipates,” “projects,” “expects,” “may,” “will,” or “should” or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Our actual results may differ significantly from management’s expectations. You should consider our forward-looking statements in light of our unaudited financial statements, related notes, and other financial information appearing elsewhere in this report, our Form 10-K and our other filings with the Securities and Exchange Commission (the “Commission”).

Overview

We changed our name on October 16, 2009 to Shearson American REIT, Inc. with the sole purpose of becoming a Real Estate Investment Trust (REIT). Our management and we have no experience in operating or creating a REIT. Management has not previously had any experience in raising funds from passive investors for investment in real estate.

Our Board of Directors authorized the development of a Business Plan and an implementation document to qualify as a Real Estate Investment Trust (REIT).

We intend to acquire or develop multi-family residential rental real estate initially in the United States. We intend to focus on acquiring or developing properties located in urban areas in markets and submarkets that we believe to have high growth potential.

Our investment strategy may also include investments in real estate-related assets that we believe present opportunities for significant current income. Such investments may also have what we believe to be opportunities for capital gain, whether as a result of a discount purchase or related equity participations. By related equity participations, we mean that we may not acquire 100% interest in a property but rather a fractional share such as an interest in a joint venture, which would also present an opportunity for capital gains when the entire property or our interest in the property is sold.

In addition, our investment strategy may include development projects that we will build or participate in building for sale or lease. For example, depending upon a variety of economic factors such as cost and availability of construction financing and land and labor costs in a specific region in which we intend to operate, we may determine that it may be more profitable to construct real estate ourselves and either lease it and hold for eventual resale or resell directly rather than to acquire existing real estate. We currently believe that we would concentrate on multi-family residential construction projects, although we have no binding contracts, agreements or commitments to do so.

Assuming we raise sufficient funding, our investment strategy is designed to provide investors with a diversified portfolio primarily consisting of multi-family residential real estate projects. However, it is possible that we may only secure funding to acquire or develop one property, in which case our portfolio will not be diversified. Although we have reviewed the real estate markets in the states in which we intend to acquire or develop properties, we have had no contract, agreement or commitment to acquire or develop any property as of the date of this report.

However, we have already undertaken significant operational activities in furtherance of our business plan.  Specifically, we have taken the following steps in furtherance of our business plan: We have enriched our knowledge in the real estate market in various states; such as North Carolina, Texas, Illinois, Florida by studying the existing statistics on those markets and by having extensive discussions with many experts in those markets.

We intend to acquire properties, on the advice of our Advisor for cash, stock, a combination of cash and stock and finance the acquisitions, when possible, with HUD/FHA insured or traditional financing sources. In implementing our investment strategy, we will use our management teams’ expertise to identify and evaluate attractive real estate investment opportunities. We expect that our management team will make decisions based on a variety of factors, including expected risk-adjusted return, credit fundamentals, liquidity, availability and cost of financing, market-specific conditions and macroeconomic conditions. In addition, all investment decisions will be made with a view to maintaining our qualification as a REIT. Financing is not expected to exceed 90% of the value of any one project. The Company will limit mortgages on any one property to a single first mortgage. Although we have not identified specific properties to purchase, we anticipate making real estate investments. After we have made investments in 15 projects, we intend to limit the percentage of investment made in an individual project to 10% of our assets. The Board of Directors will consider exceptions to these investment limitations only following authorization by the Board of Directors.

We have no plans to change our investment objectives.  The process by which we decide to make a real estate investment will benefit from the experience, resources and relationships of our senior management team and from our operation-ready, in-house investment and asset management platform, including its full spectrum of real estate and finance professionals. This process initially will involve:

Identifying opportunities for real estate investment consistent with our investment objectives;

assessing the opportunities to ensure that they meet preliminary screening criteria; and

reviewing the opportunities to determine whether to incur costs associated with more in-depth diligence.

●	if the decision is made to proceed with full-scale diligence, the next phase of our investment process will involve assessing the risk-reward profile of the investment through, among other things:

●
intensive data collection by our in-house investment and asset management team and third-party providers, including, as appropriate, financial, physical, legal and environmental due diligence of investment opportunities;

●	data consolidation and comprehensive analysis of the key drivers affecting value, such as cash flows, asset capitalization and asset performance;

●	assessment of the general economic and demographic characteristics of the market;

●	thorough review of the investment capital structure, borrower and tenant analysis, legal structure and deal documentation;

●	evaluation of existing financing or new financing;

●	intensive evaluation and credit analysis of the rent stream; and

●	review of entitlements and zoning.

In assessing the suitability of a particular investment for our portfolio, we will evaluate the expected risk-adjusted return relative to the expected returns available from comparable investments. Our Advisory investment and asset management team will also identify opportunities to enhance the asset’s value through, among other things, competitive repositioning, development and targeted physical enhancements. The in-house investment and asset management team will also consider our ability to extract excess value from the investment through active post-acquisition asset management, including regular leasing and operating reviews. Based on the foregoing criteria, among others, we will make an investment decision and, if the decision is made to proceed with an investment, will utilize our extensive knowledge of the market for our target assets, comprehensive investment return analysis and proprietary modeling systems to establish an appropriate price for such assets. Any changes in investment objectives will require the approval of the Board of Directors.

The following discussion of the financial condition and results of operations of SART  should be read in conjunction with the financial statements and notes thereto included elsewhere in this report. This discussion contains forward-looking statements, which involve risks and uncertainties. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under “Part 1 — Item 1A. Risk Factors.”

Results of Operations

For the year ended December 31, 2012 as compared to the year ended December 31, 2011.

Revenues and Cost of revenues.  Since becoming inactive after the events of September 11, 2001, PSA has not generated any revenue and has not incurred any cost of revenues.

General and administrative expenses.  General and administrative expenses for the year ended December 31, 2012 were $19,750 as compared to $30,589 in 2011 and consist primarily of filing costs and travel and entertainment costs and professional fees in both years. The decrease in 2012 results principally from a decrease in professional fees and other general and administrative expenses.

Other (expense) income.  Interest expense of $20,609 and $17,637 was incurred for the years ended December 31, 2012 and 2011. The interest expense incurred was principally accrued on an outstanding judgment of $100,501 against us.   Refer to Item 3, Legal Proceedings for further details.

Liquidity and Capital Resources

We have  not generated any revenue since the events of September 11, 2001. As a result, our  primary source of liquidity prospectively will be from equity or debt sources. There is no assurance that any such equity or debt sources will be available or available on the terms favorable or acceptable to us. Additionally, our ability to obtain such funds may be made more difficult due to the current global financial crisis and its effect on the capital markets.

On January 26, 2010, we received notice from the U.S. Securities and Exchange Commission in connection with an Order Instituting Administrative Proceedings (“IAP”) pursuant to Section 12(J) of the Securities and Exchange Act of 1934, as amended (“the Exchange Act”).  The IAP was instituted because had been deficient in complying with our obligations under the Exchange Act for several years. Specifically, we failed to file Form 10-Ks for the years ended December 31, 2000 through December 31, 2007.  In addition, the Form 10-K for the year ended December 31, 2009 was not filed timely.  In addition, the Form 10-Qs for 2001 through 2009 were not filed.  As a consequence of our failure to file these reports, all of our securities were involuntarily deregistered pursuant to 12(j) of the Exchange Act, which, in part, prohibits broker dealers from effecting transactions in our  securities until the securities are registered.  Since we have not been active and has not attempted to raise capital, the deregistration has had no current impact on our  liquidity or capital resources. However, the deregistration will have negative impact on the future liquidity and our ability to access capital resources. Accordingly, the Company has filed a Form 10, General Form for Registration of Securities, with the Securities and Exchange Commission.

Working capital during 2012 and 2011 has been provided by our affiliates in the form of direct payment of operating expenses.

Recent Accounting Pronouncements

We do not believe that recently issued accounting pronouncements will have a material impact on its financial statements.

Critical Accounting Policies and Estimates

Critical accounting estimates are those that management deems to be most important to the portrayal of our financial condition and results of operations, and that require management’s most difficult, subjective or complex judgments, due to the need to make estimates about the effects of matters that are inherently uncertain. We have identified our critical accounting estimates, which are discussed in note 2 to the financial statements.

Our tax returns for all periods from December 31, 2000, are subject to audit by taxing authorities because of our net operating loss.

Going Concern

Our financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. We are  in the development stage and we have experienced a loss from operations as a result of its investment necessary to achieve its operating plan, which is long-range in nature.

Although we have reported net income of $56,353 from inception to December 31, 2012, it has working capital and stockholder deficits of $145,739 and the net income resulted from the gain on the write off of debt (see Note 3). In addition, we have no revenue generating operations and no full time employees and during 2012 and 2011, an officer contributed $6,000 and $3,000 in services to us.

Our ability to continue, as a going concern is contingent upon its ability to secure additional financing, increased ownership equity and develop profitable operations. In addition, our ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which we operate

We are pursuing financing for our operations and seeking additional private investments. In addition, we are seeking to establish and expand our revenue base. Failure to secure such financing or to raise additional equity capital and to expand its revenue base may result in our depleting its available funds and not being able pay its obligations.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from our possible inability to continue as a going concern.

ITEM 3.	PROPERTIES

We currently neither rent nor own any properties. We intend to be a fully integrated global Real Estate Investment Trust that will acquire, develop, own, operate and sell real estate, but have not as yet established a specific underwriting standards or acquisition profile for the execution, of our investment strategy. We utilize the office space and equipment of a principal shareholder at no cost.

ITEM 4.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information regarding the shareholdings, as of December 31, 2012 of our current directors and executive officers and those persons or entities who beneficially own more than 5% of its common stock (giving effect to the exercise of any warrants held by each such person or entity which are currently exercisable or may be exercised within 60 days of December 31, 2012):

Name and Title	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned (1), (2)

WJS Irrevocable Trust [1]	49,533,086	94.32%
John Williams, Trustee
1059 Redondo Boulevard
Los Angeles, California 90019

John Williams [1]	49,533,086	94.32%
Board of Directors Chairman and CEO
1059 Redondo Boulevard
Los Angeles, California 90019

All Officers, Directors	49,533,086	94.32%
As a Group (5 persons)
__________________
[1]	John Williams is deemed the beneficial owner of our shares held by WJS Irrevocable Trust. He owns no shares individually.

The ownership percentages above are based upon our shares of common stock outstanding as of December 31, 2012.

ITEM 5.	DIRECTORS AND EXECUTIVE OFFICERS

Directors and Officers

The board of directors elects our executive officers annually.  A majority vote of the directors who are in office is required to fill vacancies.  Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until his earlier resignation or removal. Our directors and executive officers are as follows:

Name	Age	Position

John Williams	91	Chairman of the Board of Directors, CFO
Richard Orcutt	59	President and Director
Patrick Galvin	62	Director
Ernst Schoenbaechler	58	Director
Herman Williams, M.D.	54	Director

Mr. John Williams has served as a Director since our inception and as Chairman since 2002, when we were known as PSA, Inc. Mr. Williams has served as our Chief Executive Officer from October 2009 to 2011. He became CFO in January 2012. He is also Managing Director of John Williams and Partners, an architectural, civil engineering and construction management firm and has been with the firm since 1958. The firm has been certified as a minority business enterprise with the Department of Transportation, the City of Los Angeles, the L.A. Unified School District, Caltrans and the Department of Airports. Mr. Williams, AIA/NOMA, graduated from the University of Southern California with a Bachelor of Architecture Degree in 1955. He has been a member of the American Institute of Architects since 1958. Among his most noteworthy design accomplishments have been The Bradley International Terminal (LAX), The Willowbrook Shopping Center, and more than one hundred other projects from redevelopment projects to master planned communities; which included working drawings for mid-rise to high-rise residential and commercial, schools, government and public buildings. As a result of these and other professional experiences, Mr. Williams possesses particular knowledge and experience in key aspects of the real estate business.

Dr. Herman Williams joined us as a Director in January 2011. Since January 2004 he has been Vice President of Medical Affairs for Vanguard Health Systems, which is in the business of providing healthcare through the ownership of hospital real estate. As a member of the board, Dr. Williams contributes the benefits of his executive leadership and management experience as well as knowledge of real estate.

Mr. Orcutt joined us as President and Director in November 2009. From September 2011 to February 2012 he was Director of Sales for QL2, Inc., which was in the business of competitor revenue analysis. From August 2004 to February 2011, he was Head of Sales for Iovation, Inc., which was in the business of fraud detection. Mr. Orcutt is a 1974 graduate of Northern Illinois University where he earned a Bachelor’s of Science degree in Education. As a member of the board, Mr. Orcutt contributes his knowledge of the company as well substantial experience developing corporate strategy, and has extensive experience in business operations, remote site management and sales and marketing.

Mr. Galvin joined us as a Director in November 2009. From March 2008 to date, he has been a real estate agent with Sterling Real Estate. From March 2006 to March 2008 he was a real estate agent with Sothebys. He brings his extensive knowledge of real estate in that he started as a real estate agent in March 1992 primarily looking for acquisitions for real estate investors and has been in the real estate business with various firms since then.

Mr. Schoenbaechler joined us as a Director in November 2012. From June 2004 to date he has been an independent banking and finance consultant. He brings this extensive knowledge of banking and finance, which should facilitate our ability to use leverage to develop and acquire our real estate.

Family Relationships

Notwithstanding the fact that several of our officers and directors have the same last name, there are no family relationships between or among our officers and directors.

Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

●	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

●	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),

●
Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities,

●
Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

●
Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity.

●	Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.

●	Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. The executive officers serve at the pleasure of the Board of Directors.

There are no agreements with respect to electing directors or selecting officers. There are no agreements or understandings for any officer or director to resign at the request of another person, and none of the officers or directors are acting on behalf of, or will act at the direction of, any other person. There are no family relationships among our executive officers and directors.

BOARD COMMITTEES

We do not have an audit, nominating or compensation committee.

We intend, however, to establish an audit, nominating and a compensation committee of our Board of Directors in the future, once we have a sufficient number of independent directors. We envision that the audit committee will be primarily responsible for reviewing the services performed by our independent auditor, evaluating our accounting policies and our system of internal controls. The compensation committee will be primarily responsible for reviewing and approving our salary and benefits policies (including stock options) and other compensation of our executive officers.

Our Advisor, Advisory Agreement and Advisor Compensation

Name	Age	Position

John Williams	91	President and Director
Richard Orcutt	59	CEO and Director
Patrick Galvin	62	Vice President and Director
Dos Williams	62	Vice President and Director
Gerald Walsh	47	Vice President and Director

The background of Mr. John Williams, Richard Orcutt and Patrick Galvin is set forth in the description of our management. John Williams, the controlling shareholder and officer and director of the REIT, is President, Director and through an Affiliate is the sole shareholder of the Advisor.

Dos Williams joined us upon formation in December 2012 as Vice President and Director. He is a registered professional civil engineer and licensed General Contractor. Mr. Doss has had over 25 years in project management and construction administration in commercial, residential and multimillion-dollar projects. From 1989 – 1993, Mr. Doss worked as the project manager at Jones Construction on the construction of UCLA’S $125 million, 200,000 sq. ft. Out Patient Care facility bringing the project in on time and within budget. Mr. Williams is currently employed as a Project Manager/Superintendent for Grace Builders in Los Angeles, CA and since 1993 has owned his own construction firm specializing in residential and commercial renovations as well as new construction. He brings his extensive real estate knowledge to the Advisor.

Gerald Walsh – joined us upon formation in December 2012 as Vice President and Director. is currently employed by Otis Elevator in Chicago, Illinois. He has been employed at Otis since 1996. He is in charge of the High Rise Construction and Modernization Services Division. While with Otis he has worked on the Ameritech building, Cook Co. building, W Hotel, Time Life bldg. and the Aon Center in Chicago as a Modernization Foreman. Prior to working at Otis, Mr. Walsh was Vice President of Walsh Building and Construction, a General Contractor in Rialto, CA. Mr. Walsh holds an Illinois Real Estate License, a California General Contractors License, and also the High-Rise Elevator Mechanics License for Otis, from the City of Chicago, in addition to the Otis Elevator Construction Supervisor Mechanics License. He brings his extensive real estate knowledge to the Advisor.

Advisory Agreement

Many of the services to be performed by Advisor in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions that we expect Advisor will perform for us as our Advisor, and it is not intended to include all of the services that may be provided to us by third parties.

Our Advisor

We will rely on our Advisor to manage our day-to-day activities and to implement our investment strategy, subject to the supervision of our board of directors. Our Advisor performs its duties and responsibilities as our fiduciary pursuant to an Advisory agreement. Our Advisor is managed by see “Directors and Executive Officers.”

The services for which our Advisor will receive fees and reimbursements include, but are not limited to, the following:

Offering Services

•	the development of this offering, including the determination of its specific terms;

•	the approval of the participating broker-dealers and negotiation of the related selling agreements;

•        coordination of the due diligence process relating to participating broker-dealers and their review of any prospectus and other offering and company documents;

•	preparation and approval of all marketing materials relating to this offering;
•        along with the selling agent(s), the negotiation and coordination with our transfer agent of the receipt, collection, processing and acceptance of subscription agreements, commissions, and other administrative support functions;

•        creation and implementation of various technology and electronic communications related to this offering; and

•        all other services related to this offering, other than services that (i) we elect to perform directly or (ii) would require the Advisor to register as a broker-dealer with the SEC, FINRA or any state.

Acquisition Services

•        serve as our financial Advisor and obtain certain market research and economic and statistical data in connection with our investments and investment objectives and policies;

•        subject to the investment objectives and limitations set forth in our charter and the investment guidelines approved by our board of directors: (i) locate, analyze and select potential investments; (ii) structure and negotiate the terms and conditions of approved investments; and (iii) acquire approved investments on our behalf;

•	oversee the due diligence process related to prospective investments;

•        prepare reports regarding prospective investments that require board approval, which reports include recommendations and supporting documentation necessary for our board of directors to evaluate the proposed investments;

•        obtain reports (which may be prepared by our Advisor or its affiliates), where appropriate, concerning the value of proposed investments; and

•        negotiate and execute approved investments and other transactions.
Asset Management Services

•        monitor applicable markets and obtain reports (which may be prepared by our Advisor or its affiliates) where appropriate, concerning the value of investments of the company;

•        monitor and evaluate the performance of our investments, provide daily management services to the company and perform and supervise the various management and operational functions related to the company’s investments;

•        formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of investments on an overall portfolio basis;

•	coordinate and manage relationships between the company and any joint venture partners; and provide financial and operational planning services and investment portfolio management functions.

Accounting and Other Administrative Services

•  manage and perform the various administrative functions necessary for the day-to-day operations of the company;

•  investigate, select, and, on our behalf, engage and conduct business with such persons as our Advisor deems necessary to the proper performance of its obligations under our Advisory agreement, including but not limited to consultants, accountants, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies and any and all persons acting in any other capacity deemed by our Advisor necessary or desirable for the performance of any of the services under our Advisory agreement;

•  from time-to-time, or at any time reasonably requested by the board of directors, make reports to the directors on our Advisor’s performance of services to the company under our Advisory agreement;

•  coordinate with the company’s independent accountants and auditors to prepare and deliver to the company’s audit committee an annual report covering our Advisor’s compliance with certain aspects of our Advisory agreement;

•  provide or arrange for administrative services, legal services, office space, office furnishings, personnel and other overhead items necessary and incidental to the company’s business and operations;

•  provide financial and operational planning services and portfolio management functions;

•  maintain accounting data and any other information concerning the activities of the company as shall be required to prepare and to file all periodic financial reports and returns required to be filed with the SEC and any other regulatory agency, including annual financial statements;

•  maintain all appropriate books and records of the company;

•  oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

•  supervise the performance of such ministerial and administrative functions as may be necessary in connection with the daily operations of the company;

•  provide the company with all necessary cash management services;

•  manage and coordinate with the transfer agent the process of making distributions and payments to stockholders;

•  consult with the officers and board of directors and assist in evaluating and obtaining adequate insurance coverage based upon risk management determinations;

•  provide the officers and directors with timely updates related to the overall regulatory environment affecting the company, as well as managing compliance with regulatory matters;

•  consult with the officers and board of directors relating to the corporate governance structure and appropriate policies and procedures related thereto; and

•  oversee all reporting, record keeping, internal controls and similar matters in a manner to allow the Company to comply with applicable law.

Stockholder Services

•  enter into appropriate arrangements for stockholder services.

Financing Services

•  identify and evaluate potential financing and refinancing sources, engaging a third party broker if necessary;

•  negotiate terms of, arrange and execute financing agreements;

•  manage relationships between the company and its lenders; and

•  monitor and oversee the service of our debt facilities and other financings.

The Advisory Agreement

The term of the Advisory agreement is one year from the commencement of this offering, subject to renewals upon mutual consent of the parties for an unlimited number of successive one-year periods. The independent directors of our board of directors will evaluate the performance of our Advisor before renewing the Advisory agreement. The Advisory agreement may be terminated:

•  immediately by us for “cause,” or upon the bankruptcy of our Advisor;

•  without cause or penalty by us upon 60 days’ written notice; or

•  with “good reason” by our Advisor upon 60 days’ written notice.

“Good reason” is defined in the Advisory agreement to mean either any failure by us to obtain a satisfactory agreement from any successor to assume and agree to perform our obligations under the Advisory agreement or any material breach of the Advisory agreement by us. “Cause” is defined in the Advisory agreement to mean fraud, criminal conduct, willful misconduct, gross negligence or breach of fiduciary duty by our Advisor or a material breach of the Advisory agreement by our Advisor.

In the event of the termination of the Advisory agreement, our Advisor will cooperate with us and take all reasonable steps to assist in making an orderly transition of the Advisory function. The board of directors shall determine whether any succeeding Advisor possesses sufficient qualifications to perform the Advisory function.

Upon termination of the Advisory agreement, our Advisor will be paid all accrued and unpaid fees and expense reimbursements earned prior to the date of termination and our Advisor, as the holder of the convertible shares, may be entitled to a one-time payment upon conversion of the convertible shares. See “Management Compensation” for a detailed discussion of the compensation payable to our Advisor under the Advisory agreement and the payments that our Advisor may be entitled to receive with respect to the convertible shares.

MANAGEMENT COMPENSATION

The following tables summarize all of the compensation and fees, including reimbursement of expenses, to be paid by us or by third parties to our Advisor and its affiliates in connection with our organization, this offering and our operations, assuming we raise the maximum amount offered hereby.

Fees and Expense Reimbursements Paid by Us

Type of Fee and Recipient	Description and Method of Computation	Estimated Amount for Maximum Offering(1)

Acquisition Fee(4)(6) Affiliates	Investment Activities(5)
— Advisor or its	Three percent (3%) of the purchase price of any real estate or loan acquired at a discount, provided, however, that we will not pay any fees when acquiring loans from affiliates.	Actual amounts are dependent upon expenses paid or incurred and cannot be determined at the present time.

Acquisition Expenses(4) —Advisor or its Affiliates
We will reimburse our Advisor for actual expenses paid or incurred in connection with the selection or acquisition of an investment, whether or not we ultimately acquire the investment. We may recoup all or a portion of these expenses from the borrower in connection with each loan.
Cannot be determined at the present time.

Loan Brokerage Fees(4) —Mortgage Company (may be Affiliate of Advisor)
Fees consisting of 2.00% to 6.00% of each loan, based upon local market conditions, will be paid by the borrower. Such fees may be paid using funds borrowed from us, which would then be added to the principal balance of the loan we are making to the borrower.
Cannot be determined at the present time.

Loan Evaluation and Processing Fees(4) —Advisor or its Affiliates
Fees consisting of no more than 1.00% of each loan will be paid by the borrower. Such fees may be paid using funds borrowed from us, which would then be added to the principal balance of the loan we are making to the borrower.
Actual amounts are dependent on the amount of investments made, the cost of such investments and the amount of leverage and cannot be determined at the present time.

Asset Management Fees(4)	Operational Stage
—Advisor or its Affiliates
A monthly asset management fee at an annual rate equal to 0.85% of (i) the fair market value of all assets then held by us or (ii) our proportionate share thereof in the case of an investment made through a joint venture or other co-ownership arrangement excluding (only for clause (ii)) debt financing obtained by us or made available to us. The fair market value of real property shall be established at least once every two years through an appraisal, based upon the real property’s then current condition and location without warranties as to the condition and/or fitness of the property for a particular use (or an “As-Is”, “Where-Is” appraisal). Appraisals will be performed by an independent appraiser possessing the designation as a Member of the Appraisal Institute (“MAI”). The fair market value of real estate-related secured loans shall be equal to the face value of the such loan, unless it is nonperforming, in which case the fair market value shall be equal to the book value of such loan. The asset management fee will be reduced to 0.75% if we are listed on a national securities exchange.
Actual amounts are dependent on the amount of any debt financed and cannot be determined at the present time.

Debt Financing Fees(4) —Advisor or its Affiliates
A monthly debt-financing fee at an annual rate equal to 0.25% of the aggregate debt financing obtained by us or made available to us, such as mortgage debt, lines of credit, and other term indebtedness, including refinancing. In the case of a joint venture, we would pay this fee only on our pro rata share.
Actual amounts are dependent upon expenses paid or incurred and therefore cannot be determined at the present time.

Operating Expenses — Advisor or its Affiliates(4)(7)(8)
We will reimburse the Advisor for 100% of actual, documented expenses paid or incurred in connection with services provided to us. We will reimburse our Advisor no less than monthly for any such expenses.

Actual amounts depend upon the gross revenue of the properties and customary property management and leasing fees in the region in which properties are acquired, and, therefore, cannot be determined at this time.

Property Management and Leasing Fees — Advisor or its Affiliates(4)	A monthly market-based fee for property management services of up to 6.00% of the gross revenues generated by our properties. Our property manager may subcontract with third party property managers and will be responsible for supervising and compensating those property managers. The aggregate property management fees charged by our property manager and any subcontractor shall not exceed 6.00% of the gross revenues generated by our properties.	Actual amounts are dependent upon the sale price received from the disposition of any real property and therefore cannot be determined at the present time.

Disposition Fee(4)	Liquidity Stage
— Advisor or its Affiliates	For substantial assistance in connection with the sale of real property, as determined by our independent directors, we will pay our Advisor or its affiliate the lesser of (i) 3.00% of the contract sale price of the real property sold or (ii) 50% of the customary commission which would be paid to a third-party broker for the sale of a comparable property. The amount paid, when added to the sums paid to unaffiliated parties, may not exceed either the customary commission or an amount equal to 6.00% of the contract sales price. The disposition fee will be paid concurrently with the closing of any such disposition of all or any portion of any real property. We will not pay a disposition fee upon the maturity, prepayment, workout, modification or extension of a loan or other debt-related investment; provided, however, that our Advisor or its affiliates may receive an exit fee or a prepayment penalty paid by the borrower. If we take ownership of a real property as a result of a workout or foreclosure of a loan, we will pay a disposition fee upon the sale of such real property equal to 3.00% of the sales price. With respect to real property held in a joint venture, the foregoing commission will be reduced to a percentage of such amount reflecting our economic interest in the joint venture.	Actual amounts are dependent upon future liquidity events; we cannot determine these amounts at the present time.

Late Fees on Acquired	Fees and Expense Reimbursements Paid by Third Parties
Loans —Advisor or its Affiliates	In the event late fees become due, such fees will be evenly split between our Advisor and us.	Cannot be determined at the present time.

Loan Servicing Fees —Mortgage Company (may be Affiliate of Advisor)	Where permitted, fees consisting of 0.25% of outstanding principal (paid annual) will be paid by the borrower.	Cannot be determined at the present time.

Loan Extension and Loan Modification Fees —Mortgage Company (may be Affiliate of Advisor)	Where permitted, fees consisting of 2.00% to 5.00% of outstanding principal, based upon local market conditions will be paid by the borrower.	Cannot be determined at the present time.
_________
(1)   Unless otherwise indicated, assumes we sell the maximum of $500,000,000 in shares in our primary offering and excludes the sale of any shares under our distribution reinvestment plan, which may be used for redemptions or other purposes. To the extent such proceeds are invested in real estate secured loans or other real estate investments, certain fees will be increased but, except as set forth herein, the amounts are not determinable at this time.
(2)   The total compensation related to our organization and offering activities, which includes selling commissions and due diligence expenses payable to participating selling agents and organizational and offering expense reimbursements payable to our Advisor, will not exceed 7.30% of the gross offering proceeds if we raise the minimum offering of $3 million or 3.75% of the gross offering proceeds if we raise the maximum offering of $500 million in our primary offering.
(3)   The selling commission may be reduced or waived in connection with certain categories of sales, sales through investment advisors or banks acting as trustees or fiduciaries and sales to our affiliates. See “Plan of Distribution.”
(4)   Our Advisor in its sole discretion may defer any fee or expense reimbursement payable to it under the Advisory agreement or may take such fees or expense reimbursements in shares at a price of $9.00 per share. All or any portion of such fees or expense reimbursements that are deferred, will not accrue interest and will be paid when the Advisor determines.
(5)   The total of all acquisition fees and acquisition expenses, which include loan brokerage fees and loan evaluation and processing fees, will not exceed 6.00% of the purchase price of any real property acquired or, in the case any real estate secured loan, 6.00% of the total amount of loan proceeds advanced.
(6)   For purposes of calculating the estimated maximum fees in this table, we have assumed that we will not use debt when making investments except as otherwise noted.
(7)   Included in reimbursement of actual expenses incurred by Advisor or its affiliates are our allocable share of the Advisor’s overhead, such as rent, utilities, IT, and costs of personnel and overhead expenses related to such personnel, to the extent to which such costs and expenses relate to or support the performance of their duties. We will not reimburse our Advisor, however, for the salaries and benefits paid to any of our named executive officers.

Our Advisor must reimburse us at least quarterly for reimbursements paid to our Advisor in any four consecutive fiscal quarters to the extent that such reimbursements to the Advisor cause our total operating expenses to exceed the greater of (1) 2% of our average invested assets, which generally consists of the average book value of our real properties before deducting depreciation, bad debts or other non-cash reserves and the average book value of securities, or (2) 25% of our net income, which is defined as our total revenues less total expenses for any given period excluding reserves for depreciation, bad debts or other similar non-cash reserves, unless the independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. See “Conflicts of Interest —Limitation on Operating Expenses.”

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with our Advisor and other affiliates, including (1) conflicts related to the compensation arrangements between our Advisor, certain affiliates and us, (2) conflicts with respect to the allocation of the time of our Advisor and its key personnel and (3) conflicts with respect to the allocation of investment opportunities. Our independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise and will have a fiduciary obligation to act on behalf of the stockholders. The material conflicts of interest are discussed below.

Interests in Other Affiliated Entities

Other than performing services as our Advisor, our Advisor presently has no interests in other real estate programs. However, some of our officers are officers or employees of our Advisor,, which will receive fees in connection with this offering and our operations.

In addition, certain members of our Advisor’s management team are presently, and plan in the future to continue to be, involved with a number of other real estate programs and activities. .

Our Advisor and other affiliates are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in investing in real estate secured loans, real estate debt securities, real estate equity investments and the acquisition, ownership, development, management, leasing or sale of real property. No affiliate is prohibited from raising money for another entity that makes the same types of investments that we target and we may co-invest with any such entity. All such potential co-investments will be subject to approval by our board of directors.

Competition

We may compete with affiliates for opportunities to acquire or sell real properties in certain geographic areas. As a result of this competition, certain investment opportunities may not be available to us. Our Advisor and we have developed procedures to resolve potential conflicts of interest in the allocation of investment opportunities between affiliates and us. Our Advisor will be required to provide information to our board of directors to enable the board of directors, including the independent directors, to determine whether such procedures are being fairly applied.

Certain of our Advisor’s affiliates currently own or manage properties in geographic areas in which we expect to acquire property. Conflicts of interest will exist to the extent that we own or manage real property in the same geographic areas where real property owned or managed by other affiliates are located. In such a case, a conflict could arise in the leasing of real property in the event that we and another affiliate were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of real property in the event that we and another affiliate were to attempt to sell similar real property at the same time. Conflicts of interest may also exist at such time as our affiliates or we manage real property on our behalf and seek to employ developers, contractors or building managers.

Duties Owed by Some of Our Affiliates to Our Advisor and Our Advisor’s Affiliates

Our executive officers and directors and the key real estate, finance and securities professionals performing services on behalf of our Advisor are also officers, directors, managers and/or key professionals of:

•  Our Advisory Company.

As a result, they owe duties to each of these entities and their stockholders, members and limited partners. These duties may from time to time conflict with the fiduciary duties that they owe to us.

In the event that our investment objectives overlap with those of an affiliated program and the opportunity is equally suitable for the affiliate, and us our Advisor will utilize a reasonable allocation method to determine which investments are presented to our board of directors as opposed to the board of directors of such other program. In making such allocation, our Advisor will take into account, among other factors, the length of time that has elapsed since a program was offered and accepted an investment opportunity. If a subsequent event or development causes any such investment, in the opinion of our Advisor, to be more appropriate for a program other than the program that committed to make the investment, our Advisor may determine that another affiliate may make the investment. Our board of directors, including a majority of the independent directors, will determine at least annually, whether the method for allocating investment opportunities is applied fairly to us.

Receipt of Fees and Other Compensation by our Advisor and its Affiliates

Our Advisor and its affiliates will receive substantial fees from us, which fees were not negotiated at arm’s length. These fees could influence our Advisor’s advice to us as well as the judgment of affiliates of our Advisor, some of whom also serve as our executive officers and directors and the key real estate, finance and securities professionals. Among other matters, these compensation arrangements could affect their judgment with respect to:

•  the continuation, renewal or enforcement of our agreements with our Advisor, our affiliated selling agent and other affiliated entities, including the Advisory agreement and our selling agreement with our affiliated selling agent;

•  public offerings of equity by us, which will likely entitle our affiliated selling agent to earn additional selling commissions and our Advisor to acquisition fees, and increased asset management fees and asset servicing fees;

•  acquisitions of investments at higher purchase prices, which entitle our Advisor to higher asset management fees and asset servicing fees regardless of the quality or performance of the investment or loan and, in the case of acquisitions of, real property from other affiliated entities, might entitle affiliates of our Advisor to disposition fees or other compensation from the seller in connection with such sales; and

•  sales of real property, which entitle our Advisor to disposition fees. Affiliated Property Manager

Our real properties may be managed and leased by an affiliated property manager and in the future there is potential for a number of the members of our Advisor management team and our property manager to overlap. As a result, when the property manager is an affiliate, we will not have the benefit of independent property management to the same extent as if our Advisor and our property manager were unaffiliated and did not share any employees or managers. In addition, given that our property manager may be an affiliate, our agreements with an affiliated property manager will not be at arm’s-length. Therefore, we will not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

No Arm’s-Length Agreements

All agreements, contracts or arrangements between or among affiliates, including our Advisor and our affiliated selling agent, and us were not negotiated at arm’s-length. Such agreements, contracts or arrangements include our Advisory agreement. The procedures with respect to conflicts of interest described herein were designed to lessen the effect of potential conflicts that arise from such relationships. However, we cannot assure you that these procedures will eliminate the conflicts of interest or reduce the risks related thereto.

Fees and Other Compensation to Our Advisor and its Affiliates

A transaction involving the purchase and sale of real property or real estate-related assets, including real estate secured loans and debt securities, may result in the receipt of commissions, fees and other compensation by our Advisor and its affiliates. None of the agreements that provide for fees and other compensation to our Advisor and its affiliates will be the result of arm’s-length negotiations. All such agreements, including our Advisory agreement, require approval by a majority of our board of directors, including a majority of the independent directors, not otherwise interested in such transactions, as being fair and reasonable to us and on terms and conditions no less favorable than those that could be obtained from unaffiliated entities. The timing and nature of fees and compensation to our Advisor or its affiliates could create a conflict between the interests of our Advisor or its affiliates and those of our stockholders.

Subject to oversight by the board of directors, our Advisor has considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, our Advisor may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that fees such as the asset management fees payable to our Advisor, and the property management fees payable to our property manager, will generally be payable regardless of the quality of the real property, real estate related loans, and real estate-related assets acquired or the services provided to us.

Each transaction we enter into with our Advisor or its affiliates is subject to an inherent conflict of interest. The board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between any affiliate and us. The independent directors who are also otherwise disinterested in the transaction must approve each transaction between us and our Advisor or any of its affiliates as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

Listing versus Liquidation

The initial decision about whether or not to list our shares on an exchange or liquidate will be made by our board of directors after consultation with our Advisor. Any decision to liquidate will be subject to approval of our stockholders. Our Advisor and the members of our board of directors who are affiliated with our Advisor may be subject to a conflict of interest in evaluation of the choice between listing and liquidation. In this regard, if we liquidate, our Advisor will no longer earn a monthly asset management fee based upon the fair market value of our assets, nor will it be eligible to continue to earn the various transaction-based fees (other than those related to liquidation of our assets) described under “Management Compensation” beginning on page 81. If we are listed rather than liquidated, our Advisor will continue to receive the asset management fee and will be eligible to earn transaction-based fees.

Our board of directors has a fiduciary obligation to recommend the course of action that it believes in good faith to be in the best interest of shareholders taken as a whole. A majority of the members of our board of directors are not affiliated with our Advisor and qualify as “independent directors” in accordance with the requirements for independence set forth under the NASAA REIT Guidelines.

Internalization of Management Functions

Our board of directors may decide in the future to internalize our management functions. If we do so, we may elect to negotiate to acquire our Advisor’s assets and the personnel that our Advisor utilizes to perform services on its behalf for us. The payment of such consideration could result in dilution of your interests as a stockholder and could reduce the income per share attributable to your investment. Additionally, although we would no longer bear the costs of the various fees and expenses we expect to pay to our Advisor under the Advisory agreement, our direct expenses would include general and administrative costs, including legal, accounting and other expenses related to corporate governance, SEC reporting and compliance. We would also be required to employ personnel and would be subject to potential liabilities commonly faced by employers, such as workers disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances as well as incur the compensation and benefits costs of our officers and other employees and consultants that will be paid by our Advisor or its affiliates. We may issue equity awards to officers, employees and consultants, whom awards would decrease our net income and funds from operations and may further dilute your investment. We cannot reasonably estimate the amount of Advisory fees we would save or the costs we would incur if we become self-managed. If the expenses we assume as a result of internalization are higher than the expenses we avoid paying to our Advisor, our income per share would be lower as a result of the internalization than it otherwise would have been, potentially decreasing the amount of cash available to distribute to our stockholders and the value of our shares.

Internalization transactions involving the acquisition of Advisors have also, in some cases, been the subject of litigation. Even if these claims are without merit, we could be forced to spend significant amounts of money defending claims, which would reduce the amount of cash available for us to originate or acquire assets, and to pay distributions. If we internalize our management functions, we could have difficulty integrating these functions as a stand-alone entity. Currently, our Advisor and its affiliates perform asset management and general and administrative functions, including accounting and financial reporting, for multiple entities. These personnel have substantial know-how and experience, which provides us with economies of scale. We may fail to properly identify the appropriate mix of personnel and capital needs to operate as a stand-alone entity. Certain key employees may not become employees of the Advisor. An inability to manage an internalization transaction effectively could thus result in our incurring excess costs and suffering deficiencies in our disclosure controls and procedures or our internal control over financial reporting. Such deficiencies could cause us to incur additional costs, and our management’s attention could be diverted from most effectively managing our investments.

Certain Conflict Mitigation Measures

As discussed above, we are subject to potential conflicts of interest arising out of our relationship with our Advisor and its affiliates. These conflicts may relate to compensation arrangements, the allocation of investment opportunities, the terms and conditions on which various transactions might be entered into by us and our Advisor or its affiliates and other situations in which our interests may differ from those of our Advisor or its affiliates. We have adopted the procedures set forth below to address these potential conflicts of interest.

Advisor Compensation

The independent directors evaluate at least annually whether the compensation that we contract to pay to our Advisor and its affiliates is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by our charter. The independent directors will supervise the performance of our Advisor and its affiliates and the compensation we pay to them to determine whether the provisions of our Advisory agreement are being carried out. This evaluation will be based on the following factors as well as any other factors they deem relevant:

•  the amount of the fees and any other compensation, including stock-based compensation, paid to our Advisor and its affiliates in relation to the size, composition and performance of the assets;

•  the success of our Advisor in generating appropriate investment opportunities;

•  the rates charged to other companies, including other REITs, by Advisors performing similar services;

•  additional revenues realized by our Advisor and its affiliates through their relationship with us, including whether we pay them or they are paid by others with whom we do business;

•  the quality and extent of service and advice furnished by our Advisor and its affiliates;

•  the performance of our investment portfolio; and

•  the quality of our portfolio relative to the investments generated by our Advisor and its affiliates for their own account and for their other clients.

Term of Advisory Agreement

Each contract for the services of our Advisor may not exceed one year, although there is no limit on the number of times that we may retain a particular Advisor. Our charter provides that a majority of the independent directors may terminate our Advisory agreement with or without cause or penalty on 60 days’ written notice. The Advisor may terminate our Advisory agreement with good reason on 60 days’ written notice.

Independent Directors

The NASAA REIT Guidelines require our charter to define an independent director as a director who is not and has not for the last two years been associated, directly or indirectly, with our Advisor. A director is deemed to be associated with our Advisor if he or she owns any interest in, is employed by, is an officer or director of our Advisor or any of their affiliates, performs services (other than as a director) for us, or serves as a director or trustee for more than three REITs sponsored our Advisor. A business or professional relationship will be deemed material per se if the gross revenue derived by the director, our Advisor or any of their affiliates exceeds five percent of (1) the director’s annual gross revenue derived from all sources during either of the last two years or (2) the director’s net worth on a fair market value basis. An indirect relationship is defined to include circumstances in which the director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with our Advisor or any of its affiliates.

A majority of our board of directors, including a majority of the independent directors, must determine the method used by our Advisor for the allocation of the acquisition of investments by two or more affiliated programs seeking to acquire similar types of assets is fair and reasonable to us. Our independent directors, acting as a group, will resolve potential conflicts of interest whenever they determine that the exercise of independent judgment by the full board of directors or our Advisor or its affiliates could reasonably be compromised. However, the independent directors may not take any action which, under Maryland law, must be taken by the entire board of directors or which is otherwise not within their authority. The independent directors, as a group, are authorized to retain their own legal and financial Advisors. Among the matters we expect the independent directors to review and act upon are:

•  the continuation, renewal or enforcement of our agreements with our Advisor and its affiliates, including the Advisory agreement and the property management agreement;

•  transactions with affiliates, including our directors and officers;

•  awards under our equity incentive plan; and

•  pursuit of a potential liquidity event.

Those conflict of interest matters that cannot be delegated to the independent directors, as a group, under Maryland law must be acted upon by both the board of directors and the independent directors.

Role of the Lead Independent Director

Our bylaws requires that at least one of the members of our board of directors must be an individual who is not, and has not been during the past five years, an officer, director (including an independent director), employee or business associate of our Advisor or any of its affiliates, and that only a director who meets this standard may serve as our lead independent director. Under our bylaws, our lead independent director will have authority to convene and chair meetings of our independent directors to address such matters as the lead independent director deems appropriate. The lead independent director does not have any additional authority over the other independent directors, and the Company expects each independent director to participate fully and consider and vote upon all matters where they do not have a conflicting interest. However, if we are considering a transaction with an affiliate and all of our other independent directors are conflicted, then our lead independent director will have sole authority to approve or reject the proposed transaction.

Our Acquisitions

We will not purchase or lease assets in which our Advisor, any of our directors or any of their affiliates has an interest without a determination by a majority of our directors (including a majority of the independent directors) not otherwise interested in the transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the asset to our sponsor, the Advisor, the director or the affiliated seller or lessor, unless there is substantial justification for the excess amount and such excess is reasonable. In no event may we acquire any such asset at an amount in excess of its current appraised value.

The consideration we pay for real property will ordinarily be based on the fair market value of the property as determined by a majority of the members of the board of directors or the members of a duly authorized committee of the board. In cases in which a majority of our independent directors so determine, our Advisor, any of our directors or any of their affiliates, the fair market value shall be determined by an independent expert selected by our independent directors not otherwise interested in the transaction.

Real Estate Secured Loans Involving Affiliates

Our charter prohibits us from investing in or making real estate secured loans in which the transaction is with our Advisor, our directors or any of their affiliates, unless an independent appraiser appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our common stockholders. In addition, a mortgagees or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title must be obtained. However, we may acquire an investment in a loan payable by our Advisor or any of its affiliates, when our Advisor has assumed the obligations of the borrower under that loan through a foreclosure on the property. In addition, we may invest in loans that were originated by affiliates provided the loan(s) otherwise satisfy all of our lending criteria. Our charter also prohibits us from making or investing in any real estate secured loans that are subordinate to any real estate secured loan, our Advisor, our directors or any of their affiliates.

In addition, we may participate in loans with our affiliates, but only provided that a majority of our directors (including a majority of our independent directors) not otherwise interested in such transaction approve such transaction as fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties. Typically, we participate in loans if:

•      We did not have sufficient funds to invest in an entire loan;

•      We are seeking to increase the diversification of our loan portfolio; or

•      A loan fits within our investment guidelines, however it would be disproportionately large given our then existing portfolio.

We will not borrow from our Advisor, any of our directors or any of their affiliates unless a majority of our directors (including a majority of independent directors) not otherwise interested in such transaction approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties.

The foregoing restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by our board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or our Advisor or its affiliates.

Other Transactions Involving Affiliates

A majority of our directors, including a majority of the independent directors not otherwise interested in the transaction, must conclude that all other transactions between us and our Advisor, any of our directors or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties. To the extent that we contemplate any transactions with affiliates, members of our board who serve on the board of the affiliated entity will be deemed “interested directors” and will not participate in approving or making other substantive decisions with respect to such related party transactions.

Limitation on Operating Expenses

After commencement of this offering, in compliance with the NASAA REIT Guidelines, our Advisor must reimburse us the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless the independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average of the aggregate monthly book value of our assets during a specified period invested, directly or indirectly in equity interests in and loans secured by real estate, before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all costs and expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (i) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (ii) interest payments; (iii) taxes; (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves; (v) incentive fees paid in compliance with the NASAA REIT Guidelines; (vi) acquisition fees and expenses; (vii) real estate commissions on the sale of real property; and (viii) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

Notwithstanding the foregoing, to the extent that operating expenses payable or reimbursable by us exceed these limits and the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient, our Advisor may be reimbursed in future periods for the full amount of the excess expenses or any portion thereof. Within 60 days after the end of any fiscal quarter for which our total operating expenses for the four consecutive fiscal quarters then ended exceed these limits, we will send our stockholders a written disclosure of such fact, together with an explanation of the factors our independent directors considered in arriving at the conclusion that such excess expenses were justified. In addition, our independent directors will review the total fees and expense reimbursements for operating expenses paid to our Advisor to determine if they are reasonable in light of our performance, our net assets and our net income and the fees and expenses of other comparable unaffiliated REITs.

Issuance of Options and Warrants to Certain Affiliates

Until our shares of common stock are listed on a national securities exchange, we will not issue options or warrants to purchase our common stock to our Advisor, our sponsor or any of their affiliates, except on the same terms as such options or warrants, if any, are sold to the general public. We may issue options or warrants to persons other than our Advisor prior to listing our common stock on a national securities exchange, but not at an exercise price less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of our board of directors has a market value less than the value of such option or warrant on the date of grant. Any options or warrants we issue to our Advisor shall not exceed an amount equal to 10% of the outstanding shares of our common stock on the date of grant.

ITEM 6.	EXECUTIVE COMPENSATION.

The following summary compensation table sets forth information concerning compensation for services rendered in all capacities during our past two fiscal years awarded to, earned by or paid to each of the following individuals. Salary and other compensation for these officers were set by the Board of Directors.   No other officers or employees received any compensation during either of the last two fiscal years.

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($)(c)	Bonus ($)(d)	Stock Awards ($)(e)	Option Awards ($)(f)	Non-Equity Incentive Plan Compensation ($)(g)	All Other Compensation ($)(i)	Total ($)(j)

John Williams, CEO	2012	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-
	2011	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-

Outstanding Equity Awards at Fiscal Year End

None.

Equity Compensation, Pension or Retirement Plans

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by us for the benefit of its employees.

Options/SARS Grants During Year

None.

Long-term incentive Plans Awards in Last year

None

Employment Agreements

None

COMPENSATION OF DIRECTORS

At this time, our directors receive no remuneration for their services, nor do we reimburse directors for expenses incurred in their service to the Board of Directors.

Compensation of Executive Officers and Directors

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by us. Each of our executive officers, including each executive officer that serves as a director. Each of these individuals receives compensation from our sponsor for his services, including services performed for us and for our Advisor. As executive officers of our Advisor, these individuals will manage our day-to-day affairs and carry out the directives of our board of directors in the review and selection of investment opportunities and will oversee and monitor our acquired investments to ensure they are consistent with our investment objectives. The duties that these executive officers will perform on our behalf will also serve to fulfill the corporate governance obligations of these persons as our appointed officers pursuant to our charter and bylaws. As such, these duties will involve the performance of corporate governance activities that require the attention of one of our corporate officers, including signing certifications required under the Sarbanes-Oxley Act of 2002, as amended, for filing with our periodic reports. Although we will reimburse the Advisor for certain expenses incurred in connection with providing these services to us, we do not intend to pay any compensation directly to our executive officers. Our executive officers, as key personnel of our Advisor, will be entitled to receive awards in the future under our equity incentive plan as a result of their status as key personnel of our Advisor, although we do not currently intend to grant any such awards.

We plan to pay each of our independent directors an annual retainer of $25,000 (to be prorated for a partial term), plus we plan to pay an audit committee chairperson on additional $5,000 annual retainer (to be prorated for a partial term). We plan to pay each independent director also will receive $500 for each meeting of the board of directors attended in-person or by telephone. Although we have the foregoing plans, there is no assurance that we will pay any member of management any compensation or in the amounts stated above, in which case the actual amount of compensation paid may be materially different from these amounts. In addition, our directors may be entitled to receive awards in the future under our equity incentive plan, although we do not currently intend to grant any such awards.

All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attending meetings of the board of directors. If a director is also one of our officers, we will not pay any compensation to such person for services rendered as a director.

Equity Incentive Plan

We have adopted an equity incentive plan. Our equity incentive plan offers these individuals an opportunity to participate in our growth through awards in the form of, or based on, our common stock. We have no current intention to issue any awards under our equity incentive plan but may do so in the future in order to at attract and retain qualified directors, officers, employees, and consultants.

The equity incentive plan authorizes the granting of restricted stock, stock options, stock appreciation rights, restricted or deferred stock units, performance awards, dividend equivalents, other stock-based awards and cash-based awards to directors, employees and consultants of ours selected by the board of directors for participation in our equity incentive plan. Stock options granted under the equity incentive plan will not exceed an amount equal to 10% of the outstanding shares of our common stock on the date of grant of any such stock options. Any stock options and stock appreciation rights granted under the equity incentive plan will have an exercise price or base price that is not less than the fair market value of our common stock on the date of grant.

Our board of directors, or the compensation committee of our board of directors, will administer the equity incentive plan, with sole authority to determine all of the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals. No awards will be granted if the grant or vesting of the awards would jeopardize our status as a REIT under the Code or otherwise violate the ownership and transfer restrictions imposed under our charter. Unless otherwise determined by our board of directors, no award granted under the equity incentive plan will be transferable except through the laws of descent and distribution.

We have authorized and reserved an aggregate maximum of 300,000 shares for issuance under the equity incentive plan. In the event of a transaction between our company and our stockholders that causes the per-share value of our common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the share authorization limits under the equity incentive plan will be adjusted proportionately, and the board of directors must make such adjustments to the equity incentive plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock dividend or a combination or consolidation of the outstanding shares of common stock into a lesser number of shares, the authorization limits under the equity incentive plan will automatically be adjusted proportionately and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.

Unless otherwise provided in an award certificate or any special plan document governing an award, in the event of a corporate transaction (as defined in our equity incentive plan), if any award issued under our equity incentive plan is not assumed or replaced as part of the corporate transaction, then such portion of the award shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at fair market value) immediately prior to the effective date of such corporation transaction, so long as the grantee’s continuous service has not terminated prior to such date. Unless otherwise provided in an award certificate or any special plan document governing an award, in the event of our change in control, each outstanding award issued automatically shall become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at fair market value), immediately prior to the effective date of such change in control, provided that the grantee’s continuous service has not terminated prior to such date. Under our equity incentive plan, a “corporate transaction” is defined to include (i) a merger or consolidation in which we are not the surviving entity; (ii) the sale of all or substantially all of our assets; (iii) our complete liquidation or dissolution; and (iv) acquisitions by any person of beneficial ownership of securities possessing more than 50% of the total combined voting power of our outstanding securities (but excluding any transactions determined by our administrator not to constitute a “corporate transaction”). Under our equity incentive plan, a “change in control” is defined generally as a change in ownership or control of the Company effected either through (i) acquisitions by any person (or related group of persons) of securities possessing more than 50% of the total combined voting power of our outstanding securities pursuant to a tender offer or exchange offer that our directors do not recommend our stockholders accept; or (ii) a change in the composition of our board over a period of 12 months or less such that a majority of our board members will no longer serve as directors, by reason of one or more contested election for board membership.

The equity incentive plan will automatically expire on the tenth anniversary of the date on which it is approved by our board of directors and stockholders, unless extended or earlier terminated by the board of directors. The board of directors may terminate the equity incentive plan at any time. The expiration or other termination of the equity incentive plan will have no adverse impact on any award previously granted under the equity incentive plan. The board of directors may amend the equity incentive plan at any time, but no amendment will adversely affect any award previously granted, and no amendment to the equity incentive plan will be effective without the approval of our stockholders if such approval is required by any law, regulation or rule applicable to the equity incentive plan.

Limited Liability and Indemnification of Directors, Officers and Others

Subject to certain limitations, our charter limits the personal liability of our stockholders, directors and officers for monetary damages and provides that we must indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our directors, officers and Advisor and our Advisor’s affiliates. In addition, we intend to obtain directors and officers’ liability insurance.

The Nevada General Corporation Law (“NVCL”) permits a corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

The NVCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The NVCL allows a Nevada corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred in a proceeding unless the following can be established:

•  an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•  the director or officer actually received an improper personal benefit in money, property or services; or

•  with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

The NVCL permits a corporation to advance reasonable expenses to a director or officer upon receipt of (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (ii) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Our charter generally limits the liability of our directors and officers for monetary damages and requires us to indemnify and advance expenses to our directors, our officers, our Advisor and its affiliates for losses that they incur by reason of their service in those capacities. However, our charter provides that we may indemnify our directors and our Advisor and its affiliates for loss or liability suffered by them or hold them harmless for loss or liability suffered by us only if all of the following conditions are met:

•  the party seeking indemnification has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•  the party seeking indemnification was acting on our behalf or performing services for us;

•  in the case of affiliated directors and our Advisor or its affiliates, the liability or loss was not the result of negligence or misconduct;

•  in the case of our independent directors, the liability or loss was not the result of gross negligence or willful misconduct; and

•  the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

We have also agreed to indemnify and hold harmless our Advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the Advisory agreement subject to the limitations set forth immediately above. As a result, our stockholders and we may be entitled to a more limited right of action than we would otherwise have if these indemnification rights were not included in the Advisory agreement.

The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or any indemnification for which we do not have adequate insurance.

The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, is against public policy and unenforceable. Furthermore, our charter prohibits the indemnification of our directors, our Advisor, its affiliates or any person acting as a broker-dealer for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•      there has been a successful adjudication on the merits of each count involving alleged material securities law violations;

•      such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•      a court of competent jurisdiction approves a settlement of the claims against the indemnities and finds that indemnification of the settlement and the related costs should be made and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Our charter also provides that we may advance funds to our directors, our Advisor and its affiliates for reasonable legal expenses and other costs incurred in advance of the final disposition of a proceeding for which indemnification is being sought only if all of the following conditions are met:

•      the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of us;

•      the party seeking advancement has provided us with written affirmation of his or her good faith belief that he has met the standard of conduct necessary for indemnification;

•      the legal proceeding is initiated by a third party who is not a stockholder or the legal proceeding is initiated by a stockholder acting in his, her or its capacity as such and a court of competent jurisdiction approves such advancement; and

•      the party seeking advancement provides us with a written agreement to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, in cases in which he or she is found not to be entitled to indemnification.

Indemnification may reduce the legal remedies available to us and our stockholders against the indemnified individuals. The aforementioned charter provisions do not reduce the exposure of directors and officers to liability under federal or state securities laws, nor do they limit a stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements require, among other things, that we indemnify our executive officers and directors and advance to the executive officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, we must indemnify and advance all expenses incurred by executive officers and directors seeking to enforce their rights under the indemnification agreements. We also intend to cover officers and directors under directors’ and officers’ liability insurance, which we expect to obtain by the time we raise the minimum offering amount.

ITEM 7.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Using the standards of the NYSE Amex, which we are not subject to, our Board has determined that Dr. Herman Williams and Mr. Ernst Schoenbaechler each qualify under such standards as an independent director. No other directors are independent under these standards. We did not consider any relationship or transaction between itself and these independent directors not already disclosed in this registration statement in making this determination.

ITEM 8.	LEGAL PROCEEDINGS

At the time in 2001 when we became inactive, we were involved in the following legal proceedings:

Meyer Group Ltd. et al. v. Douglas T. Beaver, et al. Superior Court of Orange County, California, Case No. 775680. Defendant Robert E. Thompson filed a cross-complaint against us and others, including American Telecommunications Standards International, Inc. (“ATAT”), with whom we entered into a stock exchange agreement and plan of reorganization on March 13, 1998. Mr. Thompson alleges that he was fraudulently induced by ATAT and others to invest money in various ventures, both related and unrelated to us. We believe the claims against ATAT to be without merit, and we are vigorously defending the cross-complaint. Mr. Thompson settled all claims against all other defendants except for the claim of breach of contract and conversion against ATAT, predecessor in interest to us. A jury trial was conducted in December 2001 and a judgment entered against us for $100,501. As of the date of this filing the judgment remains unpaid. We have recorded the liability and the interest accrued thereon. A judgment may be executed upon for 10 years from the date of entry. This date may be extended if the judgment creditor reflects he judgment in the county it was originally issued in, before the 10-year term expires. The 10-year term has expired, as of March 14, 2012, and we had not received any notice that it has been extended.

As of the date of this filing we have no other outstanding or pending litigation matters.

ITEM 9.	MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

Market for Common Equity and Related Stockholder Matters

Market Price. There is no trading market for our common stock at present. There is no assurance that a trading market will ever develop or, if such a market does develop, that it will continue.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for purposes relevant to SHE, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

(i)         that a broker or dealer approve a person's account for transactions in penny stocks and

(ii)        the broker or dealer MUST receive from the investor a written agreement to the transaction, setting forth the Identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must

(i)         obtain financial information and investment experience and objectives of the person; and

(ii)        make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form,

(i)         sets forth the basis on which the broker or dealer made the suitability determination and

(ii)        that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.

Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Holders. The issued and outstanding shares of our common stock were issued in accordance with the exemptions from registration afforded by Section 4(2) of the Securities Act of 1933.

Dividends. We have not paid any dividends to date, and has no plans to do so in the immediate future. When and if we obtain a tax status as a REIT under the IRS Code, we intend to pay dividends in accordance with the requirements therein.

Our Common Stock was traded on the Over-The-Counter Bulletin Board (“OTCBB”) under the symbol “PSAZ.” As a result of the deregistration of our securities by the Commission, broker dealers are prohibited in part from effecting transactions in the Company’s securities until they are registered. No assurance can be given that an active market will exist for our common stock and, except to the extent required to maintain REIT status or to the extent deemed advisable by the Board subsequent to obtaining REIT status, we do not expect to declare dividends in the foreseeable future since we intend to utilize its earnings, if any, to finance its future growth, including possible acquisitions.

Our common stock has not traded on any stock market or exchange or been qualified for quotation thereon in the past 24 months.

We are filing this Registration Statement on Form 10 for the purpose of enabling its common stock to be qualified for quotation on the OTC Bulletin Board. We must be notified by the SEC staff that the SEC has no further comments on our Registration Statement on Form 10 prior to proceeding with our 15c2-11 application already filed with FINRA by Spartan Securities.

Number of Shareholders.

As of April 22, 2013 , a total of 52,518,999 shares of our common stock are issued and held by approximately 643 shareholders of record of which there are 49,533,086 shares held by the WJS Irrevocably Trust, John D. Williams, Trustee, which are subject only to resale restrictions in Rule 144. Approximately 2,985,913 shares are held by non-affiliates and are not subject to resale restrictions set forth in Rule 144.

Dividends

We have never declared or paid cash dividends on and anticipates that future earnings, if any will be retained for the development of the business until such time that it qualifies as a REIT.

ITEM 10.	RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding common stock issued, warrants issued and stock options granted by us within the past three (3) years. Also included is the consideration, if any, received and information related to the provision of the Securities Act under which an exemption from registration was claimed:

NONE

ITEM 11.	DESCRIPTION OF REGISTRANTS SECURITIES TO BE REGISTERED.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the Company’s common stock representing a majority of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s articles of incorporation.

Holders of the Company’s common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Our common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company’s common stock.

Dividends

Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of our Board of Directors. Until such time that we should become a REIT, we intend to retain all earnings, if any, for use in our business operations and accordingly, the Board of Directors does not anticipate declaring any dividends prior to a business combination. Upon obtaining REIT status the Board of Directors presently intends to pay dividends to the degree that we can take advantage of the tax deduction allowed by REITs for payments of dividends.

Trading of Securities in Secondary Market

The National Securities Market Improvement Act of 1996 limited the authority of states to impose restrictions upon resales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Exchange Act. Upon effectiveness of this registration statement we will be required to, and intends to, file reports under Section 13 of the Exchange Act. As a result, sales of SHEARSON's common stock in the secondary market by the holders thereof may then be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker) without qualification under state securities acts.

In order to have its securities quoted on the OTC Bulletin Board a company must (i) be a company that reports its current financial information to the Securities and Exchange Commission, banking regulators or insurance regulators; and (ii) have at least one market maker who completes and files a Form 211 with FINRA.

The OTC Bulletin Board is a dealer-driven quotation service. Unlike the NASDAQ Stock Market, companies cannot directly apply to be quoted on the OTC Bulletin Board, only market makers can initiate quotes, and quoted companies do not have to meet any quantitative financial requirements. Any equity security of a reporting company not listed on the NASDAQ Stock Market or on a national securities exchange is eligible.

In certain cases, we may elect to have its securities initially quoted in the Pink Sheets published by Pink OTC Markets Inc.

In general there is greatest liquidity for traded securities on the NASDAQ Capital Market, less on the OTC Bulletin Board, and least through quotation on the Pink Sheets.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is First American Stock Transfer, Inc., 4747 N. 7th Street, Suite 170, Phoenix, Arizona 85014.Telephone (602) 485-1346.

Penny Stock

The definition of a "penny stock", for purposes relevant, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share whose securities are admitted to quotation but do not trade on the NASDAQ Capital Market or on a national securities exchange. For any transaction involving a penny stock, unless exempt, the rules require delivery by the broker of a document to investors stating the risks of investment in penny stocks, the possible lack of liquidity, commissions to be paid, current quotation and investors' rights and remedies, a special suitability inquiry, regular reporting to the investor and other requirements.

Additional Information

This registration statement and all other filings of SHEARSON when made with the Securities and Exchange Commission may be viewed and downloaded at the Securities and Exchange Commission's website at www.sec.gov.

ITEM 12.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Amended Articles of Incorporation provide that a Director, officer or an affiliate will not have any liability to us and our shareholders so long as: (1) the person in good faith determined that her actions or inactions were in the best interest of the trust; (2) person was acting on our behalf or performing services for us; and (3) such liability or loss was not the result of either negligence or misconduct by non-independent Directors, our Advisor or any of their affiliates or gross negligence or misconduct by independent Directors.

Under our Amended Articles of Incorporation, we are required to indemnify members of our Board of Directors and affiliates to the fullest extent permitted by Nevada law, as amended from time to time, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she was a member of our Board of Directors or an affiliate or is or was serving at our request as a director, Director, officer, partner, manager, member, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, limited liability company, other enterprise or employee benefit plan, from all claims and liabilities to which such person may become subject by reason of service in such capacity if the person acted in good faith and the liability or loss was not the result of negligence or misconduct by the person. Further, we will pay or reimburse reasonable expenses (including without limitation attorneys’ fees), as such expenses are incurred, of each member of our Board of Directors in connection with any such proceedings.

Our Amended Articles of Incorporation further provide that we will indemnify each of our officers and employees, and will have the power to indemnify each of our agents, to the fullest extent permitted by Nevada law, as amended from time to time, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she was our officer, employee or agent or is or was serving at our request as a director, Director, officer, partner, manager, member, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, limited liability company, other enterprise or employee benefit plan, from all claims and liabilities to which such person may become subject by reason of service in such capacity and will pay or reimburse reasonable expenses, as such expenses are incurred, of each officer, employee or agent in connection with any such proceedings.

We will not indemnify the person unless (1) the person in good faith determined that her actions or inactions were in the best interest of the trust; (2) person was acting on our behalf or performing services for us; (3) such liability or loss was not the result of either negligence or misconduct by non-independent Directors, our Advisor or any of their affiliates or gross negligence or misconduct by independent Directors; and (4) indemnification is recoverable only out of net assets and not from the shareholders.

Further, we will not indemnify for any loss, liability or expense arising from or out of an alleged violation of the federal or state securities laws unless found not guilty, such claims have been dismissed with prejudice on the merits or a court approves a settlement of the claims and determines that indemnification should be made.

The SEC and some state securities commissions take the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable.

ITEM 13.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Shearson American REIT, Inc. (formerly known as PSA, Inc.)
(a development stage company)

We have audited the accompanying balance sheets of Shearson American REIT, Inc. (formerly known as PSA, Inc.) (a development stage company) as of December 31, 2012 and 2011, and the related statements of operations, changes in stockholders’ equity/(deficit), and cash flows for the years ended December 31, 2012 and 2011, and the period from October 16, 2009 (inception) to December 31, 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shearson American REIT, Inc. (formerly known as PSA, Inc.) (a development stage company) as of December 31, 2012 and 2011, and the results of its operations, changes in stockholders’ equity/(deficit) and its cash flows for the years ended December 31, 2012 and 2011, and the period from October 16, 2009 (inception) to December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage, has negative working capital and a stockholders’ deficit and no revenue generating operations, which raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Kingery & Crouse, P.A.
Certified Public Accountants
Tampa, Florida
April 4, 2013

SHEARSON AMERICAN REIT, INC.
(Formerly Known As PSA, INC.)
(A Development Stage Company)
BALANCE SHEETS
December 31, 2012 and 2011

	2012	2011
ASSETS
Current Assets
Total current assets	$-	$-
Total Assets	$-	$-

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
Accounts Payable	$27,848	$27,598
Loans payable - affiliates	117,891	102,769
Accrued Liabilities	-	253,165
Total Liabilities	145,739	383,532

Commitments and Contingencies

Stockholders' Equity (Deficit)
Common Stock-$.001 par value, 75,000,000
shares authorized; 52,518,999 shares issued and 52,514,749 shares outstanding	52,519	52,519
Paid-in Capital	25,448,953	25,442,953
Retained deficit- Prior to Development Stage	(25,689,281)	(25,689,281)
Earnings (Deficit) accumulated during the development stage	56,353	(175,440)
Less Treasury Stock 4,250 shares, at cost	(14,283)	(14,283)
Total Stockholders' Equity (Deficit)	(145,739)	(383,532)
Total Liabilities and Stockholders' Equity (Deficit)	$-	$-

The accompanying notes are an integral part of the financial statements.

SHEARSON AMERICAN REIT, INC.
(Formerly Known As PSA, INC.)
(A Development Stage Company)
STATEMENTS OF OPERATIONS
Years Ended December 31, 2012 and 2011, and
Period From Inception (October 16, 2009) through December 31, 2012

	Year Ended	Year Ended	Inception to
	December 31,	December 31,	December 31,
	2012	2011	2012
			(Restated)
Revenue	$-	$-	$-

Operating costs:
General and administrative	19,750	30,589	150,882

Operating loss	(19,750)	(30,589)	(150,882)

Other income (expense):
Gain on the derecognition of debt	272,152	-	272,152
Interest	(20,609)	(17,637)	(64,917)

Income (Loss) before income taxes	231,793	(48,226)	56,353

Income taxes	-	-	-

Net Income (loss)	$231,793	$(48,226)	$56,353

Per share information: Basic and Diluted
Net loss per share	$0.00	$(0.00)
Weighted average shares outstanding	52,514,749	52,514,749

The accompanying notes are an integral part of the financial statements.

SHEARSON AMERICAN REIT, INC.
(Formerly Known As PSA, INC.)
(A Development Stage Company)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
For the Period From October 16, 2009 (Inception) through December 31, 2012

	Common Stock		Paid-in	Accumulated Deficit Prior to the Development	Deficit Accumulated During the Development	Treasury
	Shares	Amount	Capital	Stage	Stage	Stock	Total
Balance at October 16, 2009	52,518,999	$52,519	$25,439,953	$(25,689,281)	$-	$(14,283)	$(211,092)

Net loss for the period ended December 31, 2009	-	-	-	-	(10,071)	-	(10,071)

Balance at December 31, 2009 (Restated)	52,518,999	52,519	25,439,953	(25,689,281)	(10,071)	(14,283)	(221,163)

Net loss for the year ended December 31, 2010	-	-	-	-	(117,143)	-	(117,143)

Balance December 31, 2010 (Restated)	52,518,999	52,519	25,439,953	(25,689,281)	(127,214)	(14,283)	(338,306)

Contributed services	-	-	3,000	-	-	-	3,000
Net loss for the year ended December 31, 2011	-	-	-	-	(48,226)	-	(48,226)

Balance December 31, 2011	52,518,999	52,519	25,442,953	(25,689,281)	(175,440)	(14,283)	(383,532)

Contributed services	-	-	6,000	-	-	-	6,000
Net income for the year ended December 31, 2012	-	-	-	-	231,793	-	231,793

Balance December 31, 2012	52,518,999	$52,519	$25,448,953	$(25,689,281)	$56,353	$(14,283)	$(145,739)

The accompanying notes are an integral part of the financial statements.

SHEARSON AMERICAN REIT, INC.
(Formerly Known As PSA, INC.)
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
Year Ended December 31, 2012 and 2011, and
Period From Inception (October 16, 2009) through December 31, 2012

	Year Ended	Year Ended	Inception to
	December 31,	December 31,	December 31,
	2012	2011	2012
Cash flows from operating activities:
Net Income (loss)	$231,793	$(48,226)	$56,353
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Gain on the derecognition of debt	(272,152)	-	(272,152)
Direct payment of operating expenses	13,500	25,898	70,338
Interest added to loans payable	1,622	1,624	3,858
Contributed services	6,000	3,000	9,000
Changes in assets and liabilities
Accounts payable	250	2,000	27,848
Accrued liabilities	18,987	16,015	67,004
Net cash provided by (used in) operating activities	-	311	(37,751)

Cash flows from investing activities	-	-	-

Cash flows from financing activities
Proceeds from loans payable	-	-	74,600
Repayments of loans payable	-	-	(36,849)
Bank overdraft	-	(311)	-
Net cash provided by (used in) financing activities	-	(311)	37,751

Net increase (decrease) in cash	-	-	-
Cash beginning of period	-	-	-
Cash end of period	$-	$-	$-

Cash paid for interest	$-	$-	$-
Cash paid for income taxes	$-	$-	$-

The accompanying notes are an integral part of the financial statements.

SHEARSON AMERICAN REIT, INC.
(Formerly Known As PSA, INC.)
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
 December 31, 2012 and 2011

Note 1. Organization

Nature of the Company:

The Company changed its name on October 16, 2009 to Shearson American REIT, Inc. with the purpose of creating a Real Estate Investment Trust. On October 16, 2009 the Company became a development stage company. The Company wishes to be a fully integrated Real Estate Investment Trust and management firm that will acquire, develop, own, operate and sell real estate. We intend to invest primarily in institutional-quality multi-use and multi-family properties located throughout the United States. The Company contemplates utilizing HUD/GNMA securities backed financing for most of its projects.

Prior to the terrorist attack on the World Trade Centers in New York City on September 11, 2001, SART I, formerly, PSA, Inc., was a holding company for entities that were developing interactive television format with the emerging digital broadcast and interactive technologies, and digital video production and post product services, as well as international tour, travel and entertainment products and services, including an e-commerce platform for purchasing travel services. Most of the operations of the subsidiaries of the Company were located near the World Trade Center. As a result of the damage done to the Company’s subsidiaries and because of the decimation to the travel industry in general as a result of the event, the Company discontinued its operations near the end of 2001. The subsidiaries ultimately either were liquidated through bankruptcy or closed without any return to the Company of its investment in these subsidiaries.

The largest subsidiary held by the company at the end of 2001, S.M.A. Real Time, Inc., declared bankruptcy in 2003 and was liquidated without any benefit to the Company in 2005. The subsidiaries, Royal International Tours, Inc., Travel Treasures, Inc. and Jet Vacations were closed down without any benefit realized by the Company.

The Company had a pending contract with New York Network, LLC which would have included ten low power television licenses under the call sign WBVT-TV, another with Victory Entertainment Corp. and finally a contract with U.S. Dental, Inc. The Company was unable to complete these acquisitions and any contract cost or advances made towards the acquisitions were lost.

Note 2. Summary of Significant Accounting Polices and Use of Estimates

Accounting Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could materially differ from those estimates.

Development Stage:

On October 16, 2009 the Company became a development stage company as defined in Accounting Standards Codification 915, “Development Stage Entities” and has accounted for operations in accordance with those standards commencing on October 16, 2009. The Company had been dormant since September, 2001 until the commencement of the development stage period on October 16, 2009. No revenue was earned during the dormant period. Expenses, comprising of $110,591 in interest, was accrued on a litigation judgment during the dormant period.

Revenue Recognition

In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured.

Cash

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

Net Loss per Share:

Accounting Standards Codification (“ASC”) 260, “Earnings per Share,” provides for the calculation of basic and diluted earnings per share. Basic earnings per share includes no dilution and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity. Dilutive securities are not included in the weighted average number of shares when inclusion would be anti-dilutive.

Fair value of financial instruments

The Company has adopted FASB ASC 820-10-50, Fair Value Measurements. This guidance defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The three levels are defined as follows:

Level 1	inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2
inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3	inputs to valuation methodology are unobservable and significant to the fair measurement.

The Company’s financial instruments include cash, accounts payable and accrued liabilities. The carrying amount of this financial instrument approximates fair value, due to the short-term nature of this item.

The Company does not hold or issue financial instruments for trading purposes nor does it hold or issue interest rate or leveraged derivative financial instruments.

Income taxes:

We compute income taxes in accordance with FASB ASC Topic 740, Income Taxes.  Under ASC 740, provisions for income taxes are based on taxes payable or refundable during each reporting period and changes in deferred taxes.  Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods.   Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled.  Also, the effect on deferred taxes of a change in tax rates is recognized in income in the period that included the enactment date.  Deferred taxes are classified as current or non-current depending on the classifications of the assets and liabilities to which they relate.   Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.   If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized.  Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

We follow the guidance in FASB ASC Topic 740-10, Accounting for Uncertainty in Income Taxes, which prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return.  For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities.  The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. The Company does not believe that any uncertain tax positions exist at December 31, 2012.

The Company’s tax returns for all periods from December 31, 2000, are subject to audit by taxing authorities because of the Company’s net operating loss.

Going Concern

The Company’s financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company is in the development stage and has experienced a loss from operations as a result of its investment necessary to achieve its operating plan, which is long-range in nature. Although the Company has reported net income of $56,353 from inception to December 31, 2012, it has working capital and stockholder deficits of $145,739 and the net income resulted from the gain on the write off of debt (see Note 3). In addition, the Company has no revenue generating operations and no full time employees and during 2012 and 2011, an officer contributed $6,000 and $3,000 in services to the Company.

The Company’s ability to continue as a going concern is contingent upon its ability to secure additional financing, increase ownership equity and develop profitable operations. In addition, the Company’s ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which the Company operates.

The Company is pursuing financing for its operations and seeking additional private investments. In addition, the Company is seeking to expand its revenue base. Failure to secure such financing or to raise additional equity capital and to expand its revenue base may result in the Company depleting its available funds and not being able pay its obligations.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Recent Accounting Pronouncements:

There have been no recent accounting pronouncements or changes in accounting pronouncements during the year ended December 31, 2012 or subsequent thereto which would have a material impact on our financial statements.

Note 3. Accrued Liabilities

Accrued liabilities consist of the following:

December 31,
2011
Litigation judgment	$100,501
Accrued interest on litigation judgment	152,664
Total accrued liabilities	$253,165

A judgment was entered against the Company in 2002 for $100,501. The Company has recorded the liability and the interest accrued thereon at a rate of 10% per annum. A judgment may be executed upon for 10 years from the date of entry. This time may be extended if the judgment creditor re-files the judgment in the county it was originally issued in.

From January 1 through September 30, 2012, the Company recorded an additional $18,987 in interest on the judgment and the balance of the judgment and accrued interest aggregated $272,152 at September 30, 2012.

Subsequent to September 30, 2012, the Company determined that the 10 year period of enforceability of the judgment had expired pursuant to California statutes and wrote off the liability which resulted in a gain of $272,152.

Note 4. Loans Payable – affiliates

During 2012 and 2011, two affiliates advanced the Company an aggregate of $13,500 and $25,898 for the direct payment of expenses. The advances from these affiliates do not bear interest. In addition, another affiliate had advanced the Company $50,000 in prior years. The $50,000 advance bears interest at 3.25% and $1,622 and $1,624 in interest was accrued on the interest bearing advance in 2012 and 2011. The balance due these affiliates aggregated $117,891 and $102,769 at December 31, 2012 and 2011.

Note 5. Income Taxes

Deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes for the years ended December 31, 2012 and 2011. The sources and tax effects of the differences are as follows:

Income tax provision at the federal statutory rate	$34%
Effect of operating losses	(34)%
0%

As a result of net operating losses, the Company has not recorded a provision for income taxes. The components of the deferred tax assets and related valuation allowance at December 31, 2012 and 2011, are as follows:

December 31, 2012
Deferred tax assets:
Net operating loss carryforwards	$1,660,000
Total deferred tax assets	1,660,000
Less: valuation allowance	(1,660,000)
Net deferred taxes	$—

December 31, 2011
Deferred tax assets:
Net operating loss carryforwards	$1,750,000
Total deferred tax assets	1,750,000
Less: valuation allowance	(1,750,000)
Net deferred taxes	$—

As of December 31, 2012, the Company has net operating loss carryforwards of approximately $4,150,000 expiring through 2032. The Company believes sufficient uncertainty exists regarding the realizability of the deferred tax assets such that a full valuation allowance is required. The utilization of the net operating loss will be limited should a change in control of the Company occur. The Company’s income tax returns from its original inception are subject to audit as a result of the Company’s net operating losses.

ITEM 14.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

On July 11, 2011, we dismissed our auditors, Semple Marchal & Cooper LLP (the "Former Accountant"). Effective August 1, 2011, we engaged Kingery & Crouse, PA (the "New Accountant"), as its independent certified public accountant . Our decision to dismiss the Former Accountant and retain the New Accountant was approved unanimously by its Board of Directors on July 11, 2011.

The Former Accountant’s report on the financial statements for the fiscal years ended December 31, 2008 and December 31, 2009, and through the date of dismissal, was not subject to an adverse or qualified opinion or a disclaimer of opinion and were not modified as to uncertainty, audit scope or accounting principles for the fiscal years then ended, except that the Former Accountant’s report on the financial statements as of December 31, 2008 and December 31, 2009 contained explanatory language that substantial doubt existed about our ability to continue as a going concern due to significant losses from our operations and working capital and stockholder deficiencies

During the two most recent fiscal years and any subsequent interim period there were no reportable events as the term is described in Item 304(a)(1)(iv) of Regulation S-K.

During the two most recent fiscal years and any subsequent interim period through the date of dismissal there were no disagreements with the Former Accountant on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of the Former Accountant would have caused it to make reference to the subject matter of the disagreements in connection with its reports on these financial statements for those periods.

We did not consult with the New Accountant regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the our financial statements, and no written or oral advice was provided by the New Accountant that was a factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issues.

We have requested that the Former Accountant furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The requested letter is attached as Exhibit 16.1 to Form 8-K filed upon the change of accountants.

ITEM 15.	FINANCIAL STATEMENTS AND EXHIBITS.

An index to and description of the financial statements filed as part of this Form 10 is contained in Item 13 above.

Exhibit No.	Description

3.1 *	Articles of Incorporation, as amended and restated, of the Registrant

3.2 *	By-laws of the Registrant, as amended and restated, of the Registrant

4.1 *	Specimen Stock Certificate of the Registrant

10.1 *	Advisory Agreement between Shearson American REIT, Inc., a Nevada corporation (the "Company") and Shearson American Advisors, LLC, a Delaware limited liability company (the "Advisor")
_______
*   Previously filed.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on April 23 , 2013.

SHEARSON AMERICAN REIT, INC.

By:	/s/ John Williams
John Williams
Chairman, Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this Registration Statement has been signed by the following persons in the capacities indicated on April 23 , 2013.

Signature	Title

/s/ John Williams	Chief Executive Officer
John Williams

/s/ John Williams	Chief Financial Officer
John Williams